UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NORTH CENTRAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share

	2)	Aggregate number of securities to which transaction applies: 1,357,073

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

1,357,073 common shares x $30.58 cash consideration with an aggregate value of $41,499,292.34 and multiplying this total by .00011460.

	4)	Proposed maximum aggregate value of transaction: $41,499,292.34

	5)	Total Fee Paid:

$4,755.82

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

825 Central Avenue

Fort Dodge, Iowa 50501-3901

April 23, 2012

Dear North Central Shareholder:

We cordially invite you to attend the special meeting of shareholders (the “Special Meeting”) of North Central Bancshares, Inc., (“North Central”), the holding company of First Federal Savings Bank of Iowa. The Special Meeting will be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, located at 1518 3rd Avenue, Northwest, Fort Dodge, Iowa.

The enclosed notice of special meeting and proxy statement describe the formal business to be transacted at the Special Meeting. The accompanying proxy materials provide important information concerning the proposed acquisition of North Central by Great Western Bancorporation, Inc. As you are probably aware, on March 12, 2012, North Central entered into an agreement and plan of merger (the “Merger Agreement”) with Great Western Bancorporation, Inc. and 150, Inc. The Merger Agreement provides that, subject to the terms and conditions thereof, 150, Inc. will merge with and into North Central (the “Merger”) and North Central will become a wholly-owned subsidiary of Great Western Bancorporation, Inc. At the Special Meeting, you will be asked to vote to approve the Merger Agreement.

At the Special Meeting, you will also be asked to vote to approve certain “golden parachute” payments that may be paid or become payable to North Central’s named executive officers in connection with the Merger, including agreements and understandings pursuant to which such compensation may be paid or become payable. Such payments are described in the enclosed proxy statement.

Subject to certain conditions, under the terms of the Merger Agreement, upon consummation of the Merger, each issued and outstanding share of common stock of North Central will be converted into the right to receive $30.58 per share in cash, without interest and subject to any applicable tax withholding, representing an approximate premium of 39% over the share closing price on March 12, 2012, the date of entry into the Merger Agreement. Shareholders of North Central will be entitled to receive approximately $41.5 million in the aggregate, without interest and subject to any applicable tax withholding.

The board of directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of North Central and its shareholders and unanimously recommends that you vote “FOR” adoption of the Merger Agreement and “FOR” the advisory vote proposal on golden parachute compensation.

Under the Merger Agreement, the Merger cannot be completed unless the affirmative vote of a majority of the issued and outstanding shares of North Central vote to approve the Merger Agreement. Only shareholders who owned shares of North Central common stock at the close of business on April 13, 2012, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. Therefore, your vote is very important. Whether or not you plan to attend the Special Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet, or in person or by proxy. Instructions regarding the methods of voting are contained in the notice of special meeting, proxy statement and on the proxy card. Voting by proxy will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend.

Whether or not you plan to attend the Special Meeting, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. This will not prevent you from voting in person at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs. If you sign, date and mail your proxy card without indicating how you want to vote, except with respect to broker non-votes, your proxy will be counted as a vote “FOR” adoption of the Merger Agreement and “FOR” the advisory vote proposal on golden parachute compensation. If you fail to vote, abstain, or you do not instruct your broker on how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the Merger Agreement. A failure to vote or a broker non-vote will have no effect on the advisory vote proposal on golden parachute compensation.

The accompanying proxy statement is dated April 23, 2012 and is being mailed to shareholders of North Central on or about April 24, 2012 in solicitation of their vote by its board of directors.

North Central’s shareholders will not have dissenters’ rights. See “Questions and Answers about Voting at the Special Meeting of Shareholders” on page 11.

On behalf of the board of directors and all of the employees of North Central and First Federal Savings Bank of Iowa, I wish to thank you for your continued support.

Sincerely,

David M. Bradley
Chairman of the Board, President and Chief Executive Officer

NORTH CENTRAL BANCSHARES, INC.

825 Central Avenue

Fort Dodge, Iowa 50501

(515) 576-7531

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On May 23, 2012

Notice is hereby given that the special meeting of shareholders (the “Special Meeting”) of North Central Bancshares, Inc. (“North Central”) will be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, 1518 3rd Avenue, Northwest, Fort Dodge, Iowa. A proxy card and a proxy statement for the Special Meeting are enclosed.

The Special Meeting is being held for the purpose of considering and acting upon the following proposals:

1.	Proposal to Approve the Merger Agreement. Proposal to approve the Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central, Great Western Bancorporation, Inc. (“Great Western”) and 150, Inc. (“150”), pursuant to which, among other things, 150 will merge with and into North Central (the “Merger”) and North Central will become a wholly-owned subsidiary of Great Western;

2.	Advisory Vote Proposal on Golden Parachute Compensation. Proposal to consider and vote, on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and

3.	Transaction of any other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve the Merger Agreement.

Shareholders of record at the close of business on April 13, 2012 are the shareholders entitled to vote at the Special Meeting, and at any adjournment thereof.

The affirmative vote of a majority of the issued and outstanding shares is required to approve the Merger Agreement. Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement.

Approval of the advisory vote proposal on golden parachute compensation requires the affirmative vote of the holders of a majority of the number of votes eligible to be cast by the holders of outstanding shares of capital stock of North Central present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the advisory vote proposal on golden parachute compensation. A failure to vote or a broker non-vote will have no effect on the advisory vote proposal on golden parachute compensation.

Shareholders of North Central will not have dissenters’ rights of appraisal with respect to the vote to approve the Merger Agreement.

You may vote at the Special Meeting and at any adjournment or postponement thereof if you were a common shareholder of North Central at the close of business on April 13, 2012. On the record date, there were 1,357,073 shares of common stock issued and outstanding. A list of shareholders entitled to vote at the Special Meeting will be available at North Central’s principal executive office located at 825 Central Avenue, Fort Dodge, Iowa 50501 beginning two business days after notice of the Special Meeting is given and continuing through May 23, 2012, at the Special Meeting.

Voting options include: (1) voting online (by visiting www.envisionreports.com/FFFDSpecial (for registered holders) and www.edocumentview.com/FFFDSpecial (for beneficial holders) and following the steps outlined on the secured website); (2) voting by telephone (by calling the toll-free number 1-800-652-8683 and following the instructions provided by the recorded message); (3) voting by mail; and (4) voting in person (by attending the Special Meeting on the date, time and location stated in the Notice of Special Meeting above, and submitting a ballot pursuant to the instructions provided).

If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. Your broker or nominee cannot vote your shares with regard to the matters set forth above without your direction. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

If you have any questions or need assistance voting your shares, you may contact our solicitor, Georgeson, Inc., whose contact information is below.

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers call collect at (212) 440-9800

All other shareholders call toll-free at (800) 509-0957

EACH SHAREHOLDER, WHETHER SUCH SHAREHOLDER PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH CORINNA R. KING, CORPORATE SECRETARY, A WRITTEN REVOCATION OR A DULY

EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE SUCH SHAREHOLDER’S PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

By Order of the Board of Directors,

Corinna R. King
Secretary

Fort Dodge, Iowa

April 23, 2012

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS RELATED TO THE SPECIAL MEETING. SUCH PROXY MATERIALS ARE AVAILABLE ON THE INTERNET AT THE FOLLOWING WEBSITES: www.envisionreports.com/FFFDSpecial (for registered holders) AND www.edocumentview.com/FFFDSpecial (for beneficial holders).

The Merger is described in the accompanying Proxy Statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement.

PROPOSAL 2 – ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION	63

SHAREHOLDER INFORMATION	64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65

APPENDICES

A. Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central Bancshares, Inc., Great Western Bancorporation, Inc. and 150, Inc.

B. Opinion of Keefe, Bruyette & Woods

C. Form of Shareholder Agreement

NORTH CENTRAL BANCSHARES, INC.

825 Central Avenue

Fort Dodge, Iowa 50501

(515) 576-7531

PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS

Information about this Proxy Statement

This proxy statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies on behalf of the board of directors of North Central Bancshares, Inc. to be used at the special meeting of its shareholders (the “Special Meeting”), which will be held on May 23, 2012 at 10:00 a.m. at the Best Western Starlite Village, 1518 3rd Avenue, Northwest, Fort Dodge, Iowa or any adjournment or postponement thereof. The accompanying notice of special meeting of shareholders and this Proxy Statement are first being mailed to shareholders on or about April 24, 2012. Throughout this Proxy Statement, “North Central,” “we,” “our” and “us” refer to North Central Bancshares, Inc., including its consolidated subsidiaries as the context may require.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the transactions discussed herein more fully and for a more complete description of the legal terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2012, by and among North Central, Great Western Bancorporation, Inc. (“Great Western”) and its subsidiary, 150, Inc. (“150”), you should read carefully this entire Proxy Statement (and all appendices), including the Merger Agreement, a copy of which is contained in APPENDIX A and the other documents to which we have referred you. You may obtain copies of our publicly filed reports and other information from the sources listed under the section “Where You Can Find More Information” on page 71. Page references are included in this summary term sheet to direct you to a more complete description of the topics.

MERGER CONSIDERATION (PAGES 11 AND 20)

North Central’s shareholders will have the right to receive $30.58 in cash, without interest and subject to any applicable tax withholding (“Cash Merger Consideration”) for each share of North Central common stock owned immediately prior to the effective time of the merger of 150 into North Central (the “Merger”) if the Merger is completed. You will need to surrender your North Central stock certificates to receive the Cash Merger Consideration. However, you should not send us any certificates now and instead should send us the certificates pursuant to the detailed instructions that the exchange agent designated by Great Western in connection with the exchange procedures for converting North Central common stock certificates into the Cash Merger Consideration will send to you on how to exchange your shares.

Although no assurance can be given in this regard, it is anticipated that the Merger will become effective in the summer of 2012.

See also “TREATMENT OF NORTH CENTRAL STOCK OPTIONS AND OTHER EQUITY BASED AWARDS” on page 21 for a description of the treatment of securities other than common stock.

THE SPECIAL MEETING (PAGE 15)

The Special Meeting will be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, 1518 3rd Avenue, Northwest, Fort Dodge, Iowa. At the Special Meeting, you will be asked to approve the Merger Agreement and a proposal to approve an advisory vote on golden parachute compensation.

RECORD DATE; VOTE REQUIRED (PAGES 15 AND 16)

You can vote at the Special Meeting if you were the record owner of shares of North Central common stock as of the close of business on April 13, 2012. On that date, there were 1,357,073 shares of common stock outstanding. You will have one vote at the Special Meeting for each share of North Central common stock that you owned of record on that date.

Approval of Merger Agreement. The affirmative vote of a majority of the issued and outstanding North Central common shares is required to approve this proposal. A failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement.

Advisory Vote on Golden Parachute Compensation. Approval of the advisory vote proposal on golden parachute compensation requires the affirmative vote of holders of a majority of the number of votes eligible to be cast by the holders of outstanding shares of capital stock of North Central present and entitled to vote thereat. Accordingly, an abstention will have the same effect as a vote against the advisory vote proposal on golden parachute compensation. Failure to vote and broker non-votes will have no effect on the advisory vote proposal on golden parachute compensation.

Any shareholder who owns shares through an allocation to that person’s account under the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan (the “KSOP”) will receive a separate vote authorization form to instruct the KSOP’s trustee, Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company (the “KSOP Trustee”), how to vote those shares. The KSOP Trustee will vote shares allocated to each participant’s KSOP account (“allocated shares”) in accordance with such participant’s voting instructions on the vote authorization form. The KSOP Trustee will vote any shares that are held by the KSOP but have not been allocated to any of the participants’ accounts under the KSOP and allocated shares of which it has received no timely voting instructions “FOR” or “AGAINST” the proposals specified on the vote authorization form in the same proportion as shares for which it has received timely voting instructions to vote “FOR” or “AGAINST.” The KSOP Trustee will disregard any shares for which it has received timely voting instructions to ABSTAIN.

SHAREHOLDER AGREEMENTS (PAGE 18)

Each director of North Central has entered into a shareholder agreement with Great Western, pursuant to which each such director has agreed to vote in favor of the Merger Agreement until such time as the shareholder agreement is terminated in accordance with its terms. These persons, collectively beneficially own approximately 10% of the outstanding shares of North Central common stock.

PARTIES TO THE MERGER AGREEMENT (PAGE 19)

•

North Central Bancshares, Inc. – North Central is an Iowa corporation that was formed in 1995. It is the holding company for First Federal Savings Bank (“First Federal”). North Central’s common stock is traded on the NASDAQ Global Market under the symbol “FFFD.” North Central conducts business as a bank holding company and the principal business of North Central is to operate First Federal.

•	Great Western Bancorporation, Inc. – Great Western is an Iowa corporation and the bank holding company for Great Western Bank.

•	150, Inc. – 150 is a newly formed Iowa corporation and wholly-owned subsidiary of Great Western, established for the purpose of merging with and into North Central.

BANKING SUBSIDIARIES (PAGE 19)

•

First Federal Savings Bank of Iowa – First Federal is a state-chartered commercial bank that conducts its operations from its main office located in Fort Dodge, Iowa and ten other branch offices located in Iowa. Eight of First Federal’s offices are located in north central and central Iowa, in the cities of Fort Dodge (two locations), Nevada, Ames, Perry, Ankeny, Clive and West Des Moines. Three of First Federal’s offices are located in southeast Iowa, in the cities of Burlington (two locations) and Mount Pleasant. First Federal adopted its present name on February 27, 1998. First Federal is a community-oriented depository institution that is primarily engaged in the business of attracting deposits from the general public in First Federal’s market areas, and investing such deposits in one-to-four family residential real estate mortgages, multifamily and commercial real estate loans and business and consumer loans.

•	Great Western Bank – is a wholly-owned subsidiary bank of Great Western with nearly 200 locations in seven states.

ADDITIONAL TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT (PAGE 20)

The Merger Agreement contemplates that immediately following the Merger, North Central will merge with and into Great Western, with Great Western surviving such merger, and that immediately thereafter First Federal will merge with and into Great Western Bank, with Great Western Bank surviving such merger. Upon completion of these mergers, the corporate existence of North Central and First Federal will cease and they will become part of Great Western and Great Western Bank.

TREATMENT OF NORTH CENTRAL STOCK OPTIONS AND OTHER EQUITY BASED AWARDS (PAGE 21)

As of the effective time of the Merger, each stock option to purchase shares of North Central common stock, whether or not then exercisable or vested, will cease to represent a right to acquire shares of North Central common stock and will be converted, in settlement and cancellation thereof, into the right to receive, as soon as practicable following the effective time, a lump sum cash payment calculated under the formula specified in the Merger Agreement, discussed under “TREATMENT OF NORTH CENTRAL STOCK OPTIONS AND OTHER EQUITY BASED AWARDS – North Central Options.” The exercise price per share of each outstanding stock option is greater than the Cash Merger Consideration, and accordingly, the cash payment being made with respect to the cancellation of each outstanding stock option is $0.00.

As of the effective time of the Merger, restrictions on each outstanding restricted share of North Central common stock will lapse and each such restricted share will be treated in the same manner as other shares of North Central common stock under the Merger Agreement, subject to any applicable tax withholding.

REPRESENTATIONS AND WARRANTIES OF GREAT WESTERN AND 150 (PAGE 22)

The Merger Agreement contains a number of representations and warranties by Great Western and 150, including regarding aspects of their organization, authority and approvals required in connection with the Merger Agreement.

REPRESENTATIONS AND WARRANTIES OF NORTH CENTRAL (PAGE 22)

The Merger Agreement contains a number of representations and warranties by North Central, including regarding its and its subsidiaries’ authority, organization, approvals required in connection with the Merger Agreement, business and financial condition.

CONDUCT PENDING THE MERGER (PAGE 24)

The Merger Agreement contains covenants relating to the activities of North Central pending the completion of the Merger, including covenants regarding the conduct of North Central’s business. North Central agreed that it and its subsidiaries will conduct their business in the ordinary course consistent with past practice and will use reasonable efforts to preserve intact their business organization and assets, keep available the services of current officers and employees and preserve relationships with customers, suppliers and others with whom they have business dealings. North Central has further agreed that, except as expressly contemplated or permitted by the Merger Agreement, it will not, nor will it permit any subsidiaries, to take particular actions without the prior written consent of Great Western. These include, among others, altering its corporate structure or ownership, entering into a new lines of business, closing any of First Federal’s branches, violating a duty imposed by law, or settling any legal claim or action.

NO SOLICITATION (PAGE 27)

At any time until the Merger is approved by North Central’s shareholders, North Central may respond to unsolicited proposals regarding an alternative acquisition transaction for North Central in accordance with the terms of the Merger Agreement. In addition, from March 12, 2012 (the date of the Merger Agreement) until 11:59 p.m., Central Time, on April 12, 2012, North Central and its representatives were permitted to initiate, solicit and encourage any inquiry or the making of any proposal or offer that could lead to an alternative acquisition transaction. At 11:59 p.m. Central Time, on April 12, 2012, North Central and its representatives were required to cease all active solicitation activities in accordance with the terms of the Merger Agreement; however, the board of directors may continue to respond to unsolicited takeover proposals in accordance with the Merger Agreement.

INDEMNIFICATION OF OFFICERS AND DIRECTORS (PAGES 31 AND 62)

North Central currently maintains a liability insurance policy for its directors and officers. Subject to applicable law and certain other limitations, Great Western has agreed that for six (6) years after the consummation of the Merger the surviving corporation in the Merger will indemnify and hold harmless all past and present officers and directors of North Central for events occurring before the effective time of the Merger and will maintain a directors’ and officers’ liability insurance policy for current directors’ and officers’ comparable to the one maintained by North Central.

EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS (PAGE 31)

Great Western has agreed to provide certain employee benefits to North Central employees who continue employment following the effective time of the Merger, subject to certain limitations.

CONDITIONS TO COMPLETING THE MERGER (PAGE 32)

The obligations of North Central and Great Western to complete the Merger are subject to the satisfaction of a number of conditions, including the following:

•	The Merger Agreement shall be approved by the affirmative vote of the holders of a majority of the outstanding shares of North Central.

•

None of the parties or their subsidiaries shall be subject to any law, order or injunction of a court or agency prohibiting the transactions contemplated by the Merger Agreement, nor shall any court or agency be seeking such prohibition.

The obligations of North Central, Great Western and 150 to effect the Merger are also subject to the fulfillment or waiver at or prior to the effective time of the Merger of a number of additional conditions as set forth on page 32.

TERMINATION FEES AND EXPENSES (PAGE 33)

The Merger Agreement may be terminated by mutual consent of North Central and Great Western at any time prior to the completion of the Merger. Additionally, subject to the conditions and circumstances described in the Merger Agreement, either North Central or Great Western may terminate the Merger Agreement if, among other things, any of the following occur:

•	the other party breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach has not been cured within thirty (30) days;

•	if the Merger has not occurred on or prior to the close of business on September 30, 2012 unless not all required regulatory approvals have been received; or

•	if the shareholders of North Central do not approve the Merger Agreement at the shareholder meeting.

In addition, Great Western may terminate the Merger Agreement, if, among other circumstances giving rise to a right of termination, North Central breaches any of the provisions related to its ability to solicit a competing takeover proposal or its board of directors recommends that North Central shareholders not approve the Merger Agreement, or if there is a material adverse change with respect to North Central that is not cured within 30 days. North Central may terminate the Merger Agreement if its board of directors accepts a superior proposal for the acquisition of North Central pursuant to the procedures described below.

In the event of a termination of the Merger Agreement, Great Western may be entitled to receive from North Central reimbursement of expenses up to $400,000 as well as to payment of a termination fee, which fee shall be either $830,000 or $1,660,000, depending on the timing and circumstances of the termination. These payments are without prejudice to any rights Great Western may have for any breach of the Merger Agreement by North Central. Except as otherwise noted, each of Great Western and North Central will pay the costs and expenses it incurs in connection with the Merger, including fees and disbursements of counsel, financial advisor and accountant.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NORTH CENTRAL’S SHAREHOLDERS (PAGE 37)

For U.S. federal income tax purposes, the Merger will generally be a taxable transaction to North Central’s shareholders. Each North Central shareholder will recognize a gain or loss equal to the difference between the cash received and his or her adjusted tax basis in the shares exchanged. Assuming the shares are held as capital assets, the gain or loss will be a capital gain or loss and will be long-term if the shares have been held for more than one year or short-term if the shares have been held for one year or less.

You should read “CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NORTH CENTRAL’S SHAREHOLDERS” starting on page 37 for a more complete discussion of the federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed in this Proxy Statement. YOU SHOULD CONSULT YOUR TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REGULATORY APPROVALS REQUIRED FOR COMPLETING THE MERGER (PAGE 38)

The transactions contemplated by the Merger Agreement cannot be completed without receipt of approval by the Federal Deposit Insurance Corporation (“FDIC”) and the South Dakota Division of Banking. Additionally, the transactions contemplated by the Merger Agreement require either receipt of approval from the Board of Governors of the Federal Reserve System acting through the Federal Reserve Bank of New York (the “Federal Reserve Bank”) or waiver of such approval. While we do not know of any reason why approval (or waiver thereof) would not be received from any of the applicable regulatory bodies, in a timely manner, we cannot assure you that these approvals (or waiver thereof) will be received or what the timing may be or that such approvals (or waiver thereof) will not be subject to one or more conditions that affect the advisability of the Merger.

These transactions also require the receipt of non-objections from the United States Department of Justice and the Australian Prudential Regulation Authority (“APRA”). As part of the process to obtain approval from the FDIC, the FDIC will notify the Department of Justice of the transactions and request a report from the Department of Justice to be delivered within 30 days. The application necessary to obtain the regulatory non-objection from APRA has been filed. While we do not know of any reason why such non-objections would not be received from either applicable regulatory body, in a timely manner, we cannot assure you that these non-objections will be received or what the timing may be or that such non-objections will not be subject to one or more conditions that affect the advisability of the Merger.

NORTH CENTRAL’S REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 47)

Based on the reasons described in this Proxy Statement, North Central’s board of directors believes that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to you and in your best interests and unanimously recommends that you vote “FOR” the approval of the Merger Agreement and that you vote “FOR” approval of the advisory vote proposal on golden parachute compensation.

NORTH CENTRAL HAS RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR THAT THE PER SHARE CASH MERGER CONSIDERATION IS FAIR TO NORTH CENTRAL’S SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (PAGE 49)

North Central has received a written opinion from Keefe, Bruyette & Woods (“KBW”) to the effect that, subject to the terms, conditions and qualifications set forth therein, as of March 12, 2012, the date of the Merger Agreement, the Cash Merger Consideration to be received by the common shareholders of North Central pursuant to the Merger Agreement and the Merger is fair to such shareholders from a financial point of view (the “Fairness Opinion”). That opinion is included in APPENDIX B to this Proxy Statement. You should read the Fairness Opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by KBW in providing its opinion. KBW’s opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting with respect to the Merger Agreement, or any other matter.

DISSENTERS’ RIGHTS OF APPRAISAL (PAGE 58)

Under Iowa law, North Central’s shareholders will not be entitled to rights of appraisal.

INTERESTS OF NORTH CENTRAL’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 58)

North Central shareholders should be aware that some of its directors and executive officers have agreements and arrangements that provide them with interests in the Merger that may be different from, or in addition to, those of North Central shareholders generally. These interests and arrangements may create potential conflicts of interests. North Central’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. For purposes of all of North Central’s agreements and employee benefit plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control.

These interests include the following:

•

North Central is a party to employment agreements with two of its executives which provide for severance benefits in the event of certain qualifying terminations of employment, including terminations following a change in control. In addition, one of North Central’s executive officers participates in a plan that provides for payments in connection with a change in control. Certain of North Central’s other executive officers are also parties to retention bonus agreements with North Central entered into in connection with the Merger.

•

As of the effective time of the Merger, each stock option to purchase shares of North Central common stock, whether or not then exercisable or vested, will cease to represent a right to acquire shares of North Central common stock and will be converted, in settlement and cancellation thereof, into the right to receive, as soon as practicable following the effective time of the Merger, a lump sum cash payment calculated under the formula specified in the Merger Agreement, discussed under “TREATMENT OF NORTH CENTRAL STOCK OPTIONS AND OTHER EQUITY BASED AWARDS – North Central Options.” The exercise price per share of each stock option that is held by a director or executive officer of North Central is greater than the Cash Merger Consideration, and accordingly, the cash payment being made with respect to the cancellation of each stock option held by a director or executive officer is $0.00.

•

As of the effective time of the Merger, restrictions on each restricted share of North Central common stock outstanding immediately before the effective time will lapse and each restricted share will be treated in the same manner as other shares of North Central common stock under the Merger Agreement, subject to any applicable tax withholding.

•	Executive officers and directors of North Central also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the Merger.

FORWARD-LOOKING STATEMENTS—CAUTIONARY STATEMENTS

This Proxy Statement contains forward-looking statements. Such forward-looking statements may be identified by reference to the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions that are intended to identify forward-looking statements. Forward-looking statements include statements with respect to North Central’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties. These statements are subject to risks, uncertainties and other factors, including, among others:

•	the effect of the announcement of the Merger on North Central’s business relationships, operating results and business generally;

•	the retention of certain key employees by North Central;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the stockholder approval or other conditions to the completion of the Merger not being satisfied, or the regulatory approvals required for the merger not being obtained on the terms expected or on the anticipated schedule;

•	the amount of fees and expenses related to the Merger;

•	the diversion of management’s attention from ongoing business concerns;

•	the Merger Agreement’s contractual restrictions on the conduct of our business prior to the completion of the Merger;

•	the possible adverse effect on our business and the price of our common stock if the Merger is not completed in a timely manner or at all;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against us and others relating to the Merger; and

•	North Central’s and Great Western’s ability to meet expectations regarding the timing and completion of the Merger.

There can be no assurance that actual results, performance or achievements of North Central will not differ materially from any results expressed or implied by such forward-looking statements or that North Central will be able to close on the Merger by the anticipated closing date. The forward-looking statements contained in this release are made as of the date hereof and North Central assumes no obligation to update or supplement any forward-looking statements.

In addition, we are subject to risks and uncertainties and other factors detailed in North Central’s annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 9, 2012, and updated in our subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which should be read in conjunction with this Proxy Statement. See “Where You Can Find More Information” on page 71 of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE SPECIAL MEETING OF SHAREHOLDERS

Q:	WHAT DO I NEED TO DO NOW?

A:	After you have carefully read this Proxy Statement, please indicate how you want your shares to be voted using one of the methods listed below.

Q:	WHAT WILL NORTH CENTRAL SHAREHOLDERS RECEIVE AS A RESULT OF THE MERGER?

A:	As a result of the Merger, shareholders of North Central will have the right to receive $30.58 in cash, without interest, for each share of common stock owned as of effectiveness of the Merger.

Q:	HOW DO I VOTE?

A:	Voting options include: (1) voting by telephone; (2) voting online; (3) voting by mail; and (4) voting in person. See below for further voting instructions.

•	TELEPHONE VOTING: Available until 1:00 a.m. Central Time on May 23, 2012.

•	On a touch-tone telephone, call TOLL FREE at 1-800-652-8683, 24 hours a day, 7 days a week;

•	In order to vote via telephone, have the voting form in hand, call the number above and follow the instructions; and

•	Your vote will be confirmed and cast as you direct.

•	INTERNET VOTING: Available until 1:00 a.m. Central Time on May 23, 2012.

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Visit the Internet voting website at www.envisionreports.com/FFFDSpecial (for registered holders) and www.edocumentview.com/FFFDSpecial (for beneficial holders). In order to vote online, have the voting form in hand, go to the website listed above and follow the instructions;

•	Your vote will be confirmed and cast as you direct; and

•	You will only incur your usual Internet charges.

•	VOTING BY MAIL: Using the attached proxy card and postage-paid envelope.

•	Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Special Meeting.

•	To be voted, mailed proxy cards must be received by 5:00 p.m. Central Time on May 22, 2012; and

•	If you are voting by telephone or through the Internet, please do not return your proxy card.

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IN PERSON: If you prefer to submit your proxy in person, you may attend the Special Meeting on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, located at 1518 3rd Avenue, Northwest, Fort Dodge, Iowa.

If you sign, date and mail your proxy card but you do not indicate how you want to vote, except in the case of broker non-votes, your proxy will be voted in favor of the proposal to approve the Merger Agreement and in favor of the advisory vote proposal on golden parachute compensation. If you do not sign and send in your proxy card or otherwise vote your proxy or attend and vote in person at the Special Meeting, it will have the effect of a vote AGAINST the proposal related to Merger Agreement, but will not affect the outcome of the proposal to approve the advisory vote on golden parachute compensation.

Q:	WHY IS MY VOTE IMPORTANT?

A:	The affirmative vote of a majority of the issued and outstanding shares of North Central common stock is required to approve the Merger Agreement. A failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the Merger Agreement.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the Special Meeting, approval of the proposal to adjourn the Special Meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by our shareholders present, in person or by proxy, and the Special Meeting. Therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Q:	WHAT WILL HAPPEN TO NORTH CENTRAL IF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT IS NOT APPROVED BY THE SHAREHOLDERS?

A:	The Merger will be unable to be consummated, you will not receive the Cash Merger Consideration and North Central will continue as a publicly held company.

Q:	IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A:	No. Your broker will not be able to vote your shares on either the proposal to approve the Merger Agreement or the advisory vote proposal on golden parachute compensation without instructions from you. You should instruct your broker on how to vote your shares, following the directions your broker provides.

Q:	WHAT IF I FAIL TO INSTRUCT MY BROKER ON HOW TO VOTE MY SHARES?

A:	If you fail to instruct your broker on how to vote your shares, the broker will submit an unvoted proxy (a broker non-vote) as to your shares. Broker non-votes will count in the determination of the presence of a quorum at the Special Meeting. Broker non-votes will have the same effect as a vote against the Merger Agreement but will have no effect on the advisory vote proposal on golden parachute compensation.

Q:	CAN I ATTEND THE SPECIAL MEETING AND VOTE MY SHARES IN PERSON?

A:	Yes. All shareholders are invited to attend the Special Meeting. Shareholders of record can vote in person at the Special Meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the Special Meeting. However, in order to assure the presence of a quorum, we request that you promptly return your completed proxy card whether or not you plan to attend the Special Meeting. This will not prevent you from voting in person at the Special Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Q:	CAN I CHANGE MY VOTE?

A:	Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card:

•	providing written notice to Corinna R. King, Corporate Secretary, North Central Bancshares, Inc.;

•	submitting a new proxy card. Any earlier proxies will be revoked automatically; or

•	attending the Special Meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the Special Meeting without voting will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow the directions you received from your broker or other nominee to change your vote.

Q:	SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A:	No. You should not send in your stock certificates at this time. Instructions for surrendering your stock certificates in exchange for $30.58 per share in cash will be sent to you after we complete the Merger.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instructions. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return by mail each proxy card, or submit the same through the Internet or by telephone.

Q:	WHAT HAPPENS IF I SELL MY SHARES OF NORTH CENTRAL COMMON STOCK BEFORE THE SPECIAL MEETING?

A:	The record date for the Special Meeting, April 13, 2012, is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting but will transfer the right to receive the merger consideration.

Q:	WHOM SHOULD I CALL IF I HAVE QUESTIONS?

A:	If you have any questions or need assistance voting your shares, you may contact our solicitor, Georgeson, Inc., whose contact information is below.

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

Banks and Brokers call collect at (212) 440-9800

All other shareholders call toll-free at (800) 509-0957

Introduction

This Proxy Statement is being furnished on behalf of the board of directors of North Central in connection with the solicitation of proxies to be used at the Special Meeting, which will be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, located at 1518 3rd Avenue, Northwest, Fort Dodge, Iowa or any adjournment or postponement thereof.

At the Special Meeting, shareholders of North Central will be asked to consider and vote to approve the Merger Agreement and to consider and vote (on a non-binding basis) on a proposal to approve the golden parachute compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger. A copy of the Merger Agreement is included in APPENDIX A to this Proxy Statement.

The Merger will become effective when articles of merger are filed with the Secretary of State of the State of Iowa, when all conditions to the obligations of the parties to consummate the Merger are satisfied or waived, where permissible. See “CONDITIONS TO COMPLETING THE MERGER,” beginning on page 32. Although no assurance can be given in this regard, it is anticipated that the Merger will become effective in the summer of 2012.

After completion of the Merger, holders of stock certificates that prior to the Merger represented issued and outstanding shares of common stock of North Central will have no rights with respect to those shares except for the right to surrender the certificates for the Cash Merger Consideration. After the completion of the Merger, North Central’s shareholders will have no continuing equity interest in North Central, nor will they receive any equity interest in Great Western and, therefore, will not share in the potential future earnings, dividends or growth of either North Central or Great Western.

THE SPECIAL MEETING

Date, Place, Time

The Special Meeting will be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, located at 1518 3rd Avenue, Northwest, Fort Dodge, Iowa. At the Special Meeting, you will be asked to approve the Merger Agreement and to approve (on a non-binding basis) the golden parachute compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger.

Record Date

You can vote at the Special Meeting if you were the record owner of shares of North Central common stock as of the close of business on April 13, 2012. On that date, there were 1,357,073 shares of common stock outstanding. You will have one vote at the Special Meeting for each share of North Central common stock that you owned of record on that date.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. Pursuant to North Central’s bylaws, the holders of record of a majority of our shares of common stock represented in person or by proxy, will constitute a quorum for purposes of the Special Meeting.

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the Special Meeting, approval of the proposal to adjourn the Special Meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by our shareholders present, in person or by proxy, and the Special Meeting. Therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Voting Rights

You are entitled to one vote at the Special Meeting for each share of North Central’s common stock that you owned of record at the close of business on April 13, 2012. Our articles of incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

In the event that you return a signed proxy card but do not specify how you want to vote your shares, except with respect to broker non-votes, your proxy will vote your shares FOR the Merger Agreement and FOR the advisory vote proposal on golden parachute compensation.

If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the board of directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Special Meeting, other than those discussed in this Proxy Statement.

Vote Required

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Proposal 1 - Approval of Agreement and Plan of Merger. Approval of the Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central, Great Western and 150, pursuant to which, among other things, 150 will merge with and into North Central and North Central will become a wholly-owned subsidiary of Great Western. The affirmative vote of a majority of the issued and outstanding North Central common shares is required to approve the Merger Agreement. Accordingly, a failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement and related transactions, including the Merger.

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Proposal 2 - Advisory Vote on Golden Parachute Compensation. Approval of the advisory vote proposal on golden parachute compensation requires the affirmative vote of holders of a majority of the number of votes eligible to be cast by the holders of outstanding shares of capital stock of North Central present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the advisory vote proposal on golden parachute compensation. A failure to vote or a broker non-vote will have no effect on the advisory vote proposal on golden parachute compensation.

VOTING AND REVOCATION OF PROXIES

Common stock represented by properly executed proxies received by North Central and not revoked will be voted at the Special Meeting in accordance with the instructions contained in such proxies. If there are no instructions, except in the case of broker non-votes, properly executed proxies will be voted “FOR” the proposal to approve the Merger Agreement and “FOR” the advisory vote proposal on golden parachute compensation.

At this time, North Central’s board of directors is not aware of any business that may properly be presented at the Special Meeting other than the proposal to approve the Merger Agreement and the advisory vote proposal on golden parachute payments. However, if further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represented by proxy in accordance with their judgment. Unless otherwise provided by North Central’s articles of incorporation or bylaws or by law, other matters shall be determined by a vote of the holders of a majority of our shares of common stock present and entitled to vote thereat.

If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Special Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of North Central’s common stock as of the record date.

Revoking Your Proxy

You may revoke your proxy at any time before it is actually voted at the Special Meeting by:

•	filing with the Secretary of North Central a letter revoking the proxy;

•	timely submitting another signed proxy with a later date; or

•	attending the Special Meeting and voting in person, provided you file a written revocation with the Secretary of North Central prior to voting.

You should consult with your broker or other nominee regarding the appropriate documentation and manner of revoking a prior vote instruction.

Confidential Voting Policy

North Central maintains a policy of keeping shareholder votes confidential. North Central only allows its Inspector of Election to examine the voting materials. The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspector of Election will, however, forward any written comments that you may have to management.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or email by our officers, directors or employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in connection therewith. We have engaged Georgeson, Inc. to aid in the solicitation of proxies of registered shareholders for the Special Meeting. The fees related to Georgeson’s engagement are estimated to be approximately $8,000, plus expenses.

SHAREHOLDER AGREEMENTS

Each director of North Central has entered into a shareholder agreement with Great Western, pursuant to which each such director has agreed to vote in favor of the Merger Agreement and related transactions, including the Merger, until such time as the shareholder agreement is terminated in accordance with its terms. These persons, collectively beneficially own approximately 10% of the outstanding shares of North Central common stock.

The shareholder agreements were executed as a condition of North Central’s willingness to enter into the Merger Agreement. The shareholder agreements terminate automatically upon termination of the Merger Agreement.

The foregoing summary of the shareholder agreements does not purport to describe all of the terms of the shareholder agreements. The foregoing summary is qualified in its entirety by reference to the form of the shareholder agreement, which is attached as Appendix C to this Proxy Statement and incorporated into this Proxy Statement by reference. Nothing in this Proxy Statement purports to amend, qualify, or in any way modify the shareholder agreement. We urge you to read the shareholder agreement in its entirety.

THE MERGER AGREEMENT

PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT

The following summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is attached hereto as Appendix A and incorporated herein by reference. We urge you to carefully read the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you.

The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about North Central or Great Western. Such information can be found elsewhere in this Proxy Statement and in the other public filings North Central make with the SEC, which are available free of charge on the SEC’s website located at http://www.sec.gov.

PARTIES TO THE MERGER AGREEMENT

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North Central Bancshares, Inc. – North Central is an Iowa corporation formed in 1995, is the holding company for First Federal, a state-chartered commercial bank. North Central owns 100% of the outstanding stock of First Federal. North Central’s stock is traded on the NASDAQ Global Market under the symbol “FFFD.” North Central conducts business as a bank holding company and the principal business of North Central is to operate First Federal. North Central’s principal office is located at 825 Central Avenue, Fort Dodge, Iowa. North Central’s telephone number is (515) 576-7531. At December 31, 2011, North Central had total assets of $433.0 million, total deposits of $361.0 million and total shareholders equity of $42.1 million.

•	Great Western Bancorporation, Inc. – Great Western is an Iowa corporation and the bank holding company of Great Western Bank.

•	150, Inc. – 150 is an Iowa corporation and newly-formed by Great Western for the purpose of merging with and into North Central.

BANKING SUBSIDIARIES

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First Federal Savings Bank of Iowa – First Federal is a state-chartered commercial bank that conducts its operations from its main office located in Fort Dodge, Iowa and ten other branch offices located in Iowa. Eight of First Federal’s offices are located in north central and central Iowa, in the cities of Fort Dodge (two locations), Nevada, Ames, Perry, Ankeny, Clive and West Des Moines.

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Three of First Federal’s offices are located in southeast Iowa, in the cities of Burlington (two locations) and Mount Pleasant. First Federal is the successor to First Federal Savings and Loan Association of Fort Dodge, which was originally chartered in 1954. On May 7, 1987 First Federal became a federally chartered savings bank. Effective June 29, 2011, First Federal completed a conversion to a state-chartered commercial bank. First Federal adopted its present name on February 27, 1998. First Federal is a community-oriented depository institution that is primarily engaged in the business of attracting deposits from the general public in First Federal’s market areas, and investing such deposits in one-to-four family residential real estate mortgages, multifamily and commercial real estate loans and business and consumer loans. First Federal’s deposits are insured by the FDIC. First Federal has been a member of the Federal Home Loan Bank (“FHLB”) system since 1954.

•	Great Western Bank – is a wholly-owned subsidiary bank of Great Western with nearly 200 locations in seven states.

DESCRIPTION OF THE MERGER; GOVERNANCE

•	Under the terms of the Merger Agreement, 150 will merge with and into North Central at the effective time. Following the Merger, North Central will be a wholly-owned subsidiary of Great Western.

•

The directors and officers of 150 at the effective time of the Merger will become the directors and officers of North Central, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ADDITIONAL TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT

The Merger Agreement contemplates that immediately following the Merger, North Central will merge with and into Great Western, with Great Western surviving such merger and that immediately thereafter First Federal will merge with and into Great Western Bank, with Great Western Bank surviving such merger. Upon completion of these mergers, the corporate existence of North Central and First Federal will cease and they will become part of Great Western and Great Western Bank.

MERGER CONSIDERATION

Subject to the conditions discussed herein, under the terms of the Merger Agreement, upon consummation of the Merger each issued and outstanding share of common stock of North Central will be converted into the right to receive $30.58 per share in cash, without interest and subject to any applicable withholding taxes, representing an approximate premium of 39% over the share closing price on March 12, 2012, the date of entry into the Merger Agreement. Shareholders of North Central will be entitled to receive approximately $41.5 million in the aggregate, without interest and subject to any applicable withholding taxes.

Exchange Agent

Great Western will designate and enter into an agreement with a bank, trust company, or with another person reasonably acceptable to North Central, to act as the exchange agent in the Merger. This agreement will provide that Great Western will deposit with the exchange agent promptly following the effective time cash sufficient to effect the payment of the Cash Merger Consideration.

Great Western will request the exchange agent to, promptly after the effective time, mail to each holder of record of a certificate or certificates representing shares of North Central common stock issued and outstanding immediately prior to the effective time a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon actual delivery thereof to the exchange agent and will contain instructions for use in effecting the surrender of such certificates in exchange for the Cash Merger Consideration. Upon surrender for cancellation to the exchange agent of all stock certificates held by any North Central shareholder, together with the transmittal letter, duly executed, such shareholder will be entitled to receive the Cash Merger Consideration in exchange for each share of North Central stock represented by such certificates, and any certificate so surrendered will be cancelled.

TREATMENT OF NORTH CENTRAL STOCK OPTIONS AND OTHER EQUITY BASED AWARDS

North Central Options

As of the effective time of the Merger, each stock option to purchase shares of North Central common stock, whether or not then exercisable or vested, will cease to represent a right to acquire shares of North Central common stock and will be converted, in settlement and cancellation thereof, into the right to receive, as soon as practicable following the effective time of the Merger, a lump sum cash payment, without interest, of an amount equal to the product of (i) the excess, if any, of (A) the Cash Merger Consideration over (B) the exercise price per share of North Central common stock subject to such stock option, multiplied by (ii) the number of shares of North Central common stock for which such stock option shall not theretofore have been exercised. The exercise price per share of each outstanding stock option is greater than the Cash Merger Consideration, and accordingly, the cash payment being made with respect to the cancellation of each outstanding stock option is $0.00.

North Central Restricted Shares

As of the effective time of the Merger, restrictions on each restricted share of North Central common stock outstanding immediately before the effective time will lapse and each such restricted share will be treated in the same manner as other shares of North Central common stock under the Merger Agreement, subject to any applicable tax withholding.

For further information on the treatment of North Central’s equity or equity-based awards, see the section entitled “INTERESTS OF NORTH CENTRAL’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER” on Page 58.

REPRESENTATIONS AND WARRANTIES OF GREAT WESTERN AND 150

The Merger Agreement contains a number of representations and warranties by Great Western and 150, including regarding aspects of their organization, authority and approvals required in connection with the Merger Agreement. These representations and warranties include, but are not limited to the following:

•	that Great Western and 150 are duly organized, validly existing and in good standing with the requisite corporate power to carry on their respective businesses as now are being conducted;

•

the respective boards of directors of Great Western and 150 have determined that the Merger Agreement and the Merger are advisable and fair to and in the best interest of each, and Great Western, as the sole shareholder of 150, has approved and adopted the Merger Agreement;

•	that Great Western and 150 have all requisite corporate power and authority to enter into the Merger Agreement to complete the Merger;

•	that Great Western and 150 are not in default or violation of any corporate governance documents, contracts, agreements or law or order with third parties with respect to the Merger Agreement;

•	the absence of any litigation or government investigation related to the Merger Agreement;

•	that no further vote of the shareholders of Great Western or its subsidiaries is required to consummate the Merger;

•	the making of certain governmental filings and consents necessary to complete the Merger; and

•	certain representations and warranties with respect to brokers or financial advisor fees.

REPRESENTATIONS AND WARRANTIES OF NORTH CENTRAL

The Merger Agreement contains a number of representations and warranties by North Central, including regarding its and its subsidiaries’ authority, organization, approvals required in connection with the Merger Agreement, business and financial condition. These representations and warranties include, among other things:

•

that North Central and its subsidiaries are duly organized, validly existing and in good standing and with the requisite corporate power to carry on their respective businesses as now are being conducted;

•	the capital structure of North Central and its subsidiaries;

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the boards of directors of North Central have determined that the Merger Agreement and Merger are advisable and fair to and in the best interest of North Central and its shareholders, and have approved the Merger Agreement and the Merger, approved the Shareholder Agreements, resolved to recommend the approval and adoption of the Merger Agreement by North Central’s shareholders and directed that the Merger Agreement be submitted to the shareholders for approval and adoption.

•	that North Central has all requisite corporate power and authority to enter into the Merger Agreement and subject to shareholder approval to complete the Merger;

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that North Central and its subsidiaries, including First Federal, are not in default or violation of any corporate governance documents, contracts, agreements or law or order with third parties as a result of the entry into the Merger Agreement;

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the timely and accurate filing of reports and financial statements filed with the SEC, compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated under NASDAQ, the establishment and maintenance of internal controls over financial reporting and of information disclosure and controls, and the implementation of accounting rules and standards;

•	the accuracy of statements made in this Proxy Statement;

•

the non-existence of (i) any events, since December 31, 2011, that would have a material adverse change or material adverse effect on North Central and its subsidiaries or (ii) any undeclared liabilities of North Central or its subsidiaries;

•	that North Central and its subsidiaries have all valid permits and licenses required by law to carry on their business as are now conducted;

•	the filing of tax returns, payment of taxes and other tax matters;

•	the absence of any litigation or government investigation involving North Central or any of its subsidiaries and their compliance with law;

•	the existence, performance and legal effect of certain contracts and agreements that North Central and its subsidiaries are a party to;

•	the accuracy of the items reported by North Central with respect to its deposits including calculation of losses incurred on those loans;

•	employee benefit and labor and employment issues relating to North Central and its subsidiaries;

•	compliance with applicable worker safety and environmental laws by North Central and its subsidiaries;

•	intellectual property issues relating to North Central and its subsidiaries;

•	the status of real property owned or leased by North Central and its subsidiaries;

•	the accuracy of the items reported by North Central with respect to its loan portfolio and calculation of losses incurred on those loans;

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the presence of brokered deposits and maintenance of company deposits in compliance with applicable law, and deposits that are subject to or were acquired through the Certificate of Deposit Account Registry Service (“CDARS Deposits”);

•	information regarding investments owned by North Central and its subsidiaries;

•	the use of interest rate risk management instruments by North Central or its subsidiaries;

•	that neither North Central, its subsidiaries, nor their officers, directors, and employees have served in a fiduciary capacity with respect to any account held by North Central or its subsidiaries;

•	the status of repurchase agreements that North Central or its subsidiaries are a party to;

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compliance with particular federal banking regulations, and any required licenses or registration required by North Central, its subsidiaries and their officers, directors, and employees to engage in their ordinary lines of business;

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the existence of transactions between North Central, its subsidiaries, and any related persons (defined as (i) affiliates of North Central or any of its subsidiaries, (ii) any holder of 5% or more of the shares of North Central stock, (iii) any current or former director or officer of North Central or any of its subsidiaries, or (iv) any person that, to the knowledge of North Central, is an “associate” or member of the “immediate family”) and compliance with certain banking regulations in connection with any such arrangements;

•	the lack of any reason that receipt of regulatory approvals from government agencies would not occur in a prompt and timely manner;

•	the validity of and claims under any insurance policies held by North Central or its subsidiaries;

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the receipt by North Central of a written opinion from KBW that the Cash Merger Consideration to be received by the shareholders pursuant to the Merger Agreement is fair to such shareholders from a financial point of view;

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action taken by North Central to exempt Great Western, its subsidiaries and affiliates, the Merger, the Merger Agreement, the shareholder agreements and the transactions contemplated thereby from the requirements of any anti-takeover law, or any takeover provision in its charter or bylaws;

•	the required vote of North Central shareholders to approve the Merger Agreement;

•	the absence of any appraisal rights North Central shareholders may have under the Iowa Business Corporation Act; and

•	certain representations and warranties with respect to brokers or financial advisor fees.

CONDUCT PENDING THE MERGER

The Merger Agreement contains covenants relating to the activities of North Central pending the completion of the Merger, including covenants regarding the conduct of North Central’s business. These covenants are briefly summarized below.

General Covenants related to Business Conduct. Except with the consent of Great Western, North Central has agreed to use reasonable efforts to preserve intact its business organization and assets, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings.

Negative Covenants applicable to North Central. North Central has further agreed that, except as expressly contemplated or permitted by the Merger Agreement, it will not, nor will it permit any subsidiaries to, do any of the following without the prior written consent of Great Western:

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with regard to North Central’s capital stock, (i) declare, set aside or pay any dividends or distributions to its shareholders other than transfers from its subsidiaries to North Central and other than the payment of a one time cash dividend of $0.0625 per each outstanding share of North Central common stock declared on February 24, 2012, (ii) split, combine, reclassify or authorize the issuance of additional securities, (iii) purchase or redeem any shares of capital stock or securities of North Central or its subsidiaries;

•	issue or authorize the issuance of any stock or voting securities other than issuing shares of common stock upon the exercise of stock options outstanding as of March 12, 2012;

•	amend any organizational documents or alter the corporate structure or ownership of North Central or any of its subsidiaries;

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change its interest rate or fee pricing policies with respect to deposits or loans other than in the ordinary course of business consistent with past practice provided North Central gives Great Western notice of any changes made to such interest rate or fee pricing policies;

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amend, terminate, waive or modify any of the terms of (i) any investment, or (ii) any loan or deposit except in the ordinary course of business consistent with past practice and applicable First Federal policies and only to the extent not material and not adverse to North Central or Great Western;

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enter into any new line of business, amend or waive its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, make any underwriting exceptions in extending or renewing any consumer loans (except as required by law), introduce any new loan products or credit products, acquire any CDARS Deposits or make any deposits CDARS Deposits or enter into, amend, terminate, waive or modify any loan participation or loan servicing contract;

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enter into or approve any loan or a group of related loans in excess of $250,000 in the aggregate, or enter into or approve any renewal of any existing loan or group of related loans in excess of $500,000 in the aggregate or, subject to the preceding, fail to make additional extensions of credit in the ordinary course of business consistent with past practices (subject to its customary credit underwriting qualifications);

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purchase or invest in securities or other investments, other than Ginnie Mae’s with (i) a face amount of not more than $2,000,000 and (ii) with a weighted average life of not more than three (3) years assuming a 200 basis point increase in interest rates;

•	close, sell, consolidate, or relocate any of the First Federal’s branches;

•	make any material change in any information technology system utilized by North Central or any of its subsidiaries;

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acquire or agree to acquire a substantial portion of the assets of or equity in any business or make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $25,000;

•	sell, transfer, lease, license, mortgage or pledge, any of its properties or assets, other than sales of inventory in the ordinary course of business consistent with past practice and not material;

•	engage in transactions related to real property other than the disposition of other real estate owned for not less than 95% of the book value;

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incur any debt or obligation or make any loans or advances (other than loans made in the ordinary course of business) or capital contributions to, any other person or entity (other than the foregoing between North Central and its subsidiaries and other than borrowings by First Federal from the FHLB of Des Moines with maturities not exceeding one year and at the Federal Reserve Discount Window, in each case in the ordinary course of business consistent with past practice), issue or sell any debt securities of North Central or its subsidiaries, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing;

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except under certain circumstances, (i) grant, increase, or accelerate the vesting or payment of, or announce or promise to grant, increase or accelerate the vesting or payment of, any compensation or benefits due to its directors, officers or employees, including any increase or change pursuant to any employee benefit plan, except in a manner which is consistent with North Central’s normal and customary past practices, or

(ii) establish, adopt or enter into any new employee benefit plan or arrangement or amend or take action to enhance or accelerate any rights or benefits under (or promise to take any such action(s)) any existing employee benefit plan or arrangement;

•	terminate the employment of or hire any person whose annual compensation exceeds or is reasonably expected to exceed $30,000;

•	knowingly violate or knowingly fail to perform any obligation or duty imposed upon North Central or its subsidiaries by any applicable law;

•	make or adopt any change to accounting methods, practices, policies or procedures (other than actions required to be taken by U.S. Generally Accepted Accounting Principles;

•	make any material change in internal controls over financial reporting;

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fail to ensure that the charge-offs, write-downs and other real estate owned established on North Central’s or any of its subsidiaries’ books and records between March 12, 2012 and the date of the effective time of the Merger will be established in accordance with the requirements of U.S. Generally Accepted Accounting Principles, consistently applied to North Central’s or any of its subsidiaries’ past practice, and will properly reflect the losses incurred on outstanding loans;

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prepare or file any tax return inconsistent with past practice or, on any such return, take any position, make any election or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing a similar past return, settle or compromise any claim relating to taxes, enter into any closing agreement, similar agreement or otherwise settle any dispute relating to taxes, or request any ruling or similar guidance with respect to taxes;

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enter into, amend, modify or terminate certain contracts, waive, release or assign any rights under any such contract or enter into, renew, or become subject to any interest rate instrument whether for the account of North Central, its subsidiaries, or any of their respective customers;

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enter into or amend any contract that would, after the effective time, restrict Great Western or any of its subsidiaries with respect to engaging in any line of business or in any geographical area or that contains exclusivity, most favored nation pricing or other provisions or non-solicitation provisions;

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waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice and applicable First Federal policies or in accordance with their terms, of liabilities reflected or reserved against in the most recent North Central documents filed with the SEC prior to March 12, 2012 or incurred in the ordinary course of business consistent with past practice;

•	initiate, settle or compromise any action;

•	enter into any related party agreement or arrangement that would be required to be reported by North Central pursuant to Item 404 of Regulation S-K promulgated by the SEC;

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take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by the Merger Agreement; or

•	authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any contract to do any of the foregoing.

NO SOLICITATION

Under the Merger Agreement, until the Merger becomes effective or until the date on which the Merger Agreement is terminated pursuant to its terms, North Central has agreed that it will not, nor will it permit any of its subsidiaries or any officer, director, employee, advisor or representative of North Central or any of its subsidiaries to, directly or indirectly: (i) solicit, initiate, knowingly facilitate, induce or encourage the submission of any “takeover proposal” or any proposal that could reasonably be expected to lead to a takeover proposal; (ii) enter into any letter of intent or agreement in principle or contract relating to any takeover proposal or any proposal that could reasonably be expected to lead to a takeover proposal; (iii) enter into, continue or otherwise participate in any discussions or negotiations with any person or group, other than Great Western and its affiliates, with respect to any takeover proposal; or (iv) furnish or afford access to, any person or group other than Great Western and its affiliates, any information regarding North Central or its subsidiaries, in connection with or in response to any takeover proposal.

The Merger Agreement does permit North Central to take the actions described in clauses (iii) and (iv) in the paragraph directly above in response to any unsolicited bona fide written takeover proposal by a third party, provided the takeover proposal if consummated would result in a superior proposal and the board of directors of North Central determines that its failure to take such action would, in its reasonable good faith judgment (after consultation with the outside corporate counsel of North Central) violate the fiduciary duties of the board of directors of North Central to North Central’s shareholders under applicable law. The conditions also require that, prior to furnishing non-public information to, or entering into discussions or negotiations with, a third party regarding a possible takeover proposal, the board of directors must receive from such third party an executed confidentiality agreement that is substantially in a form that has been preapproved by Great Western.

The term “takeover proposal” is defined in the Merger Agreement as “any inquiry, offer or proposal relating to any ‘acquisition transaction.’”

The term “acquisition transaction” is defined as “any transaction or series of related transactions involving: (A) any acquisition or purchase from North Central by any third party of more than a 15% interest in the total outstanding voting securities of North Central or any of its subsidiaries; (B) any tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of the total outstanding voting securities of North Central or any of its subsidiaries; (C) any merger, consolidation, business combination, recapitalization or similar transaction involving North Central pursuant to which the shareholders of North Central immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction; (D) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the assets (based on the fair market value thereof) of North Central or any of its subsidiaries; or (E) any liquidation or dissolution of North Central or any of its subsidiaries.”

The term “superior proposal” means an unsolicited, bona fide written takeover proposal to acquire more than (A) 50% of the outstanding voting securities of North Central or (B) 50% of the consolidated assets of North Central and its subsidiaries, in either case on terms that, in the reasonable good faith judgment of the board of directors of North Central, after consultation with its outside financial advisors and its outside legal counsel, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the third party making such proposal and the conditions for completion of such proposal (x) is more favorable, from a financial point of view, to the shareholders of North Central than the Merger, taking into account all of the terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Great Western in response to such proposal or otherwise), and (y) is reasonably capable of being completed on the terms set forth in the proposal within the same period of time as the period of time reasonably expected to be necessary to consummate the Merger, taking into account all financial, legal, regulatory and other aspects thereof.

Pursuant to the Merger Agreement, North Central agreed to inform Great Western promptly and in no event later than 24 hours after North Central receives a takeover proposal, or any request for information or inquiry relating to, or which could reasonably be expected to lead to, a takeover proposal. Along with such notice, North Central must include the identity of the party making or submitting the takeover proposal, and either a copy of the proposal and related documents, or a detailed written summary of such proposal. The Merger Agreement also provides that, during the time that North Central engages in discussions with any third party relating to a takeover proposal, North Central agrees to keep Great Western informed of the status and details of such takeover proposal and any change to the material terms of such takeover proposal, and to provide to Great Western any non-public information not previously provided to Great Western and that is provided to the third party.

Notwithstanding the general restrictions described above, North Central and Great Western have agreed to the inclusion of a so-called “go shop” provision in the Merger Agreement whereby, beginning on March 12, 2012 until 11:59 p.m., Central Time, on April 12, 2012, North Central and its representatives were able to initiate, solicit and encourage any inquiry or the making of any takeover proposal, including by way of providing access to non-public information of North Central subject to the terms of the Merger Agreement, and participate in discussions and negotiations with third parties with respect to a takeover proposal. Other than such authority to take active and affirmative steps to encourage third parties to submit a takeover proposal during this non-restricted period, all otherwise binding obligations of North Central under the “No Solicitation” section of the Merger Agreement remain in full force and effect.

Commencing from and after 12:00 a.m. (Central Time) on April 13, 2012, North Central agreed that it and its subsidiaries, as well as their respective representatives, would cease and cause to be terminated any activities, discussions or negotiations with any third party with respect to any takeover proposal; provided however, the board of directors may continue to respond to unsolicited takeover proposals in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, the board of directors, including any committee thereof, is generally restricted from: (A) withdrawing or modifying (in a manner that is adverse to Great Western), or proposing to withdraw or modify (in a manner that is adverse to Great Western), its approval, recommendation to shareholders for approval of the Merger Agreement, or its declaration of the advisability of the Merger Agreement or the transactions contemplated therein; or (B) recommending, adopting or approving, or proposing to recommend, adopt or approve, any takeover proposal. Notwithstanding these general restrictions, the board of directors of North Central may take the otherwise restricted action: (i) in response to a superior proposal if the board of directors determines in good faith, after consultation with outside counsel and its outside financial advisor) that its failure to do so would violate the fiduciary duties of the board of directors of North Central to North Central’s shareholders under applicable law; and (ii) provided certain procedural steps as set forth in the Merger Agreement are complied with, including providing Great Western with at least five business days’ notice of the board’s decision to take such action, and the board’s consideration of the termination fee that will be paid to Great Western should North Central decide to withdraw or modify its recommendation in favor of the Merger Agreement or to recommend an alternative transaction. See “TERMINATION FEES AND EXPENSES” for a discussion of the Termination procedures.

Moreover, the board of directors of North Central, including any committee thereof, is generally restricted from approving or recommending, or proposing to approve or recommend, or allowing North Central or any of its subsidiaries to enter into or otherwise become a party to any letter of intent, memorandum of understanding or any agreement in principle or contract, relating to any takeover proposal (other than the acceptable confidentiality agreement described above), or which is intended to or is reasonably expected to result in the abandonment, termination or failure to consummate the Merger or any other transaction contemplated in the Merger Agreement.

Nothing contained in the Merger Agreement prohibits North Central from issuing a “stop, look and listen” statement pursuant to the federal securities laws in connection with an alternative acquisition proposal; provided, that any such statement complies with the requirements described above relating o any change or modification of the recommendation in favor of the Merger Agreement or any recommendation of an alternative acquisition proposal.

THIRD PARTY STANDSTILL AGREEMENTS

North Central agreed in the Merger Agreement that while the Merger Agreement is in effect it will not terminate, modify or waive any provision of any confidentiality agreement relating to a takeover proposal or standstill agreement to which it or its subsidiaries is a party (other than any agreement involving Great Western), and that it would enforce to the fullest extent permitted under applicable law, its rights under such agreements.

SHAREHOLDER MEETING

The Merger Agreement provides that as soon as practicable after March 12, 2012, the board of directors of North Central will duly call, give notice of, convene and hold a meeting of shareholders to consider the approval and adoption of the Merger Agreement and that the board of directors will not, except to the extent permitted by the Merger Agreement, change its recommendation that the Merger is advisable and fair to and in the best interests of North Central and recommend approval of the Merger Agreement.

PROXY STATEMENT

The Merger Agreement provides that as soon as practicable after March 12, 2012, North Central will prepare and file with the SEC a proxy statement and related materials related to the approval by North Central’s shareholders of the Merger Agreement and use its best efforts to get such proxy statement cleared by the SEC and mailed as promptly as possible after filing it with the SEC.

ACCESS TO INFORMATION

North Central agreed to provide Great Western access to its books, records, contracts, documents and other relevant information and to provide reasonable assistance to Great Western in its investigation of matters relating to North Central and its subsidiaries. North Central also agreed to keep Great Western timely informed about the status of particular loans and investments, including a bi-weekly telephone conference call to discuss all approvals of commercial loans with an aggregate original principal amount above $100,000 made during the previous two weeks, and monthly reports on loans that become delinquent or have a shortfall in their escrow account and all letters of credit and the status of all investments.

REASONABLE BEST EFFORTS

Subject to certain limitations, both North Central and Great Western agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective any transactions contemplated by the Merger Agreement, including obtaining all necessary approvals, authorization, and consents from government agencies and other parties. Great Western is not obligated to pay any additional consultation or to agree to any restrictions on its business in order to obtain regulatory approvals.

STATE TAKEOVER LAWS

The Merger Agreement provides that any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation becomes applicable to the Merger or the shareholder agreements, Great Western and North Central and their respective boards of directors will use reasonable best efforts to grant such approvals and take such actions as necessary so the transactions can be consummated as promptly as practicable on the terms contemplated.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Merger Agreement provides that subject to applicable law, for six (6) years after the consummation of the Merger, Great Western will cause the surviving corporation in the Merger to:

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indemnify and hold harmless all past and present officers and directors of North Central to the same extent they are indemnified as of March 12, 2012 by North Central under its articles of incorporation and bylaws for acts or omissions occurring at or prior to the effective time of the Merger; and

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maintain a directors’ and officers’ liability insurance policy that is substantially comparable to the current policy of North Central. However, neither Great Western nor the surviving corporation are required to incur annual premium payments greater than 125% of North Central’s current annual directors’ and officers’ liability insurance premium.

NOTIFICATION OF CERTAIN MATTERS

Both Great Western and North Central agreed to use reasonable best efforts to give prompt notice to each other of (i) any event that would cause any representation or warranty of the notifying party in the Merger Agreement to be untrue or inaccurate in any material respect, (ii) any covenant or condition of the notifying party not being complied with in all material respects or not being complied with in a timely manner or (iii) any other change that would be reasonably likely to have a material adverse effect on either Great Western or North Central.

EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

The Merger Agreement provides the following with respect to employee benefits plans and arrangements:

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For one year beginning on the closing date of the Merger, Great Western will cause the surviving corporation to provide each North Central employee who continues employment following the closing date benefits substantially comparable, in the aggregate, to benefits provided under the employee benefit plans in effect immediately prior to the effective time of the Merger. Great Western will also cause the surviving corporation to honor employment contracts entered into by North Central prior to March 12, 2012.

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To the extent that, following the effective time of the Merger, Great Western causes employees of North Central or its subsidiaries to participate in any employee benefit plan, program or arrangement maintained by Great Western or any of its affiliates, Great Western will, and will cause its affiliates to, recognize the service of each continuing employee as if service had been performed with Great Western or any of its affiliates for eligibility and vesting purposes only under each employee benefit plan, program or arrangement of Great Western or any of its affiliates, except to the extent that it would result in duplication of benefits with respect to the same period of service.

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With respect to any welfare benefit plan maintained by Great Western or any of its affiliates in which continuing employees of North Central or any of its subsidiaries are eligible to participate following the closing, Great Western will, and Great Western will cause its affiliates to, use commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods, active employment requirements and requirements to show evidence of good health under such plan, to the extent that such conditions, exclusions and waiting periods would have been waived or satisfied under the analogous welfare benefit plans of North Central and its subsidiaries, to be waived, subject to the conditions, regulations or underwriting criteria imposed by any of Great Western’s insurers.

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Unless otherwise directed by Great Western in writing at least 20 days prior to the effective time of the Merger, North Central shall terminate the KSOP effective as of the business day immediately prior to the effective time of the Merger. North Central shall also terminate the First Federal Savings Bank of Iowa Death Benefit Only Plan effective immediately prior to the effective time of the Merger.

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Certain employees of North Central will be eligible to receive agreed-upon severance benefits if such employee’s employment is involuntarily terminated for a reason other than “cause” within six months following the effective time of the Merger.

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Prior to the effective time, North Central will enter into retention agreements with certain executives under which such executives will be eligible to receive retention bonuses. Each executive who remains continuously employed by North Central or any of its affiliates until the completion of the core data conversion or another mutually agreed-upon date from North Central to Great Western will be entitled to a bonus amount.

Nothing in the Merger Agreement will (i) limit the power of Great Western or the surviving corporation in the Merger to amend or terminate any employee benefit plans or require them to offer to continue the employment of any employee or the engagement of any independent contractor or, other than as required by its terms, any written employment contract, (ii) be a guarantee of employment for any employee of the surviving corporation in the Merger or any of its subsidiaries, or restrict the right of the surviving corporation, Great Western or any of their respective subsidiaries to terminate the employment of any employee at any time for any or no reason with or without notice.

CONDITIONS TO COMPLETING THE MERGER

The obligations of North Central and Great Western to complete the Merger are subject to the satisfaction of a number of conditions, including the following:

•	The Merger Agreement is approved by the requisite votes of the shares held by shareholders of North Central.

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None of the parties or their subsidiaries is subject to any law, order or injunction of a court or governmental authority prohibiting the Merger nor is any court or governmental authority attempting to prohibit the Merger.

The obligation of North Central to effect the Merger is subject to the fulfillment or waiver at or prior to the effective time of the Merger of the following additional conditions:

•	Great Western and 150 shall have performed in all material respects all their agreements that must be performed at the time of completion of the Merger.

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Each of the representations and warranties of Great Western and 150 in the Merger Agreement qualified as to materiality shall be true and correct on and as of the effective time of the Merger as if made on and as of such date and each of the representations and warranties of Great Western and 150 that is not so qualified shall be true and correct in all material respects on and as of the effective time of the Merger as if made on and as of such date.

•	Great Western and 150 shall have delivered to North Central at or prior to closing certain customary corporate governance documents.

•	North Central shall have received a certificate of an executive officer of Great Western to the effect that each of the conditions set forth above have been satisfied.

The obligation of Great Western and 150 to effect the Merger are subject to the fulfillment or waiver at or prior to the effective time of the Merger of the following additional conditions:

•	North Central shall have performed in all material respects its agreements that must be performed by it at the time of completion of the Merger.

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The representations and warranties of North Central with respect to its capital structure shall be true and correct as of the date of the Merger Agreement and on and as of the effective time of Merger; all other representations and warranties of North Central contained in the Merger Agreement that are qualified as to materiality shall be true and correct on and as of the effective time of the Merger; all of the representations and warranties of North Central contained in the Merger Agreement, other than with respect to its capital structure, that are not so qualified shall be true and correct in all material respects on and as of the effective time of the Merger, in each case except as contemplated or permitted by the Merger Agreement.

•	There shall have been no material adverse effect relating to North Central since the date of the Merger Agreement.

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All required approvals from governmental entities in connection with the transactions contemplated by the Merger Agreement shall have been obtained and be in full force and effect, and all mandatory statutory waiting periods in respect thereof shall have expired, and North Central shall have obtained the consent of any party that is not a government agency whose consent in connection with the Merger Agreement is required for any material contract.

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There shall not be instituted, pending or threatened any action either relating to the Merger Agreement, the shareholder agreements or any of the transactions contemplated thereby, or which would have material adverse effect on North Central or Great Western as reasonably determined by Great Western.

•	North Central shall have delivered to Great Western at or prior to closing certain customary corporate governance documents.

•	Great Western has received a certificate from the Chief Executive Officer and Chief Financial Officer of North Central to the effect that each of the conditions set forth above have been satisfied.

TERMINATION FEES AND EXPENSES

Pursuant to the terms of the Merger Agreement, each of North Central and Great Western is entitled to terminate the Merger Agreement under the circumstances described below. In the event of a termination of the Merger Agreement, Great Western may be entitled to receive from North Central reimbursement of expenses up to $400,000 as well as to payment of a termination fee, in each case in addition to any rights Great Western may have for any breach of the Merger Agreement by North Central. The termination fee would have equaled $830,000, if it became payable as a result of North Central terminating the Merger Agreement and entering into an alternative acquisition transaction during the “go shop” period, i.e., between March 12, 2012 and 11:59 p.m. Central Time, on April 12, 2012, and will be $1,660,000, in all other circumstances.

The Merger Agreement may be terminated by mutual written consent of North Central and Great Western. If the Merger Agreement is terminated under this provision, neither North Central nor Great Western is entitled to reimbursement of expenses, and Great Western is not entitled to the payment of the termination fee.

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Great Western may terminate the Merger Agreement if North Central breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, or any representation or warranty shall have become untrue after March 12, 2012, such that a condition to closing shall not have been satisfied, and such breach or condition has not been cured, or if curable, is not cured within thirty days after written notice from Great Western to North Central.

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In that case, Great Western is entitled to (i) reimbursement of expenses up to $400,000 and (ii) payment of the termination fee if a takeover proposal for North Central existed between March 12, 2012 and the date of termination, and concurrently or within 12 months after such termination, North Central consummates an acquisition transaction with another party, or enters into a letter of intent or agreement in principle or contract to do so.

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North Central may terminate the Merger Agreement if Great Western breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement, or any representation or warranty shall have become untrue after March 12, 2012, such that a condition to closing shall not have been satisfied, and such breach or condition has not been cured, or if curable, is not cured within thirty days after written notice from North Central to Great Western.

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If the Merger Agreement is terminated under this provision, neither North Central nor Great Western is entitled to reimbursement of expenses, and Great Western is not entitled to the payment of the termination fee.

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Either North Central or Great Western may terminate the Merger Agreement if (i) the Merger has not occurred on or prior to the close of business on September 30, 2012 or a later date as permitted under the Merger Agreement allowing for the receipt of required regulatory approvals; or (ii) any court or other governmental entity having jurisdiction over North Central or Great Western has issued or enacted an order, law or taken any other action permanently enjoining, restraining or otherwise prohibiting or having the effect of making illegal the consummation of the Merger or the other transactions contemplated by the Merger Agreement and such order, law or other action shall have become final and nonappealable.

If the Merger Agreement is terminated as described in clause (i) above, Great Western is entitled to reimbursement of expenses up to $400,000 if a takeover proposal for North Central existed between March 12, 2012 and the date of termination and to payment of the termination fee if a takeover proposal existed between March 12, 2012 and the date of termination, and concurrently or within 12 months after such termination, North Central consummates an acquisition transaction with another party, or enters into a letter of intent or agreement in principle or contract to do so.

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Either North Central or Great Western may terminate the Merger Agreement if the shareholders of North Central do not approve the Merger Agreement, provided that North Central may not terminate the Merger Agreement if it has not complied with its obligations discussed under the heading “NO SOLICITATION” on page 27, has not called a shareholder meeting and recommended approval of the Merger Agreement pursuant to the requirements discussed above under the heading “SHAREHOLDER MEETING” on page 29, or has not fulfilled its requirements discussed above under the heading “PROXY STATEMENT” on page 30 or has otherwise breached in any material respect its obligations under the Merger Agreement that could reasonably have caused the failure of the shareholder approval to be obtained.

In that case, Great Western is entitled to (i) reimbursement of expenses up to $400,000 and (ii) payment of the termination fee if a takeover proposal for North Central existed between March 12, 2012 and the date of termination, and concurrently or within 12 months after such termination, North Central consummates an acquisition transaction with another party, or enters into a letter of intent or agreement in principle or contract to do so.

•	Great Western may terminate the Merger Agreement if:

•	North Central has not complied with all of its obligations discussed above under the headings “NO SOLICITATION” on page 27, “SHAREHOLDER MEETING” on page 29, and “PROXY STATEMENT” on page 30;

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the North Central board of directors or any committee thereof has withdrawn its recommendation in favor of the Merger, recommended or approved a different transaction for the acquisition of North Central or taken any action inconsistent with its recommendation to shareholders for the approval of the Merger Agreement and the transactions contemplated therein, or resolved or proposed to do any of the foregoing;

•	any person (other than Great Western or its affiliates) acquires or becomes the beneficial owner of 15% or more of North Central’s common stock;

•	the board of directors recommends to North Central’s shareholders any alternative takeover proposal or resolves to do so;

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a tender offer or exchange offer for 15% or more of North Central’s common stock is commenced, the board of directors of North Central fails to recommend against acceptance of such tender offer or exchange; or

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the board of directors of North Central fails to reaffirm (publicly, if so requested by Great Western) its recommendation in favor of the adoption and approval of the Merger Agreement within five (5) days after Great Western requests that such recommendation be reaffirmed.

If the Merger Agreement is terminated under this provision, Great Western is entitled to (i) reimbursement of expenses up to $400,000 and (ii) payment of the termination fee.

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North Central may terminate the Merger Agreement if prior to the approval of the Merger Agreement by the shareholders of North Central, (A) the board of directors has received a superior proposal, (B) North Central has complied with its obligations discussed under the heading “NO SOLICITATION” on page 27 and (C) at the time of such termination, Great Western has received the termination fee; provided, however, that the board of directors of North Central may terminate the Merger Agreement pursuant to this provision only after five (5) business days following Great Western’s receipt of written notice advising it of the North Central board’s intent to do so, and only if, during such period, North Central and its advisors negotiate in good faith with Great Western to make such adjustments to the Merger Agreement as are necessary to consummate the Merger; provided, further, that North Central may not terminate the Merger Agreement pursuant to this provision unless at the end of the 5 business day period, the board of directors continues reasonably to determine that the alternative takeover proposal constitutes a superior proposal after giving effect to, among other things, the payment of the termination fee to Great Western; provided, further, that the Merger Agreement shall not terminate pursuant to the above unless simultaneously with such termination North Central enters into a definitive acquisition, merger or similar agreement to effect the superior proposal.

In that case, Great Western is entitled to (i) reimbursement of expenses up to $400,000 and (ii) payment of the termination fee.

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Great Western may terminate the Merger Agreement if there shall have been a material adverse change with respect to North Central and such material adverse change is not curable or, if curable, is not cured within 30 days after written notice is given by Great Western to North Central.

If the Merger Agreement is terminated under this provision, neither North Central nor Great Western is entitled to reimbursement of expenses, and Great Western is not entitled to the payment of the termination fee.

Except as discussed above, and without prejudice to any rights Great Western may have for any breach by North Central of the Merger Agreement, each of Great Western and North Central will pay the costs and expenses it incurs in connection with the Merger, including fees and disbursements of counsel, financial advisor and accountant.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NORTH CENTRAL’S SHAREHOLDERS

This section summarizes certain U.S. federal income tax consequences to North Central’s shareholders of their exchange of shares of North Central stock for cash pursuant to the Merger. This section is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. Such laws or interpretations may be amended at any time, possibly with retroactive effect. A ruling from the Internal Revenue Service regarding the Merger will not be requested and no tax opinion of counsel will be rendered to North Central’s shareholders with respect to the Merger. This section does not address any state, local or foreign tax consequences and does not address estate or gift tax consequences.

The tax treatment of each North Central shareholder will depend in part upon the shareholder’s particular situation. Special tax consequences not described in this section may be applicable to particular classes of taxpayers, including financial institutions, pension funds, mutual funds, broker-dealers, persons who are not citizens or residents of the United States or persons who are foreign corporations, or foreign estates or trusts or persons who have received shares as compensation or otherwise in connection with the performance of services. In addition, this section does not describe the tax consequences to shareholders that are partnerships (or entities treated as partnerships for U.S. federal income tax purposes). If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of North Central common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding shares of North Central common stock should consult their own tax advisors.

EACH NORTH CENTRAL SHAREHOLDER IS URGED TO CONSULT WITH THE SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Treatment of the Merger. Generally the receipt of cash for shares of North Central common stock pursuant to the Merger by North Central shareholders will be a taxable transaction for U.S. federal income tax purposes.

Capital Gain or Loss. In general, if its shares are held as capital assets, each shareholder will recognize a capital gain or loss equal to the difference between the amount of cash received and such shareholder’s adjusted tax basis for the shares exchanged in the Merger. Such capital gain or loss will be long term if, as of the effective time of the Merger, the shares were held for more than one year or will be short term if the shares were held for one year or less. For non-corporate taxpayers, long term capital gains are subject to tax at a preferential rate. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Unless a North Central shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations, such as a corporation, such shareholder may be subject to U.S. federal backup withholding tax (currently at a rate of 28%) with respect to any cash payments received as a result of the Merger. Backup withholding is not an additional tax and may be credited to a shareholder’s ultimate tax liability if proper documentation is provided to the Internal Revenue Service.

REGULATORY APPROVALS REQUIRED FOR COMPLETING THE MERGER

General. The transactions contemplated by the Merger Agreement are subject to regulatory approval by the FDIC and the South Dakota Division of Banking. Additionally, the transactions contemplated by the Merger Agreement require either receipt of approval from the Board of Governors of the Federal Reserve System acting through the Federal Reserve Bank or waiver of such approval. Also, the transactions contemplated by the Merger Agreement require non-objections from the United States Department of Justice and APRA. The applications necessary to obtain these regulatory approvals from the FDIC and the South Dakota Division of Banking have been filed.

The transactions contemplated by the Merger Agreement cannot be completed without receipt of such approvals (or waiver thereof) and non-objections. While we do not know of any reason why non-objection would not be received from any of the applicable regulatory bodies, in a timely manner, we cannot assure you that these non-objections will be received or what the timing may be or that such non-objections will not be subject to one or more conditions that affect the advisability of the Merger.

Federal Deposit Insurance Corporation. The merger of First Federal with and into Great Western Bank is subject to approval by the FDIC under Section 18(c) of the Federal Deposit Insurance Act, as amended (“FDIA”), popularly known as the “Bank Merger Act.” Under the Bank Merger Act, the FDIC may not approve a transaction that would result in a monopoly or otherwise substantially lessen competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the FDIC considers the financial and managerial resources of the companies involved in the proposed merger and their subsidiary institutions and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, as amended (the “CRA”), the FDIC must take into account the record of performance of each party to the proposed merger in meeting the credit needs of its entire communities, including low and moderate income neighborhoods, served by each party. The FDIC also must consider the effectiveness of each party involved in the proposed transaction in combating money laundering activities. We are not aware of any matter that would raise issues under these statutory approval criteria. Federal law requires publication of notice of, and the opportunity for public comment on, the application submitted by Great Western Bank and First Federal for FDIC approval. The public comment period commenced on March 17, 2012 and ends on April 16, 2012.

Following FDIC approval, the Bank Merger Act imposes a waiting period of up to 30 days after the FDIC approves application to permit the United States Department of Justice to file objections to the proposed merger of First Federal with and into Great Western Bank under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of

Justice has not provided any adverse comments relating to the competitive factors of the transaction, which is expected. In reviewing these transactions, while the Department of Justice could analyze the effect of the transactions on competition differently than the FDIC, and thus it is possible that the Department of Justice could reach a different conclusion than the FDIC regarding the anti-competitive effects of these transactions. While not expected, if the Department of Justice were to commence an antitrust action, it would stay the effectiveness of the FDIC’s approval unless a court specifically orders otherwise. We are not aware of any factors that would lead to the Department of Justice commencing an antitrust action.

Pursuant to Section 44 of the FDIA and the implementing regulations of the FDIC with respect to interstate bank mergers, a copy of the application filed with the FDIC by Great Western Bank and First Federal relating to their merger have been provided to the Iowa Division of Banking, as the host state regulator to the former First Federal’s branches that will be retained by Great Western upon consummation of their merger.

South Dakota Division of Banking. The merger of First Federal with and into Great Western Bank is subject to approval by the South Dakota Division of Banking, Great Western Bank’s primary regulator. The application to obtain approval of the South Dakota Division of Banking has been filed.

In connection with the South Dakota Division of Banking’s consideration of the application, the Director of the Division of Banking requires that a public notice of the application be published in a newspaper of general circulation serving the community most directly affected by the application, together with any other means of notification to interested persons as the director may determine, which shall invite the submission of public comments for a period of 30 days following the date of publication. In addition to consideration of public comments, other factors taken into consideration by the South Dakota Division of Banking for determining whether to approve such application include whether Great Western Bank, as the resulting bank after its merger with First Federal, would continue to comply with minimum requirements for state-chartered banks under the South Dakota Statutes Annotated and implementing regulations of the South Dakota Division of Banking.

Federal Reserve Board of Governors. Great Western’s acquisition of 100% of the outstanding shares of First Federal following the merger of North Central into Great Western and the merger of the banking subsidiaries is subject to approval by the Federal Reserve Bank. The requirement for Great Western to obtain such approval by submitting an application may be waived pursuant to an exemption available to certain bank holding companies such as Great Western where a Bank Merger Act application is also subject to federal bank regulatory review, provided the bank holding company complies with a notice requirement prior to consummation of the transaction. Great Western intends to seek such waiver request after the FDIC has made a preliminary decision as to the merger of First Federal with and into Great Western Bank.

If for any reason the Federal Reserve Bank does not grant the waiver request, Great Western will file an application for approval of its acquisition of 100% of the outstanding shares of First Federal pursuant to Section 3(a)(3) of the Bank Holding Company Act of 1956, as amended (“BHCA”). If an application is required to be filed, the BHCA would prohibit the Federal Reserve Bank from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Bank finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Bank would also be required to take into consideration the extent to which the proposed transaction would result in greater or more concentrated risk to the stability of the United States banking or financial system. In addition, under the CRA, the Federal Reserve Bank must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Moreover, if an application is required, applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Bank and authorizes the agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

Australian Prudential Regulation Authority. Under Australian law, Great Western’s ultimate parent, National Australia Bank Limited, must obtain a non-objection notification from APRA with respect to the Merger. The application to obtain APRA non-objection has been made.

BACKGROUND OF THE MERGER

From time to time, the board of directors of North Central assesses the economic, regulatory and competitive conditions in which North Central operates as well as its long-term business strategy. During recent years, North Central’s board of directors has held annual strategic planning sessions during which representatives of KBW provided the board of directors of North Central with an overview of the banking environment, updated the board on the state of the bank equity market and led a discussion of strategy, including with respect to the benefits and consequences for North Central of remaining an independent entity, operating and growing the business of First Federal as a community-oriented bank. Affiliates of KBW have been advising North Central since North Central M.H.C.’s reorganization and conversion into a stock form in 1996, when North Central was created to become the holding company parent of First Federal.

North Central was approached in April 2010 by another party which inquired regarding the possibility of engaging in a potential strategic transaction. No specific consideration amount was offered and North Central did not engage in substantive discussion with this party. North Central’s board determined not to pursue the inquiry given North Central’s long-standing business strategy to remain an independent institution.

On July 5, 2011, Mr. David Bradley, Chairman, President and Chief Executive Officer of North Central contacted Mr. Doug Bass, Iowa Regional President of Great Western Bank, on unrelated matters and at the conclusion of their discussion, Mr. Bass requested Mr. Bradley to keep Great Western in mind should North Central ever become interested in entering into a sale transaction. Mr. Bradley relayed Mr. Bass’ comment to members of the board of directors of North Central, including Mr. Paul F. Bognanno, the board’s lead director, on two separate occasions. In light of the directors’ perception of an increasingly burdensome regulatory climate for community banking institutions following enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the continued challenging interest rate environment, the directors requested Mr. Bradley to follow-up with Mr. Bass on his indication of interest. Mr. Bradley then called Mr. Bass and arranged to meet with him on September 8, 2011 at the Des Moines Golf and Country Club. At that meeting, Mr. Bradley informed Mr. Bass that he had been authorized to commence discussions with Great Western for the purpose of seeking additional information about a possible sale of North Central.

On September 27, 2011, directors of North Central authorized the entry into a confidentiality agreement by North Central with Great Western to permit Great Western to conduct a due diligence investigation of North Central, and to facilitate transaction discussions. Later that day, on September 27, 2011, North Central and Great Western entered into the confidentiality agreement. Preliminary merger discussions began shortly thereafter. Following its entry into the confidentiality agreement, North Central requested KBW to assist it in connection with merger discussions.

Between September 27, 2011 and January 11, 2012, Great Western and its representatives conducted a preliminary due diligence investigation of North Central. On November 17, 2011, a management meeting was held in Ames, Iowa among Mr. Bradley, Mr. Thomas Chalstrom, the Executive Vice President and Chief Operating Officer of North Central, Mr. Kenneth Karels, Great Western’s President and Chief Executive Officer and other members of Great Western’s senior management team, to discuss opportunities for synergies, further due diligence by Great Western and next steps in connection with the possible transaction.

On December 15, 2011, at an annual planning session of the North Central board of directors, Paul Hastings LLP (“Paul Hastings”), North Central’s legal counsel, advised the directors on their fiduciary duties generally in connection with a potential sale transaction.

During the period between entering into the confidentiality agreement and January 11, 2012 at each regularly scheduled board meeting, Mr. Bradley provided regular updates to the directors of North Central regarding the discussions involving North Central and Great Western management. All directors were present during executive sessions with Mr. Bradley during which they received additional updates and discussed the proposed transaction.

On January 11, 2012, Mr. Karels advised Mr. Bradley that Great Western would be providing a preliminary non-binding indicative letter to acquire North Central and advised him of the key terms of the proposal. Mr. Bradley received the letter on January 11, 2012 and shared it with the directors of North Central on that day. Great Western’s January 11, 2012 letter called for Great Western to purchase the outstanding stock of North Central for a total purchase price of $41.3 million, which was 1.1 times Great Western’s estimate of net tangible book value as of September 30, 2011 (the equivalent of $30.48 per share), subject to additional due diligence including a reduction for credit impairments that Great Western deemed appropriate upon completion of its due diligence review. As of January 6, 2012, the proposed price, without giving effect to any adjustment, represented a 76% premium to the six month volume weighted average share price and a 66% premium to the share closing price on that day. The January 11, 2012 letter also stated that Great Western expected to engage with North Central in the sale process on an exclusive basis and expected that Great Western and North Central would enter into an exclusivity agreement before Great Western commences further due diligence.

On January 17, 2012, a special meeting of the North Central board of directors was held to discuss Great Western’s January 11, 2012 letter. Representatives of KBW made a presentation to the board of directors regarding the merger and acquisition environment, including recent bank acquisition transactions, both nationwide and in the Midwest region. They also discussed the financial aspects of the January 11, 2012 letter and the potential adjustments to the preliminary price indicated. Representatives of KBW also discussed various methodologies for valuing the financial aspects of the January 11, 2012 letter and various nationwide transactions with announced loan marks (which refer to the additional loan loss reserve over and above a target’s allowance for loan loss, as determined by an acquirer) and their prices as a percentage of tangible book value and adjusted tangible book value. The directors discussed the valuation methodologies and data, and their possible impact on a final negotiated price with Great Western. Representatives of KBW also discussed their views of Great Western’s financial ability to pay the proposed purchase price and the likelihood of Great Western obtaining required bank regulatory approvals. Representatives of Paul Hastings, as well as North Central’s local counsel, Dickinson Mackaman Tyler & Hagen, P.C. (“DMTH”), advised the board of directors on their fiduciary duties under applicable law, and other issues related to a potential sale of North Central. In addition, at the meeting, the directors discussed the relative merits of remaining independent as compared to entering into the proposed transaction. Directors expressed concerns regarding the current challenging economic conditions and interest rate environment and their impact on North Central’s prospects. At the conclusion of the meeting, the board of directors established a committee of independent directors chaired by Mr. Bognanno, which consisted of all directors except Mr. Bradley and Mr. Chalstrom, who were officers of North Central and First Federal. This committee was created to facilitate active board involvement in the sale process.

The independent directors’ committee held a meeting on January 19, 2012. Representatives of KBW also participated. Directors and the KBW representatives discussed recent comparable merger and acquisition transactions in the North Central’s region. The committee and KBW also discussed the advantages and disadvantages of negotiating a sale transaction with Great Western as opposed to marketing North Central to other potential purchasers. After discussion and taking into account KBW’s views, the committee determined that it would be in best interests of North Central and its shareholders to enter into a sale agreement with Great Western, so long as the terms were favorable, rather than to attempt to market North Central to other potential purchasers. In reaching this determination, the committee considered the significant market premium implied by Great Western’s offer, Great Western’s request for North Central to deal with it exclusively and the risk that Great Western would not proceed with due diligence and negotiating an agreement to acquire North Central if it were to be marketed to others, the significant expenses North Central would incur in shopping for another deal and the potential negative impact to the business and customer and employee relations if the marketing became publicly known. The committee also discussed the need to ensure the retention of key employees of North Central while a transaction was under consideration or pending. The committee designated Mr. Bognanno and Mr. Bradley as North Central’s negotiating team, assisted by representatives of KBW and directed them to negotiate with Great Western regarding the possible sale transaction, with the goal of improving on the financial terms set forth in Great Western’s January 11, 2012 letter if possible and preserving the ability of the board to accept a financially superior alternative acquisition proposal should one be proposed.

On January 20, 2012, North Central’s negotiating team participated in a conference call with Mr. Karels. North Central’s representatives informed Mr. Karels that based on KBW’s market analysis, North Central wished to discuss increasing the purchase price for North Central by 5-10% higher than the price indicated in the January 11, 2012 letter. Representatives of North Central also raised the need to put in place retention bonuses for key employees of North Central and for Great Western to agree to honor existing employment agreements in order to ensure the continued service of key employees while any transaction is pending. They also indicated that the transaction documents should include provisions to enable the board of directors of North Central to adequately exercise its fiduciary duties in connection with the transaction. Mr. Karels responded that Great Western was at the top of its price range and would not increase its offer, but that in principle Great Western would be willing to accommodate the other requests. North Central’s representatives indicated that they would convey Great Western’s position to the North Central board of directors for further consideration. Following discussion, the parties agreed to reconvene at a later date to discuss the response of the board of directors of North Central to these discussions.

On January 20, 2012, following the call between the representatives of North Central and Great Western, the North Central board of directors held a special meeting. Representatives of KBW, Paul Hastings and DMTH also participated. Members of the North Central negotiating team briefed the directors on the call with Great Western, including that Great Western had indicated that the price indicated in its offer was the highest that it was willing to propose and that Great Western was not willing to increase it. Representatives of Paul Hastings and KBW expressed their views on deal protection terms typically found in merger agreements. Following discussion, the directors authorized continued negotiations with Great Western.

On January 23, 2012, members of the North Central negotiating team participated in a follow-up conference call with Great Western to discuss the terms of the transaction and related due diligence, following which Mr. Karels indicated that Great Western would revise the January 11, 2012 letter to reflect the matters discussed.

On January 24, 2012, Mr. Bradley and Mr. Bognanno met with Mr. Karels to discuss the exclusivity agreement that Great Western had requested. To induce Great Western to commit the time and expense to complete its remaining due diligence on North Central, on January 25, 2012, North Central executed the exclusivity agreement. Under the terms of the exclusivity agreement, North Central agreed to refrain, and cause its directors, officers, employees and other representatives to temporarily refrain, from taking any action to solicit, initiate, facilitate or otherwise encourage the submission by any third party of a takeover proposal that would compete with Great Western’s potential bid for North Central until March 17, 2012. While this agreement temporarily restricted North Central’s actions, by its terms, it did not prevent North Central and its board from fulfilling fiduciary duties to shareholders by participating in any discussions or negotiations in connection with any unsolicited bona fide proposal by a third party to acquire North Central.

On January 25, 2012, Mr. Karels sent a revised preliminary non-binding indicative letter to Mr. Bradley and Mr. Chalstrom in their corporate capacities.

The revised proposal summarized an indicative non-binding cash offer by Great Western for the acquisition of 100% of North Central for a total purchase price of $41.3 million as per the January 11, 2012 letter, which represented 1.1 times Great Western’s estimate of North Central’s net tangible book value as of September 30, 2011 but included additional understandings by Great Western that it would honor North Central’s existing employment contracts and that, within a short period after the closing of the merger transaction, retention payments totaling up to $175,000 in the aggregate would be made to key employees whose continued services through the merger transaction period would be critical to facilitating a smooth integration of the two companies. The January 25, 2012 letter also confirmed that the merger agreement would include provisions to enable the board of directors of North Central to adequately exercise its fiduciary duties in connection with the transaction. Great Western’s January 25, 2012 proposal was also subject to satisfactory further due diligence, including confirmation of and adjustment for any loan impairment that Great Western deemed appropriate upon completion of a detailed credit review. The January 25, 2012 letter also noted that the consideration would be funded with existing Great Western group resources and that as of January 24th, the offer implied a 77% premium to the six month volume weighted average share price of North Central and a 65% premium to the closing price of North Central’s common stock on January 24, 2012.

Subsequently, Great Western submitted detailed due diligence requests to North Central and engaged in a detailed second phase due diligence review of North Central until the signing of the merger agreement.

On February 16, 2012, counsel for Great Western delivered to counsel for North Central a draft of the definitive merger agreement. Between February 16, 2012 and March 12, 2012, the parties and their representatives exchanged various drafts of the transaction documents and held a number of telephonic meetings to discuss and finalize the terms of the proposed transaction and to negotiate acceptable final transaction documents, including, without limitation, provisions relating to the scope of representations, warranties and covenants, the amount of termination fees and the circumstances under which they would be paid, whether the payment of such termination fees would serve as liquidated damages, the terms under which North Central would be permitted to respond to certain unsolicited alternative proposals and whether North Central would have a “go shop” period to proactively seek such proposals.

On March 2, 2012, Mr. Bognanno provided an email update to the committee of independent directors on the discussions regarding terms of the merger agreement, including termination rights and fees and the progress of Great Western’s due diligence.

On March 6, 2012, Mr. Bradley and Mr. Bognanno held a conference call with Great Western representatives to discuss outstanding financial terms of the offer. Representatives of Great Western indicated that based on their due diligence to date and taking into account related adjustments, Great Western would be prepared to pay a total purchase price of $40.7 million for North Central.

Later that day, North Central’s board of directors held a special meeting. Representatives of KBW also participated. Mr. Bradley informed the board of directors that Great Western provided an updated purchase price indication, which was developed following Great Western’s near completion of its due diligence investigation. Mr. Bradley indicated that the new aggregate indicated price of $40.7 million, or $29.99 per share, was 1.1 times Great Western’s estimate of North Central’s tangible book value as of December 31, 2011, after making adjustments identified during Great Western’s detailed due diligence review. After discussion, Mr. Bradley suggested that the board consider making a counter-proposal that reflected the estimated, unaudited book value of North Central as of January 31, 2012. Directors noted that the equity markets had improved over the past 60 days and that North Central’s stock price had moved up significantly. North Central’s stock price had closed at $23.00 the day before, on March 5th. The directors determined to move forward with a counter-proposal to Great Western for a total purchase price equal to the estimated, unaudited book value of North Central as January 31, 2012.

The North Central’s board of directors held another special meeting again on March 7, 2012. Representatives of KBW and Paul Hastings also participated in the meeting. The board further discussed Great Western’s price proposal as well as the status of the merger agreement. Representatives of Paul Hastings advised the board on their fiduciary duties in light of the discussions and the proposal from Great Western.

Following the special board meeting on March 7th, members of the North Central negotiating team and representatives of KBW spoke with representatives of Great Western and Macquarie Capital, Great Western’s financial advisors. They conveyed North Central’s counter-proposal of a purchase price of $30.93 per share, for a total purchase price of $41,979,798, the estimated, unaudited book value of North Central as of January 31, 2012, with no adjustments to reflect the results of Great Western’s due diligence. Mr. Karels expressed Great Western’s disappointment at the counter proposal and at North Central’s proposed change to the purchase price calculation methodology.

On March 8, 2012, representatives of Macquarie Capital informed representatives of KBW that Great Western would be prepared to offer a total purchase price of $41.5 million (which would reflect stated and audited book value of North Central as at December 31, 2011 less $600,000, the repurchase price of the warrant to purchase common stock issued to the U.S. Department of the Treasury under its Troubled Asset Relief Program (known as TARP)), with no adjustments to reflect the results of Great Western’s due diligence, instead of the $41,979,798 total price requested by North Central. On the same day, officers of Great Western contacted members of the North Central negotiating team and discussed with them the $41.5 million total purchase price.

On March 9, 2012, a special meeting of the North Central board of directors was held. Representatives of KBW and Paul Hastings also participated. Representatives of KBW updated the board on discussions with Great Western, including the proposed $41.5 million total purchase price. Representatives of Paul Hastings participated in a discussion with the board of directors on fiduciary duty considerations as well as on the status of the negotiations of the transaction documents. Upon further discussion by the independent directors who met in executive session and then rejoined the meeting, the board determined to continue negotiations with Great Western on the basis of a $41.5 million total purchase price.

Following the meeting, representatives of North Central informed representative of Great Western of the decision of the board of directors of North Central to continue working towards a transaction, and the parties and the representatives continued working to finalize the transaction documents.

On March 12, 2012, a special meeting of the North Central board of directors was convened. Representatives of KBW and Paul Hastings also participated. Representatives of KBW led the directors through the Fairness Opinion prepared by KBW with respect to the consideration to be received by the shareholders of North Central in the sale, a copy of which was distributed to directors prior to the meeting, as well as a presentation setting forth the basis for such opinion. A detailed discussion of KBW’s Fairness Opinion is discussed under the heading “OPINION OF NORTH CENTRAL’S FINANCIAL ADVISOR” below.

Representatives of KBW also reviewed the transaction and aggregate price offer by Great Western of $41.5 million for the purchase of 100% of the outstanding shares of North Central, which represented $30.58 for each of the outstanding common shares of North Central, or approximately 100% of stated, audited book value as of December 31, 2011, not including the cost to repurchase the warrant issued to the U.S. Department of the Treasury. Based on the data presented, representatives of KBW advised the board of directors that in their opinion, as of the March 12, 2012, the consideration in the merger was fair, from the financial point of view, to holders of the common shares of North Central.

Representatives of Paul Hastings participated in a discussion with the board of directors of North Central on fiduciary duty considerations with respect to its shareholders under applicable law, as well as terms of the merger agreement and the related shareholder agreements to be entered into in connection therewith, copies of each of which had been delivered to the directors in advance of the meeting. The board of directors then engaged in a discussion of the terms of the agreements and representative of Paul Hastings answered their various questions. After discussion and taking into account the Fairness Opinion delivered by representatives of KBW and other factors described below in greater detail under the heading “Reasons for the Merger”, the board of directors unanimously adopted resolutions which, among other things, approved the merger agreement and transactions contemplated thereby and resolved to recommend that our shareholders vote for approval of the merger of North Central. Following the board meeting, a definitive merger agreement was executed by North Central and Great Western and was publicly announced contemporaneously with the opening of the NASDAQ Stock Market on March 13, 2012.

The terms of the Merger Agreement are detailed above under “The Merger Agreement” on page 19 of this Proxy Statement.

Developments after Execution of the Merger Agreement

Pursuant to the Merger Agreement, until 11:59 p.m., Central Time, on April 12, 2012, North Central and its representatives were able to initiate, solicit and encourage any inquiry or the making of any proposal or offer that could lead to an alternative acquisition transaction, including by way of providing access to nonpublic information of North Central subject to the terms of the Merger Agreement, and participating in discussions and negotiating with third parties with respect to alternative acquisition proposals. During the “go shop” period, KBW approached a total of 15 nonaffiliated banking companies to solicit their interest in pursuing an acquisition transaction with North Central, and informed them on the timing and other logistics related to the “go shop” period.

In developing the list of potential buyers, KBW focused primarily on regional buyers and Iowa companies at or within North Central’s geographic footprint, and identified the companies that would possibly be interested in doing an in-market transaction as long as they were healthy with adequate amounts of capital. KBW also considered other companies that had strong capital levels, were profitable, and had good asset quality measures.

In response to KBW’s solicitation under the “go shop” provision of the Merger Agreement on March 29, 2012, one institution that was contacted by KBW expressed an interest in potentially engaging in an acquisition transaction with North Central and requested access to nonpublic information about North Central. Prior to executing a confidentiality agreement with North Central, on March 30, 2012, the potential buyer notified KBW that it had decided not to continue preliminary discussions. Discussions were then discontinued without any transmission of nonpublic information.

Since the date the Merger Agreement was executed and as of the date of this Proxy Statement no other parties have engaged in discussions with North Central or KBW in furtherance of pursuing an alternative acquisition proposal, or made or indicated any intention to make an alternative acquisition proposal prior to, or after, the expiration of the “go shop” period. The terms and the timing of the “go shop” period are summarized above under “No Solicitation” on page 27 of this Proxy Statement.

NORTH CENTRAL’S REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

North Central’s board of directors has unanimously approved the Merger Agreement and the Merger, and unanimously recommends that North Central’s shareholders vote “FOR” approval of the Merger Agreement.

North Central’s board of directors has determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of North Central and its shareholders. In approving the Merger Agreement, the board of directors consulted with its financial advisor KBW with respect to the fairness of the per share merger consideration to the shareholders of North Central from a financial point of view, and also consulted with its counsel Paul Hastings and local counsel, DMTH, as to its legal duties and the terms of the Merger Agreement.

In arriving at its determination, the board of directors considered a number of factors, including the following factors that the board of North Central viewed as reasons in favor of recommending approval of the Merger Agreement and the other transactions contemplated thereby, including the Merger:

•

Upon consummation of the Merger, each issued and outstanding share of common stock of North Central will be converted into the right to receive $30.58 per share in cash, representing an approximate premium of 39% over the share closing price on March 12, 2012, the date that the parties entered into the Merger Agreement;

•

The financial presentation of KBW, North Central’s financial advisor, and the opinion of KBW that, as of the date of such opinion, the Cash Merger Consideration of $30.58 was fair, from a financial point of view, to the holders of North Central’s common stock;

•	The ability of Great Western to pay the aggregate merger consideration and to receive the requisite regulatory approvals in a timely manner;

•

The fact that the consideration to be received by the holders of North Central’s common stock is cash, thus reducing uncertainty in valuing the merger consideration to be received by such shareholders;

•	The absence of a financing condition to closing the Merger;

•

The favorable effects of the Merger on North Central’s depositors, customers and communities served by North Central is because of the expectation that they would continue to be served by Great Western Bank, a larger and more geographically diverse institution than First Federal;

•

The agreement of Great Western that any employee of North Central or any of its subsidiaries, other than Messrs. Bradley and Chalstrom, whose employment is involuntarily terminated for a reason other than “cause” within six months following the effective time will be eligible to receive a severance payment;

•

The environment in which North Central operates and is expected to operate, including the continued lag in the national, regional and local economic conditions, the competitive environment for banks and other financial institutions generally and the increased regulatory burdens on financial institutions generally and on community banks such as First Federal in particular;

•	The compatibility and complimentary nature of North Central’s and Great Western’s franchises; and

•

Provisions in the Merger Agreement allowing for the “go shop” period and permitting the board of directors, in the exercise of its fiduciary duties whether during the “go shop” period or outside of such period, under certain conditions, to furnish information to, or engage in negotiations with third parties regarding alternative acquisition proposals and to terminate the Merger Agreement to accept such a proposal.

North Central’s board of directors considered the following negative factors in its deliberations concerning the Merger:

•	The provisions of the Merger Agreement obligating North Central to pay Great Western a termination fee and to reimburse its expenses under certain circumstances;

•	The effect the termination fee could have on a third party’s decision to propose a merger or a similar transaction to North Central;

•	The fact that receipt of the merger consideration would result in a taxable transaction to the holders of North Central’s common stock;

•

The timing of receipt of, and the terms of, approvals from appropriate governmental and regulatory entities, including the possibility of delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals;

•	The risk that benefits anticipated from the Merger may not be achieved; and

•	The risk that that the Merger would not be consummated.

In approving the Merger Agreement, North Central’s board of directors believed that the anticipated benefits described above substantially outweighed the negative factors. As the board of directors continues to believe that the benefits anticipated from the Merger substantially outweigh any negative factors for consideration, the board of directors unanimously recommends that North Central’s shareholders vote “FOR” approval of the Merger Agreement.

The discussion and factors considered by North Central’s board of directors is not intended to be exhaustive, but includes the material factors considered. In approving the Merger Agreement, the board of directors did not assign any specific or relative weights to any of the foregoing factors. Individual directors may have weighted factors differently.

OPINION OF NORTH CENTRAL’S FINANCIAL ADVISOR

In September 2011, KBW began representing North Central on preliminary merger discussions with Great Western. In addition, as a result of the receipt of Great Western’s January 11, 2012 Letter, KBW was formally engaged by North Central on January 19, 2012 to act on an exclusive basis in rendering financial advisory and investment banking services to North Central in connection with a potential sale transaction.

KBW assisted North Central in analyzing, structuring, negotiating and reviewing the financial aspects of the Merger. KBW is a nationally-recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with North Central and its business, having previously worked as a financial consultant to North Central. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

The Fairness Opinion of KBW is described below. The description of such opinion contains projections, estimates and/or other forward-looking statements about the future earnings or other measures of the future performance of North Central. You should not rely on any of these statements as having been made or adopted by KBW.

The full text of KBW’s written opinion is attached as Appendix B to this document and is incorporated herein by reference. North Central shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the North Central board of directors and addresses only the fairness, from a financial point of view, of the consideration offered to the North Central shareholders. It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any North Central shareholder as to how the shareholder should vote at the North Central Special Meeting on the Merger Agreement or any related matter.

As part of its engagement, representatives of KBW attended or participated telephonically in numerous meetings and discussions of the board of directors of North Central. Representatives of KBW also participated telephonically at the March 12, 2012 meeting of the board of directors of North Central, which was convened for the purpose of evaluating the final version of the Merger Agreement with Great Western. At this meeting, KBW rendered an oral opinion, subsequently confirmed in writing, that the consideration to be received by North Central’s shareholders in the Merger was fair to those shareholders from a financial point of view. The Merger Agreement was approved by the board of directors of North Central at this meeting.

KBW’s Fairness Opinion is directed to the board of directors of North Central and addresses only the cash consideration to be received by North Central shareholders under the Merger Agreement. It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any stockholder of North Central as to how such stockholder should vote at the Special Meeting with respect to the Merger Agreement or any matter related thereto.

In rendering the Fairness Opinion, KBW:

•	reviewed the Merger Agreement;

•

reviewed the Annual Reports to Shareholders and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2011 of North Central and annual regulatory financial filings for the three fiscal years ended December 31, 2011 of Great Western;

•	reviewed certain interim reports to shareholders and Quarterly Reports on Form 10-Q of North Central and certain interim regulatory financial filings of Great Western;

•	reviewed certain other communications from North Central to its shareholders;

•	reviewed other financial information concerning the businesses and operations of North Central furnished to KBW by North Central for purposes of KBW’s analysis;

•

held discussions with senior management of North Central and Great Western regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters deemed relevant to KBW’s inquiry; and

•

compared certain financial and stock market information for North Central and certain financial information for Great Western with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as considered appropriate.

In conducting its review and arriving at its conclusion, KBW relied upon the accuracy and completeness of all of the financial and other information provided to it and has not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. KBW relied upon the management of North Central and Great Western as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to KBW. KBW assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and has assumed, with management’s consent, that the aggregate allowances for loan and lease losses for North Central and Great Western are adequate to cover such losses. In rendering the Fairness Opinion, KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of North Central or Great Western, and did not examine any individual loan or credit files.

The projections furnished to KBW were prepared by senior management of North Central and Great Western. North Central and Great Western generally do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the Merger. As a result, such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in any such projections.

The following is a summary of the material analyses presented by KBW to the North Central board of directors on March 12, 2012, in connection with its Fairness Opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW to the North Central board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposal. Under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01 per share of North Central will be converted into the right to receive $30.58 per share.

Comparable Companies Analysis. In performing this analysis, KBW reviewed publicly available information related to public banks located in the Midwest with assets between $350 million and $500 million, a return on average assets of greater than 0% for the quarter ended December 31, 2011 and non-performing assets/assets of less than 4%. This resulted in the following 15 depository institutions that KBW considered comparable to North Central (the “Comparable Companies”).

•	Mackinac Financial Corporation;

•	F.S. Bancorp;

•	FCB Bancorp, Inc.;

•	Killbuck Bancshares, Inc.;

•	Farmers Bancorp;

•	Iowa First Bancshares Corp.;

•	Citizens First Corporation;

•	Pontiac Bancorp, Inc.;

•	Bancorp. of Southern Indiana;

•	Crystal Valley Financial Corporation;

•	First Bancorp of Indiana, Inc.;

•	Commercial National Financial Corporation;

•	FCN Banc Corp.;

•	FC Banc Corp.; and

•	CITBA Financial Corporation.

KBW compared the profitability, capital ratios, asset quality, and market valuation of North Central to the profitability, capital ratios, asset quality, and market valuation of the Comparable Companies. KBW also compared how various transaction multiples related to the Merger compare to the pricing metrics for the Comparable Companies. In performing these analyses, KBW used financial information as of the three-month period ended December 31, 2011 in all cases (except for one institution for which the data used was as of September 30, 2011). Market price information was as of March 9, 2012.

Below is a table illustrating how North Central’s profitability fared against other institutions in KBW’s comparable company analysis when compared to the peer group minimum and maximum amounts.

	North Central	North Central Peer Group Minimum	North Central Peer Group Maximum
Return on Average Assets (%)	0.35	0.06	1.14
Return on Average Equity (%)	3.19	0.57	12.05
Net Interest Margin (%)	3.54	2.69	4.38
Efficiency Ratio (%)	67.76	37.60	83.01

Below is a table illustrating how North Central’s capital ratios fared against other institutions in KBW’s comparable company analysis when compared to the peer group minimum and maximum amounts.

	North Central	North Central Peer Group Minimum	North Central Peer Group Maximum
Tangible Common Equity/Tangible Assets (%)	9.62	4.84	14.78
Tier 1 Capital Ratio (%)	13.50	11.62	20.81
Total Capital Ratio (%)	14.70	12.87	22.08

Below is a table illustrating how North Central’s asset quality fared against other institutions in KBW’s comparable company analysis when compared to the peer group minimum and maximum amounts.

	North Central	North Central Peer Group Minimum	North Central Peer Group Maximum
Loan Loss Reserve/Loans (%)	1.83	1.02	2.42
Texas Ratio (%)(1)	31.74	1.33	56.58
Non-performing Assets/Assets (%)	3.48	0.14	3.61
NCOs/Avg. Loans (%)(2)	0.28	(0.01)	2.96

(1)	The Texas ratio is determined by dividing a bank’s nonperforming assets (nonperforming loans and the real estate now owned by the bank because it foreclosed on the property) by its tangible common equity and loan loss reserves. Tangible common equity is equity capital less goodwill and intangibles. As the ratio approaches 100%, the bank’s risk of failure rises. And relatively speaking, the higher the ratio, the more precarious the bank’s financial situation.
(2)	Loans and leases charged off, net of recoveries, as a percent of average loans, net of average guaranteed loans, and leases.

Below is a table illustrating how certain valuation measures of North Central fared against other institutions in KBW’s comparable company analysis when compared to the peer group minimum and maximum amounts.

	North Central	North Central Peer Group Minimum	North Central Peer Group Maximum
Price/Book (%)	75	52	145
Price/Tangible Book (%)	76	52	150
Core Deposit Premium (%)	(3.0)	(6.5)	6.2

Below is a table illustrating how various pricing multiples, when applied to the Cash Merger Consideration to be paid in the Merger, compare to the minimum and maximum aggregate values derived from the Comparable Companies.

	Merger	North Central Peer Group Minimum	North Central Peer Group Maximum
Deal Value ($mm)	41.5	n/a	n/a
Price/Book (%)	99	52	145
Price/Tang. Book (%)	100	52	150
Core Deposit Premium (%)	(0.0)	(6.5)	6.2

Below is a table illustrating how the Cash Merger Consideration to be paid in the Merger compares to the minimum and maximum per share values derived from the Comparable Companies.

	Merger Deal Value per Share	North Central Peer Group Minimum	North Central Peer Group Maximum
Price/Book ($)	$30.58	$16.01	$45.13
Price/Tang. Book ($)	$30.58	$15.83	$45.97
Core Deposit Premium ($)	$30.58	$14.96	$45.77

Comparable Transaction Analysis. KBW reviewed publicly available financial data related to two sets of comparable bank and thrift mergers and acquisitions and compared them with the consideration to be received in the Merger. Comparable factors examined include relative financial condition, asset quality and financial performance, price to book value, price to tangible book value and core deposit premium.

Transaction multiples were derived from the $30.58 per share price payable in the Merger and North Central’s financial data as of December 31, 201l. For each precedent transaction, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

•

tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Midwest Precedent Transactions. KBW evaluated a Midwest grouping of comparable precedent transactions to examine the merger and acquisition activity in the Iowa and Midwestern market generally. The Midwest grouping of comparable transactions included bank and thrift transactions located in the Midwest announced after January 1, 2009 with deal values between $25 and $100 million (the “Midwest Precedents”). The 11 transactions included in this group were as follows.

Midwest Precedents
Acquirer	Target
First Financial Corporation	Freestar Bank, National Association
American State Bancshares, Inc.	Rose Hill Bancorp., Inc.
First Illinois Corporation	HPB Holdings, Inc
Old National Bancorp	Monroe Bancorp
German American Bancorp, Inc.	American Community Bancorp, Inc.
Rigler Investment Co.	State Bank & Trust Company
Great Western Bancorporation, Inc.	F&M Bank-Iowa Central
Chemical Financial Corporation	O.A.K. Financial Corporation
United Community Bancorp, Inc.	Brown County State Bank
Private Investor - R. Dean Phillips	HNB National Bank
Community Exchange Bancshares	Hindman Bancshares, Incorporated

Below is a table illustrating how various transaction multiples, when applied to the Cash Merger Consideration to be paid in the Merger, compare to the minimum and maximum aggregate values derived from the Midwest Precedents.

	Merger	Midwest Precedent Minimum	Midwest Precedent Maximum
Deal Value ($mm)	41.5	25.0	90.5
Price/Book (%)	99	52	178
Price/Tang. Book (%)	100	52	178
Core Deposit Premium (%)	(0.0)	(7.2)	9.9

Below is a table illustrating how the Cash Merger Consideration to be paid in the Merger compares to the minimum and maximum per share values derived from the Midwest Precedents.

	Merger Deal Value per Share	Midwest Precedent Minimum	Midwest Precedent Maximum
Price/Book ($)	$30.58	$16.01	$55.15
Price/Tang. Book ($)	$30.58	$15.83	$54.53
Core Deposit Premium ($)	$30.58	$13.14	$54.58

Below is a table illustrating how various target financial information compares to financial information from the Midwest Precedents.

	North Central	Midwest Precedent Minimum	Midwest Precedent Maximum
Total Assets ($mm)	433	145	867
Target Equity/Target Assets (%)	9.62	6.68	15.95
Most Recent Quarter Return on Average Assets (%)	0.35	(4.29)	1.42
Most Recent Quarter Return on Average Equity (%)	3.19	(41.64)	12.77
Non-Performing Assets/Assets (%)	3.48	0.21	4.65

Nationwide Precedent Transactions. KBW reviewed a second set of comparably sized transactions, which included nationwide bank and thrift transactions announced after January 1, 2011 with deal values between $25 and $100 million and a target return on average assets of greater than 0% for the quarter ended prior to deal announcement. The transactions included the following 20 precedent transactions (collectively, the “Nationwide Precedents”).

Nationwide Precedents
Acquirer	Target
First Community Bancshares, Inc.	Peoples Bank of Virginia
Grandpoint Capital, Inc.	California Community Bank
Provident New York Bancorp	Gotham Bank of New York
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.
SCBT Financial Corporation	Peoples Bancorporation, Inc.
California United Bank	Premier Commercial Bancorp
ViewPoint Financial Group, Inc.	Highlands Bancshares, Inc.
Beneficial Mutual Bancorp, Inc. (MHC)	SE Financial Corp.
NBT Bancorp Inc.	Hampshire First Bank
Berkshire Hills Bancorp, Inc.	Connecticut Bank and Trust Company
1st United Bancorp, Inc.	Anderen Financial, Inc.
First Financial Corporation	Freestar Bank, National Association
First PacTrust Bancorp, Inc.	Beach Business Bank
American State Bancshares, Inc.	Rose Hill Bancorp., Inc.
Opus Bank	RMG Capital Corporation
BankUnited, Inc.	Herald National Bank
BancFirst Corporation	FBC Financial Corporation
Home Bancorp, Inc.	GS Financial Corp.
Grandpoint Capital, Inc.	Orange Community Bancorp
First Illinois Corporation	HPB Holdings, Inc

Below a table illustrating how various transaction multiples, when applied to the Cash Merger Consideration to be paid in the Merger, compare to the minimum and maximum values derived from the Nationwide Precedents.

	Merger	Nationwide Precedent Minimum	Nationwide Precedent Maximum
Deal Value ($mm)	41.5	25.0	71.0
Price/Book (%)	99	52	178
Price/Tang. Book (%)	100	52	178
Core Deposit Premium (%)	(0.0)	(7.2)	9.9

Below is a table illustrating how the Cash Merger Consideration to be paid in the Merger compares to the minimum and maximum per share values derived from the Nationwide Precedents.

	Merger Deal Value per Share	Nationwide Precedent Minimum	Nationwide Precedent Maximum
Price/Book ($)	$30.58	$16.01	$55.15
Price/Tang. Book ($)	$30.58	$15.83	$54.53
Core Deposit Premium ($)	$30.58	$13.14	$54.58

Below is a table illustrating how various target financial information compares to financial information from the Nationwide Precedents.

	North Central	Nationwide Precedent Minimum	Nationwide Precedent Maximum
Total Assets ($mm)	433	205	867
Target Tangible Equity/Target Assets (%)	9.62	6.21	17.48
Most Recent Quarter Return on Average Assets (%)	0.35	0.05	1.32
Most Recent Quarter Return on Average Equity (%)	3.19	0.86	12.77
Non-Performing Assets/Assets (%)	3.48	0.21	5.33

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that North Central could provide to equity holders through 2017 on a stand-alone basis. In performing this analysis, KBW relied upon North Central’s management projections for 2012 and with respect to 2013 - 2017 applied an assumed earnings growth rate of 4%, an assumed asset growth rate of 5%, and a discount rate of 12.24% based upon the Capital Asset Pricing Model. The range of values was determined by adding (1) the present value of projected cash flows to North Central shareholders from 2012 – 2017 and (2) the present value of the terminal value of North Central’s common stock. In determining the cash flows available to shareholders, KBW applied targeted tangible common equity/tangible assets ratios ranging from 8% to 10% (the median tangible common equity/tangible assets was 8.9% for the Comparable Companies). Any earnings in excess of what would need to be retained represented dividendable cash flows to North Central. In calculating the terminal value of North Central, KBW applied multiples ranging from 9.0 times to 13.0 times 2017 forecasted earnings. This resulted in a range of values of North Central from $19.51 to $33.99 per share.

KBW indicated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. This analysis did not purport to be indicative of the actual values or expected values of North Central.

KBW Relationship. In September 2011, KBW began representing North Central on preliminary merger discussions with Great Western. On January 19, 2012, North Central and KBW entered into an engagement agreement relating to the services to be provided by KBW in connection with the Merger. North Central agreed to pay KBW at the time of closing of the Merger a cash fee equal to 1% of the aggregate consideration offered in exchange for the outstanding shares of North Central common stock in the Merger. North Central also agreed to pay KBW a fee of $100,000 concurrently with the rendering of the Fairness Opinion, which will be credited against the 1% fee. Pursuant to the KBW engagement agreement, North Central also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

KBW has in the past provided other investment banking services to North Central as well as Great Western and its ultimate parent company, National Australia Bank Limited, and has received compensation for such services. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to North Central or Great Western. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of North Central for KBW’s own account and for the accounts of its customers.

DISSENTERS’ RIGHTS OF APPRAISAL

Appraisal rights are not available to North Central’s shareholders in connection with merger. Under the Iowa Business Corporation Act, no appraisal rights are available to shareholders of a corporation in the event of a consummation of a merger to which the corporation is a party if the shares held by shareholders are (a) listed on a national securities exchange, or included in the national market system by the National Association of Securities Dealers, Inc. (i.e., “listed shares”) as of the record date for the related shareholder meeting, or (b) held of record by 2,000 or more shareholders and the aggregate market value of all outstanding shares of such class is at least $20 million, excluding the value of shares held by affiliates. Notwithstanding this exception, a shareholder will have appraisal rights for his or her shares if the shareholder is required to accept for his or her shares anything other than (i) cash or (ii) shares of any corporation that are “listed shares” at the time of the consummation of the merger or held of record by 2,000 or more shareholders and the aggregate market value of all outstanding shares is at least $20 million, excluding the value of shares held by affiliates.

INTERESTS OF NORTH CENTRAL’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of North Central’s board of directors that you vote to approve the Merger Agreement, you should be aware that North Central’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of North Central’s shareholders generally. The members of North Central’s board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the shareholders that the Merger Agreement be approved. For purposes of all of North Central’s agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control.

Treatment of Outstanding Equity Awards

Certain of North Central’s directors and executive officers hold stock options. The Merger Agreement provides that, as of the effective time of the Merger, each option to purchase shares of North Central common stock will cease to represent a right to acquire shares of North Central common stock and will be converted, in settlement and cancellation thereof, into the right to receive, as soon as practicable following the effective time, a lump sum cash payment, without interest, of an amount equal to the product of (i) the excess, if any, of (A) the Cash

Merger Consideration over (B) the exercise price per share of North Central common stock subject to such stock option, multiplied by (ii) the number of shares of North Central common stock for which such stock option shall not theretofore have been exercised. The exercise price per share of each stock option that is held by a director or executive officer of North Central is greater than the Cash Merger Consideration, and accordingly, the cash payment being made with respect to the cancellation of each stock option held by a director or executive officer is $0.00. In addition, as of the effective time of the Merger, restrictions on each restricted share of North Central common stock outstanding immediately before the effective time will lapse as of the effective time and each such restricted share will be treated in the same manner as other shares of North Central common stock under the Merger Agreement, subject to any applicable tax withholding.

The following table summarizes, as of the effective time of the Merger, with respect to (1) each North Central named executive officer, (2) all executive officers other than the named executive officers, as a group, and (3) all non-employee directors, as a group, the value (based on the deal price of $30.58) of outstanding equity awards that become payable in connection with the Merger:

Name	Shares of North Central Common Stock Subject to Options	Aggregate Spread Value of Options	Number of Shares of Restricted Stock	Aggregate Value of Restricted Stock
David M. Bradley	6,000	$0	0	$0

C. Thomas Chalstrom	3,000	$0	0	$0

Thomas J. Hromatka	0	$0	0	$0

Other Executive Officers	3,500	$0	0	$0

Non-Employee Directors	31,000	$0	3,625	$110,853

Employment and Change in Control Arrangements

North Central is a party to employment agreements with David M. Bradley and C. Thomas Chalstrom, both of which provide for benefits in the event of a termination of employment by North Central or successor entity without “cause” (as defined below) or a resignation by the executive officer, within twelve (12) months after a change in control, for “good reason” (as defined below). In the event of a qualifying termination, Mr. Bradley and Mr. Chalstrom will be entitled to severance benefits consisting of twelve (12) months salary continuation and the payment of COBRA premiums until the earlier of (i) the twelve (12) month anniversary of the termination date or (ii) the date on which substantially similar benefits are obtained through subsequent employment.

In each agreement, “cause” is defined as a material or ongoing failure to perform job duties; misconduct in the performance of duties (including, but not limited to, a violation of North Central’s or First Federal’s code of business conduct); embezzlement; fraud; dishonesty; commission of a criminal act; insubordination; personal or professional conduct which may bring embarrassment or disgrace to North Central or First Federal; or the ineligibility to perform duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the companies. In addition, “good reason” is defined to include any of the following events, provided any such event occurs within twelve (12) months following a change in control: (i) a change in title, (ii) a material diminution in duties, (iii) a reduction in base salary, or (iv) a permanent reassignment to a location more than thirty five (35) miles from the location assigned immediately prior to the change in control, that in each case is not cured by North Central or First Federal after notice from the executive.

In addition, Mr. Chalstrom’s agreement, as supplemented by an addendum, provides that Mr. Chalstrom’s employment will automatically terminate upon Mr. Chalstrom’s timely resignation following a permanent reassignment (which has not been remedied) to a location more than 35 miles from the location to which he is assigned as of the effective date of his employment agreement. Upon such termination of employment, Mr. Chalstrom will be entitled to the same severance benefits described above.

Payments under the employment agreements entered into between North Central and Mr. Bradley and Mr. Chalstrom are generally conditioned on the execution and nonrevocation of a general release in favor of North Central or First Federal. In addition, the employment agreements provide restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and business non-compete provisions that apply during the employment period and the twelve (12) month period following termination of employment.

First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan

Mr. Bradley is the sole participant in the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”). Pursuant to the SERP, Mr. Bradley will be entitled to a lump-sum payment of his SERP account balance upon his termination of employment with North Central. As of the effective time of the Merger, Mr. Bradley’s SERP account balance is expected to be $192,789.

Retention Bonus Payments

The Merger Agreement provides that prior to the effective time of the Merger, North Central will enter into retention agreements with certain executives of North Central (but not including Messrs. Bradley and Chalstrom) under which such executives will be eligible to receive retention bonuses. Each executive who remains continuously employed by North Central or any of its affiliates until the completion of the core data conversion in connection with the Merger or another mutually agreed-upon date will be entitled to the bonus amount granted to such executive under the retention agreement. The bonus will consist of one lump-sum payment to be made not more than fifteen (15) days following the completion of the required conversion or another mutually agreed-upon date.

The following table summarizes the retention bonuses expected to be paid to executives of North Central:

Name	Retention Bonus
Brad Boerner	$31,650

Thomas J. Hromatka	$43,800

Jane Funk	$43,800

Joel Walker	$29,750

Russ Ruhland	$13,000

Severance Benefits

Mr. Thomas Hromatka, a North Central named executive officer, may also be eligible to receive severance benefits if he is involuntarily terminated for any reason other than “cause” within six months following the effective time of the Merger.

Golden Parachute Compensation for North Central’s Named Executive Officers

The following table sets forth the amount of payments and benefits that each named executive officer of North Central would receive in connection with the Merger, assuming the completion of the Merger occurs on June 22, 2012, and the employment of the applicable named executive officer is terminated on such date by the surviving corporation of the Merger without cause or by the named executive officer for good reason. The payments and benefits require an advisory (non-binding) vote of North Central’s shareholders, as described under “Proposal 2 - “Advisory Vote on Golden Parachute Compensation.”

Name	Cash Severance(1)	Equity	NQDC	Perquisites/ Benefits(2)	Total
David M. Bradley	$264,000	$0	$0	$15,817	$279,817

C. Thomas Chalstrom	$181,167	$0	$0	$15,976	$197,143

Thomas J. Hromatka	$59,175	$0	$0	$0	$59,175

(1)

Cash severance for Mr. Bradley and Mr. Chalstrom consists of salary continuation for a period of twelve (12) months, which will be payable in the event of a termination by North Central without cause or a resignation by the executive, within twelve (12) months of a change in control, for good reason. Cash severance for Mr. Hromatka consists of his retention bonus ($43,800) described under “Retention Bonus Payments” and severance benefits equal to six (6) weeks base salary ($15,375) described under “Severance Benefits.”

(2)	For Mr. Bradley and Mr. Chalstrom, this amount represents the estimated cost of COBRA premiums for a period of twelve (12) months.

Indemnification of Directors and Officers, Directors’ and Officers’ Insurance

The Merger Agreement provides that subject to applicable law, for six (6) years after the consummation of the Merger, Great Western will cause the surviving corporation in the Merger to:

•

indemnify and hold harmless all past and present officers and directors of North Central to the same extent they are indemnified as of March 12, 2012 by North Central under its articles of incorporation and bylaws for acts or omissions occurring at or prior to the effective time of the Merger; and

•

maintain a directors’ and officers’ liability insurance policy that is substantially comparable to the current policy of North Central. However, neither Great Western nor the surviving corporation are required to incur annual premium payments greater than 125% of North Central’s current annual directors’ and officers’ liability insurance premium.

PROPOSAL 2 — ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

In accordance with Section 14A of the Exchange Act, North Central is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by those rules, North Central is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the table in the section of the Proxy Statement entitled “Interests of North Central’s Directors and Executive Officers in the Merger – Golden Parachute Compensation for North Central’s Named Executive Officers,” including the associated narrative discussion, are hereby APPROVED.”

North Central has individual employment agreements or arrangements that provide for a retention bonus and/or severance benefits upon a qualifying termination of employment following the Merger because it is necessary to do so in order to recruit new executives in its industry. These benefits also serve as a retention device, particularly during a change in control when executives may leave to pursue other employment out of concern for their job security.

The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger Agreement and the transactions contemplated thereby (including the Merger). Accordingly, you may vote to approve the Merger Agreement and vote not to approve the advisory vote on golden parachute compensation and vice versa. Because the vote on executive compensation paid or payable in connection with the Merger is advisory only, it will not be binding on North Central, Great Western or the surviving corporation. Accordingly, because North Central is contractually obligated to pay the compensation, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

Votes on this proposal may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. Approval of the advisory vote proposal on golden parachute compensation requires the affirmative vote of holders of a majority of the number of votes eligible to be cast by the holders of outstanding shares of capital stock of North Central present and entitled to vote thereat.

SHAREHOLDER INFORMATION

Price Range of North Central’s Common Stock

North Central’s common stock trades on the NASDAQ Global Market under the symbol “FFFD.” The following table shows the high and low per share sales prices of North Central’s common stock as reported by NASDAQ, and the dividends declared per share during the periods indicated. Such quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Price Range		Dividends Declared Per Share
Quarter Ended	High	Low
2011
First Quarter	$17.25	$16.05	$0.01
Second Quarter	$17.95	$16.00	$0.01
Third Quarter	$18.75	$15.33	$0.01
Fourth Quarter	$18.97	$15.11	$0.01
2010
First Quarter	$15.98	$13.50	$0.01
Second Quarter	$19.66	$14.27	$0.01
Third Quarter	$18.09	$12.11	$0.01
Fourth Quarter	$16.69	$12.60	$0.01

Prior to December 14, 2011, in connection with North Central participation in TARP and the issuance of the Series A preferred stock to the Treasury Department, the ability of North Central to declare and pay dividends was subject to restrictions, including the requirement that North Central obtain the consent of the Treasury Department prior to increasing dividend payments above current levels unless and until the Treasury Department no longer holds any shares of North Central’s Series A preferred stock. On December 14, 2011, North Central redeemed all of its Series A preferred stock, effectively ending this dividend restriction.

The closing price of North Central’s common stock on March 1, 2012 was $23.00 per share. As of March 1, 2012, there were 263 common shareholders (excluding beneficial holders in the KSOP) of record and an estimated 493 additional beneficial holders whose stock was held in street name by brokerage houses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of North Central

The following table shows certain information for persons who we believe based on filing with the Securities of Exchange Commission “beneficially owned” 5% or more of our common stock as of March 1, 2012. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this Proxy Statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 1, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock, par value $0.01 per share	First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan 825 Central Avenue Fort Dodge, IA 50501	181,798	(2)	13.40%

Common Stock, par value $0.01 per share	FMR LLC Edward C. Johnson, III Fidelity Management & Research Company Fidelity Low-Priced Stock Fund 82 Devonshire Street Boston, MA 02109	134,461	(3)	9.91%

Common Stock, par value $0.01 per share	Thomson Horstmann & Bryant, Inc. 501 Merritt 7 Norwalk, CT 06851	132,636	(4)	9.77%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock, par value $0.01 per share	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	120,300	(5)	8.86%

Common Stock, par value $0.01 per share	Financial Edge Fund, L.P. et al c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540	113,039	(6)	8.33%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 1,357,073 shares of North Central’s common stock outstanding as of March 1, 2012. The totals include stock options that are to be cancelled after the Merger becomes effective.
(2)	Based on a Schedule 13G/A filed with the SEC on February 8, 2012 by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, as trustee for the KSOP. The KSOP is a tax qualified retirement plan that consists of two components: (i) a 401(k) and profit sharing plan component and (ii) an employee stock ownership plan component. The terms of the KSOP Trust Agreement provide that, subject to the KSOP Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the KSOP Trustee will vote, tender or exchange shares of common stock allocated to participants’ accounts in accordance with instructions received from such participants. The KSOP Trustee will vote allocated shares as to which no instructions are received in the same proportion as allocated shares with respect to which the KSOP Trustee receives instructions are voted. The KSOP Trustee is subject to fiduciary duties under ERISA. The KSOP Trustee disclaims beneficial ownership of the shares of common stock that are the subject of the Schedule 13G/A filing.
(3)	Based on a Schedule 13G/A jointly filed with the SEC on February 14, 2011 by FMR LLC, Edward C. Johnson III, Fidelity Management & Research Company, and Fidelity Low-Priced Stock Fund. According to the Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 134,461 shares or 9.949% of North Central’s outstanding common stock as investment adviser to Fidelity Low-Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson III, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 134,461 shares owned by the Fund.

Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(4)	Based on a Schedule 13G/A filed with the SEC on February 1, 2012 by Thomson Horstmann & Bryant, Inc., an investment adviser. According to the Schedule 13G/A, Thomson Horstmann & Bryant, Inc. has sole voting power and sole dispositive power with respect to the shares reported above.
(5)	Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Dimensional Fund Advisors, Inc. (“Dimensional”). According to the Schedule 13G/A, Dimensional is a registered investment adviser under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities of the issuer that are owned by the Funds, however it may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. All securities of North Central reported by Dimensional in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(6)	Based on a Schedule 13D/A filed with the SEC on May 17, 2011 by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, and John W. Palmer and Richard J. Lashley, individually and as Managing Members of these entities, jointly report beneficial ownership of certain shares of North Central’s common stock. According to the Schedule 13D/A, (a) Financial Edge Fund, L.P. has shared voting and shared dispositive power over 54,343 shares, (b) Financial Edge—Strategic Fund, L.P. has shared voting and shared dispositive power over 21,300 shares, (c) Goodbody/PL Capital, L.P. has shared voting and shared dispositive power over 19,000 shares, (d) PL Capital/Focused Fund, L.P. has shared voting and shared dispositive power over 18,396 shares, (e) PL Capital, LLC has shared voting and shared dispositive power over 94,039 shares, (f) PL Capital Advisors, LLC has shared voting and shared dispositive power over 113,039 shares, (g) Goodbody/PL Capital, LLC has shared voting and shared dispositive power over 19,000 shares, and (h) John W. Palmer and Richard J. Lashley, as Managing Members of these entities each have shared voting and shared dispositive power over 113,039 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of our common stock beneficially owned by each current director of North Central, by each named executive officer of North Central and all directors and executive officers of North Central, as a group (without naming them) as of March 1, 2012. The percent of common stock outstanding for each person identified below was based on a total of 1,357,073 shares of North Central common stock as of March 1, 2012, plus shares of North Central common stock that such person or group has the right to acquire within 60 days after March 1, 2012, by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of North Central common stock listed next to their name.

Title of Class	Name	Title(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock Outstanding
Common Stock, par value $0.01 per share	David M. Bradley	Chairman and Chief Executive Officer of North Central and First Federal; President of North Central	54,643	(3)	4.0%

Common Stock, par value $0.01 per share	C. Thomas Chalstrom	Director and Executive Vice President of North Central; President and Chief Operating Officer of First Federal	18,021	(4)	1.3%

Common Stock, par value $0.01 per share	Paul F. Bognanno	Director	18,225	(5)	1.3%

Common Stock, par value $0.01 per share	Randall L. Minear	Director	7,925	(6)	*

Common Stock, par value $0.01 per share	Robert H. Singer, Jr.	Director	19,583 (7)	1.4%

Common Stock, par value $0.01 per share	Thomas E. Stanberry	Director	1,325 (8)	*

Common Stock, par value $0.01 per share	Mark M. Thompson	Director	24,838 (9)	1.8%

Common Stock, par value $0.01 per share	Thomas J. Hromatka	Executive Vice President of the Bank	2,972 (10)	*

	All directors (including director nominees) and executive officers as a group (11 persons)		278,875	20.0%

*	Less than 1% of common stock outstanding.
(1)	Unless indicated, titles are for both North Central and First Federal.
(2)	See discussion above under “Principal Shareholders of North Central” for a definition of “beneficial ownership.” The figure shown for all directors and executive officers as a group includes all 181,798 shares held in the KSOP. Each of the members of the board of directors disclaims beneficial ownership of such shares other than any shares directly allocated to each member’s account in the KSOP and, accordingly, such shares (other than any shares directly allocated to each member’s account in the KSOP) are not attributed to the members of the board of directors individually. The figures shown include shares held pursuant to the KSOP that have been allocated as of March 1, 2012, to all executive officers as a group.
(3)	Includes 35,247 shares held in the KSOP, 203 shares held by Mr. Bradley’s spouse and child, and 4,646 shares held in Mr. Bradley’s individual retirement account. Also includes 6,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.
(4)	Includes 11,611 shares held in the KSOP. Also includes 3,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.

(5)	Includes 725 unvested shares of restricted stock over which Mr. Bognanno has sole voting power but no investment power. Also includes 7,000 shares which may be acquired upon the exercise of stock options within 60 days of March 1, 2012.
(6)	Includes 725 unvested shares of restricted stock over which Mr. Minear has sole voting power but no investment power. Also includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.
(7)	Includes 2,000 shares owned by Mr. Singer’s spouse. Also includes 725 unvested shares of restricted stock over which Mr. Singer has sole voting power but no investment power. Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.
(8)	Includes 725 unvested shares of restricted stock over which Mr. Stanberry has sole voting power but no investment power.
(9)	Includes 2,500 shares held in Mr. Thompson’s individual retirement account, 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner, and 3,213 shares held in a limited partnership for which Mr. Thompson is a limited partner and the acting general partner under a power of attorney granted by the general partner. Includes 725 unvested shares of restricted stock over which Mr. Thompson has sole voting power but no investment power. Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.
(10)	Includes 972 shares held in the KSOP.

The board of directors of North Central recommends that shareholders vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to North Central’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

ADDITIONAL INFORMATION

Where you can find More Information

North Central is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by North Central with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. North Central’s filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

You may make a written or oral request for a copy of such materials free of charge by calling or writing to:

Corinna R. King, Corporate Secretary

North Central Bancshares, Inc.

825 Central Avenue

Fort Dodge, Iowa 50501

(515) 453-9954

Date for Submission of Shareholder Proposals

In the event the Merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholder meetings. Under the proxy solicitation regulations of the SEC if the Merger is not completed and you wish to submit a proposal to be included in North Central’s proxy statement related to its 2013 annual meeting of shareholders (the “2013 Annual Meeting”), we must receive it by November 9, 2012. SEC rules contain standards as to whether shareholder proposals are required to be included in the proxy statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, under North Central’s Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2013 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of North Central, according to the procedures set forth in North Central’s Bylaws. If the 2013 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of the 2012 annual meeting of shareholders (the “2012 Annual Meeting”), we must receive your notice at least sixty (60) days in advance of the 2013 Annual Meeting. If the 2013 Annual Meeting is held on or after the anniversary of the 2012 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2013 Annual Meeting. Finally, if our 2013 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2013 Annual Meeting is first given to shareholders as provided in North Central’s Bylaws.

By Order of the board of directors,

Corinna R. King Secretary

Fort Dodge, Iowa

April 23, 2012

APPENDIX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

GREAT WESTERN BANCORPORATION, INC.,

150, INC.

AND

NORTH CENTRAL BANCSHARES, INC.

Dated as of March 12, 2012

i

EXHIBITS

Exhibit A	Form of Shareholder Agreement
Exhibit B	Form of Holding Company Agreement and Plan of Merger
Exhibit C	Form of Bank Agreement and Plan of Merger
Exhibit D	Form of Acceptable Confidentiality Agreement

SCHEDULES
Schedule I	Closing Dates

TABLE OF DEFINED TERMS

Defined Term	Section
Acceptable Confidentiality Agreement	Section 4.2(a)
Acquisition Transaction	Section 4.2(h)(i)
Actions	Section 2.4
Affiliate	Section 8.10
Agreement	Introduction
Alternative Acquisition Agreement	Section 7.1(g)
Articles of Merger	Section 1.4
Bank Merger	Section 1.3
Bank Merger Agreement	Section 1.3
CDARS Deposits	Section 3.18(e)
Certificates	Section 1.6(b)
Classified Loans	Section 3.17(b)
Closing	Section 1.15(a)
Closing Date	Section 1.15(a)
Code	Section 1.7
Company	Introduction
Company Adverse Recommendation Change	Section 4.2(e)
Company Bank	Recitals
Company Bylaws	Section 1.15(d)(iii)
Company Charter	Section 1.1(c)
Company Common Stock	Recitals
Company Contracts	Section 3.11(a)
Company Deposits	Section 3.18(a)
Company Equity Plans	Section 3.2(a)
Company Letter	ARTICLE III
Company Pension Plan	Section 5.11(e)
Company Permits	Section 3.8
Company Plans	Section 3.12(a)
Company Recommendation	Section 5.1(a)
Company SEC Documents	Section 3.5(a)
Company Shareholders	Section 1.6(b)
Company Stock Options	Section 3.2(a)
Company’s Current Premium	Section 5.9
Company Loans	Section 3.17(a)
Confidentiality Agreement	Section 5.3(f)
Constituent Corporations	Introduction
Contract	Section 3.2(a)
DBO Plan	Section 3.12(b)
D&O Insurance	Section 5.9
Effective Time	Section 1.4
Environmental Laws	Section 3.13
Eligible Employee	Section 5.11(f)
ERISA	Section 3.12(b)
ERISA Affiliate	Section 3.12(a)
ESOP	Section 3.2(a)

v

TABLE OF DEFINED TERMS

ESOP Governing Documents	Section 3.2(a)
Exchange Act	Section 2.3
Exchange Agent	Section 1.6(a)
Exchange Fund	Section 1.6(a)
FRB Chicago	Section 5.14
GAAP	Section 3.5(a)
Governmental Entity	Section 2.3
Holding Company Merger	Section 1.2
Holding Company Merger Agreement	Section 1.2
IBA	Section 2.2(c)
IBCA	Section 1.1(a)
Intellectual Property Rights	Section 3.15(a)
Interest Rate Instruments	Section 3.20
Investments	Section 3.19(a)
IRS	Section 3.9
Knowledge of Parent	Section 8.10
Knowledge of the Company	Section 8.10
Law	Section 8.10
Liens	Section 3.2(b)
Material Adverse Change	Section 8.10
Material Adverse Effect	Section 8.10
Merger	Recitals
Merger Consideration	Section 1.5(c)
Multiple Employer Pension Plan	Section 3.12(b)
NASDAQ	Section 3.4
Non-Restricted Period	Section 4.2(c)
Notice of Adverse Recommendation	Section 4.2(f)
OFAC	Section 3.21(c)
Order	Section 8.10
OREO	Section 3.17(b)
Organizational Documents	Section 3.3(a)
Owned Properties	Section 3.16(a)
Parent	Introduction
Parent Bank	Recitals
Parent Bylaws	Section 1.15(b)(iii)
Parent Charter	Section 1.15(b)(i)
Parent Letter	ARTICLE II
Parent Plan	Section 5.11(b)
Participation Contracts	Section 3.17(d)
Person	Section 8.10
Proxy Statement	Section 5.2
Regulation I	Section 8.10
Regulation O	Section 8.10
Regulation W	Section 8.10
Related Persons	Section 8.10
Representatives	Section 4.2(a)
Requisite Regulatory Approvals	Section 5.5(a)

TABLE OF DEFINED TERMS

Restricted Period Start Date	Section 4.2(d)
Restricted Stock Award	Section 1.12(b)
Sarbanes-Oxley Act	Section 3.5(b)
SDS	Section 2.2(c)
SEC	Section 3.3(a)
Securities Act	Section 8.10
Servicing Contracts	Section 3.17(e)
State Takeover Approvals	Section 2.3
Shareholder Agreements	Recitals
Shareholder Meeting	Section 5.1(a)
Specified Requisite Regulatory Approval	Section 8.10
Sub	Introduction
Subsidiaries	Section 8.10
Superior Proposal	Section 4.2(h)(ii)
Surviving Corporation	Section 1.1(a)
Takeover Proposal	Section 4.2(h)(iv)
Tax Return	Section 3.9
Taxes	Section 3.9
Termination Date	Section 7.1(d)
Termination Fee	Section 4.2(h)(v)
Third Party	Section 4.2(h)(iii)
Transfer Taxes	Section 5.7
Transmittal Letter	Section 1.6(b)
USA PATRIOT Act	Section 3.21(c)
WARN Act	Section 3.14(b)
Worker Safety Laws	Section 3.13

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 12, 2012 (this “Agreement”), among Great Western Bancorporation, Inc., an Iowa corporation (“Parent”), 150, Inc., an Iowa corporation and a direct wholly owned subsidiary of Parent (“Sub”), and North Central Bancshares, Inc., an Iowa corporation (the “Company”) (Sub and the Company being hereinafter collectively referred to as the “Constituent Corporations”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into and the Company (the “Merger”), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, $0.01 par value, of the Company (“Company Common Stock”) not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Merger Consideration (as hereinafter defined);

WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders;

WHEREAS, in order to induce Parent and Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the directors of the Company are entering into agreements (the “Shareholder Agreements”), substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, each such Person has agreed to vote in favor of this Agreement and the Merger;

WHEREAS, Parent owns all of the issued and outstanding shares of capital stock of Great Western Bank, a bank chartered under the laws of the State of South Dakota (“Parent Bank”) and the Company owns all the issued and outstanding shares of capital stock of First Federal Savings Bank of Iowa, a bank chartered under the laws of the State of Iowa (the “Company Bank”); and

WHEREAS, as part of the transactions contemplated hereby, the parties wish to provide for the merger of the Company with and into Parent following the Merger, and thereafter for the merger of Company Bank with and into Parent Bank.

NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

ARTICLE I

THE MERGER AND RELATED MATTERS

Section 1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Iowa Business Corporation Act (the “IBCA”), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the IBCA.

(b) The Merger shall have the effects set forth in this Agreement and in Section 490.1107 of the IBCA.

(c) At the Effective Time, the Articles of Incorporation of the Company (the “Company Charter”), as in effect immediately prior to the Effective Time, shall be amended by deleting Articles IV through XII thereof in their entirety and replacing such articles by Articles IV through X of the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time. As so amended, the Company Charter shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation.

(d) The directors and officers of Sub at the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.2 Holding Company Merger. (a) Immediately following the Effective Time, Parent and the Company shall enter into the Holding Company Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit B (the “Holding Company Merger Agreement”). Pursuant to the Holding Company Merger Agreement, immediately following the Effective Time (i) the Company will be merged with and into Parent (the “Holding Company Merger”), (ii) the separate corporate existence of the Company will cease and (iii) Parent will continue as the surviving corporation in the Holding Company Merger and will succeed to and assume all the rights and obligations of the Company, in each case as provided in the Holding Company Merger Agreement.

Section 1.3 Bank Merger. Immediately following the effective time of the Holding Company Merger, Parent Bank and Company Bank shall enter into the Bank Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit C (the “Bank Merger Agreement”). Pursuant to the Bank Merger Agreement, immediately following the effective time of the Holding Company Merger (i) Company Bank will be merged with and into the Parent Bank (the “Bank Merger”), (ii) the separate corporate existence of Company Bank will cease and (iii) the Parent Bank will continue as the surviving corporation in the Bank Merger and will succeed to and assume all the rights and obligations of Company Bank, in each case as provided in the Bank Merger Agreement.

Section 1.4 Effective Time. The Merger shall become effective when an articles of merger (the “Articles of Merger”), executed in accordance with the relevant provisions of the IBCA, is filed with the Secretary of State of the State of Iowa; provided, however, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger is filed. When used in this Agreement, the term “Effective Time” shall mean the date

2

and time at which the Articles of Merger is accepted for recording or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing.

Section 1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

(a) Each issued and outstanding share of common stock, $0.01 par value, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by Parent or any wholly owned Subsidiary of Parent shall be canceled, and no consideration shall be delivered in exchange therefor.

(c) Subject to the provisions of Section 1.13, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive $30.58, in cash and without interest (the “Merger Consideration”). Each such share, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect of each such share upon the surrender of such certificate in accordance with Section 1.6.

Section 1.6 Exchange Agent.

(a) As of the Effective Time, Parent shall designate, and enter into an agreement with, a bank or trust company, or with another Person reasonably acceptable to the Company, to act as exchange agent in the Merger (the “Exchange Agent”), which agreement shall provide that Parent shall deposit with the Exchange Agent promptly following the Effective Time cash sufficient to effect the payment of the Merger Consideration to which holders of shares of Company Common Stock are entitled pursuant to Section 1.5(c) (the “Exchange Fund”).

(b) Parent shall request the Exchange Agent to, promptly after the Effective Time, mail to each holder of record of a certificate or certificates (collectively, the “Certificates”) representing shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Company Shareholders”) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of such Certificates in exchange for the consideration specified in Section 1.5(c) (the “Transmittal Letter”)). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any Company Shareholder, together with the Transmittal Letter, duly executed, such Company Shareholder shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such Certificates, and any Certificate so surrendered shall forthwith be canceled.

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Section 1.7 Withholding . Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including Section 1.5(c) and Section 1.12(a)) to any Person such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Law. To the extent that amounts are so withheld by Parent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person who otherwise would have received the payment in respect of which such deduction and withholding was made by Parent or the Surviving Corporation.

Section 1.8 Return of Exchange Fund. Any portion of the Exchange Fund that remains undistributed by the Exchange Agent to the Company Shareholders for 90 days after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such Company Shareholders who have not theretofore complied with this ARTICLE I shall thereafter look only to Parent for payment of the consideration specified in Section 1.5 to which they are entitled. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any former holder of Company Common Stock for any consideration payable in accordance with this ARTICLE I which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 1.9 No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

Section 1.10 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent, such Certificates shall be canceled and exchanged as provided in this ARTICLE I.

Section 1.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond, in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate, Parent will pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the consideration to which the holder thereof is entitled pursuant to Section 1.5.

Section 1.12 Company Stock Options.

(a) All outstanding Company Stock Options heretofore granted under any Company Equity Plan, whether or not then exercisable or vested, shall cease to represent, as of

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the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, as soon as practicable following the Effective Time, a lump sum cash payment, without interest, by the Surviving Corporation of an amount equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised.

(b) Restrictions on each restricted stock award (a “Restricted Stock Award”) granted under any Company Equity Plan and outstanding immediately before the Effective Time shall lapse as of the Effective Time and such Restricted Stock Award shall be treated in the same manner as other shares of Company Common Stock under Section 1.5, subject to any applicable Tax withholding (in accordance with Section 1.7).

(c) Effective as of the Effective Time, the Company Equity Plans and all awards thereunder shall terminate, and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest with respect to the capital stock or other equity interests of the Company or its Subsidiaries shall be canceled, without any liability on the part of the Company or its Subsidiaries (except as otherwise expressly provided in this Agreement).

(d) From and after the Effective Time, no Person shall have any right under the Company Equity Plans or under any other plan, program, agreement or arrangement with respect to equity interests of the Company or its Subsidiaries (except as otherwise expressly provided in this Agreement).

(e) As soon as practicable following the date hereof, the Board of Directors of the Company or any committee thereof administering the Company Equity Plans shall adopt all resolutions necessary to provide for the foregoing provisions of this Section 1.12, and the Company shall take any other action necessary to effect the foregoing provisions of this Section 1.12, including, but not limited to, obtaining written consents, in form and substance reasonably satisfactory to Parent, from all Persons identified on Section 1.12(e) of the Company Letter prior to the Effective Time regarding the treatment of Company Stock Options contemplated by Section 1.12(a). As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall pay the holders of Company Stock Options the cash payments specified in this Section 1.12. No interest shall be paid or accrue on cash payments to holders of Company Stock Options. The Company shall cooperate with Parent, and keep Parent fully informed, with respect to all resolutions, actions and consents that the Company intends to adopt, take and obtain in connection with the matters described in this Section 1.12 and Section 3.2(e). Without limiting the foregoing, the Company shall provide Parent with a reasonable opportunity to review and comment on all such resolutions and consents and shall not undertake any obligation in connection with any such resolution, action or consent without the prior written consent of Parent.

Section 1.13 Certain Adjustments. If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each

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case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities or assets of the Company shall be declared with a record date within such period, (c) any other securities of the Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock (and Company Stock Options) the same economic effect as contemplated by this Agreement prior to such event.

Section 1.14 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

Section 1.15 Closing; Closing Deliveries.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Sidley Austin LLP, 1 South Dearborn Street, Chicago, Illinois, at 10:00 a.m., local time, no later than the first date set forth on Schedule I that is at least thirty (30) days after the day on which the last of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been fulfilled or waived (if permissible) in accordance with this Agreement or at such other time and place as Parent and the Company shall agree (the date and time on which the Closing actually occurs is referred to herein as the “Closing Date”). For the avoidance of doubt, references in this Agreement to the transactions contemplated by this Agreement shall include the Merger, the Holding Company Merger, the Bank Merger and the execution and delivery of the Holding Company Merger Agreement and the Bank Merger Agreement.

(b) Subject to fulfillment or waiver of the conditions set forth in ARTICLE VI, at the Closing Parent shall deliver to the Company all of the following:

(i) a copy of the Articles of Incorporation, as amended, of Parent (the “Parent Charter”), certified as of a recent date by the Secretary of State of the State of Iowa;

(ii) a certificate of existence of Parent, issued as of a recent date by the Secretary of State of the State of Iowa;

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(iii) a certificate of the Secretary or an Assistant Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Parent Charter since a specified date, (B) the Bylaws of Parent (the “Parent Bylaws”), (C) the resolutions of the Board of Directors of Parent authorizing the execution and performance of this Agreement and the Holding Company Merger Agreement and the transactions contemplated herein and (D) the incumbency and signatures of the officers of Parent executing this Agreement and any other agreement, certificate or instrument executed by Parent hereunder;

(iv) a copy of the Articles of Incorporation of Parent Bank certified as of a recent date by the Secretary of State of the State of South Dakota;

(v) a certificate of good standing of Parent Bank, issued as of a recent date by the Secretary of State of the State of South Dakota, or a certificate of status issued as of a recent date by the South Dakota Division of Banking; and

(vi) a certificate of the Secretary or an Assistant Secretary of Parent Bank, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Articles of Incorporation of Parent Bank since a specified date, (B) the Bylaws of Parent Bank, (C) the resolutions of the Board of Directors of Parent Bank authorizing the execution and performance of the Bank Merger Agreement and the transactions contemplated therein and (D) the incumbency and signatures of the officers of Parent Bank executing the Bank Merger Agreement and any other agreement, certificate or instrument executed by Parent Bank under the Bank Merger Agreement.

(c) Subject to fulfillment or waiver of the conditions set forth in ARTICLE VI, at the Closing Sub shall deliver to the Company all of the following:

(i) a copy of the Articles of Incorporation of Sub certified as of a recent date by the Secretary of State of the State of Iowa;

(ii) a certificate of existence of Sub, issued as of a recent date by the Secretary of State of the State of Iowa; and

(iii) a certificate of the Secretary or an Assistant Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (A) no amendments to the Articles of Incorporation of Sub since a specified date, (B) the Bylaws of Sub, (C) the resolutions of the Board of Directors of Sub authorizing the execution and performance of this Agreement and the transactions contemplated herein, (D) the written consent of Parent in its capacity as sole shareholder of Sub adopting this Agreement in accordance with the IBCA and (E) the incumbency and signatures of the officers of Sub executing this Agreement and any other agreement, certificate or instrument executed by Sub hereunder.

(d) Subject to fulfillment or waiver of the conditions set forth in ARTICLE VI, at the Closing the Company shall deliver to Parent all of the following:

(i) a copy of the Company Charter, certified as of a recent date by the Secretary of State of the State of Iowa;

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(ii) a certificate of existence of the Company, issued as of a recent date by the Secretary of State of the State of Iowa;

(iii) certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Company Charter since a specified date, (B) the Bylaws of the Company (the “Company Bylaws”), (C) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the Holding Company Merger Agreement and the transactions contemplated herein, (D) the resolutions of the shareholders of the Company approving and adopting this Agreement in accordance with the IBCA and (E) the incumbency and signatures of the officers of the Company executing this Agreement and any other agreement, certificate or instrument executed by the Company hereunder;

(iv) a copy of the Articles of Conversion of the Company Bank, certified as of a recent date by the Secretary of State of the State of Iowa;

(v) a certificate confirming the good standing of the Company Bank issued as of a recent date by the Iowa of Division of Banking;

(vi) a certificate of the Secretary or an Assistant Secretary of Company Bank, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (A) no amendments to the Articles of Incorporation of the Company Bank since a specified date, (B) the Bylaws of the Company Bank, (C) the resolutions of the Board of Directors of the Company Bank authorizing the execution and performance of the Bank Merger Agreement and the transactions contemplated therein and (D) the incumbency and signatures of the officers of Parent Bank executing the Bank Merger Agreement and any other agreement, certificate or instrument executed by Parent Bank thereunder; and

(vii) all consents, waivers or approvals obtained by the Company with respect to the consummation of the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Except as set forth in the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated the Parent Letter (the “Parent Letter”), (each section of which qualifies the correspondingly numbered representation and warranty in this ARTICLE II to the extent specified therein and such other representations and warranties in this ARTICLE II to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation and warranty reasonably apparent), Parent and Sub represent and warrant to the Company as follows:

Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a

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corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the requisite corporate power and authority to carry on its business as now being conducted.

Section 2.2 Authority.

(a) On or prior to the date of this Agreement, the Boards of Directors of Parent and Sub have determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interest of Parent and Sub, respectively, and Parent, as the sole shareholder of Sub, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the IBCA. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Articles of Merger as required by the IBCA. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect hereof on the Company, this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, except to the extent its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) On or prior to the date of this Agreement, the Board of Directors of the Parent has determined that the Holding Company Merger Agreement and the transactions contemplated thereby, including the Holding Company Merger, are advisable and fair to and in the best interests of Parent and its shareholder. Parent has all requisite corporate power and authority to enter into the Holding Company Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Holding Company Merger Agreement by Parent and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent, subject to the approval and adoption of the Holding Company Merger Agreement by Parent’s sole shareholder and the filing of appropriate merger documents as required by the IBCA.

(c) On or prior to the date of this Agreement, the Board of Directors of Parent Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, are advisable and fair to and in the best interests of Parent Bank and its shareholder. Parent Bank has all requisite corporate power and authority to enter into the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement by Parent Bank and the consummation by Parent Bank of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent Bank, subject to the approval and adoption of the Bank Merger Agreement by Parent, the sole shareholder of Parent Bank, and the filing of appropriate merger documents as required by the Iowa Banking Act (the “IBA”) and the South Dakota Statutes Annotated (the “SDS”).

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Section 2.3 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, except as set forth in Section 2.3 of the Parent Letter, the execution and delivery of this Agreement by Parent and Sub, the Holding Company Merger Agreement by Parent and the Bank Merger Agreement by Parent Bank, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by Parent, Sub and Parent Bank will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter, the Parent Bylaws or the articles of incorporation or bylaws of Sub or Parent Bank, (ii) any Contract applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) any Order or Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii), any such violations, defaults, rights or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent, Sub or Parent Bank to perform their respective obligations hereunder or under the Holding Company Merger Agreement or the Bank Merger Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby by Parent, Sub or Parent Bank. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a “Governmental Entity”) is required by or with respect to Parent, Sub or Parent Bank in connection with the execution and delivery of this Agreement, the Holding Company Merger Agreement or the Bank Merger Agreement by Parent, Sub or Parent Bank or is necessary for the consummation by Parent, Sub or Parent Bank of the Merger, the Holding Company Merger or the Bank Merger, as applicable and the other transactions contemplated by this Agreement, except for (I) the Specified Requisite Regulatory Approvals, (II) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (III) with respect to the Merger and the Holding Company Merger, the filing of articles of merger with the Secretary of State of the State of Iowa and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (IV) with respect to the Bank Merger, the filing of the Articles of Merger with the Secretary of State of the State of Iowa and the Secretary of State of the State of South Dakota and appropriate documents with the relevant authorities of other states in which Parent Bank or any of its Subsidiaries is qualified to do business, (V) such filings, authorizations, orders and approvals as may be required by state takeover laws (the “State Takeover Approvals”), (VI) such filings as may be required in connection with the Taxes described in Section 5.7, (VII) applicable requirements, if any, under foreign or multinational Laws relating to antitrust and to competition clearances and (VIII) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent, Sub or Parent Bank to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby by Parent, Sub or Parent Bank.

Section 2.4 Litigation. As of the date hereof, there are no actions, suits,

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claims, labor disputes or other litigation, legal, administrative or arbitration proceedings or governmental investigations (“Actions”) pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or, to the Knowledge of Parent, any of its or their present or former officers, directors, employees, consultants, agents or shareholders, as such, or any of its or their properties, assets or business, in each case relating to the transactions contemplated by this Agreement.

Section 2.5 Required Vote of Parent Shareholders. No further vote of the shareholder of Parent is required by Law, the Parent Charter, the Parent Bylaws or otherwise in order for Parent to consummate the Holding Company Merger, for Sub to consummate the Merger and for Parent Bank to consummate the Bank Merger.

Section 2.6 Brokers. Except for Macquarie Capital (USA) Inc., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

Section 2.7 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated the Company Letter (the “Company Letter”), (each section of which qualifies the correspondingly numbered representation and warranty in this ARTICLE III to the extent specified therein and such other representations and warranties in this ARTICLE III to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation and warranty reasonably apparent). The Company represents and warrants to Parent and Sub as follows:

Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has the requisite corporate power and authority to carry on its business as now being conducted. The Company Bank is a bank duly organized, and validly existing and in good standing under the laws of the State of Iowa and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and its Subsidiaries are duly qualified to do business, and are in good standing in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification or good standing necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 15,500,000 shares

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of Company Common Stock and 3,000,000 shares of preferred stock, $0.01 par value. At the close of business on March 9, 2012: (i) 1,357,073 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) no shares of Company Common Stock were held in the treasury of the Company; (iii) an aggregate of 43,500 shares of Company Common Stock were reserved for issuance pursuant to outstanding options (the “Company Stock Options”) to purchase shares of Company Common Stock pursuant to (A) the Company’s 1996 Stock Option Plan and (B) the Company’s 2006 Stock Incentive Plan (collectively, the “Company Equity Plans”); and (iv) 4,125 shares of Company Common Stock were subject to outstanding Restricted Stock Awards. No shares of the Company’s preferred stock are issued and outstanding. The Company Equity Plans are the only benefit plans of the Company or its Subsidiaries under which any securities of the Company or its Subsidiaries are issuable. Each share of Company Common Stock which may be issued pursuant to any Company Equity Plan has been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. Except for the Company Stock Options and Restricted Stock Awards, in each case outstanding on the date hereof, and except as provided in the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan (the “ESOP”) and the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Trust (collectively, the “ESOP Governing Documents”), there are no options, warrants, calls, rights, puts or Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell or redeem or otherwise acquire, or cause to be issued, delivered, sold or redeemed or otherwise acquired, any shares of capital stock (or other voting securities or equity equivalents) of the Company or any of its Subsidiaries or obligating the Company or its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, put or Contract. The Company does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. Other than the Shareholder Agreements and except as expressly set forth in the ESOP Governing Documents, there are no Contracts to which the Company, any of its Subsidiaries or any of their respective officers or directors is a party concerning the voting of any capital stock of the Company or its Subsidiaries. For purposes of this Agreement, “Contract” means any contract, agreement, instrument, guarantee, indenture, note, bond, mortgage, permit, franchise, concession, commitment, lease, license, arrangement, obligation or understanding, whether written or oral.

(b) All of the outstanding shares of capital stock of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and other than as set forth in Section 3.2(b) of the Company Letter, all such shares are of record and beneficially owned by the Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever (“Liens”). Section 3.2(b) of the Company Letter sets forth the authorized capital stock of each Subsidiary and indicates the number of issued and outstanding shares of capital stock, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and not reserved for any purpose of the Subsidiary. There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of any Subsidiary.

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(c) Other than as set forth in Section 3.2(c) of the Company Letter, neither the Company nor any of its Subsidiaries directly or indirectly (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any Person, (ii) has the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise, or (iii) has any right or obligation to acquire any equity interest in or to make a capital contribution to any Person.

(d) Section 3.2(d) of the Company Letter sets forth a complete and accurate list, as of the date hereof, of (A) all Company Stock Options and other outstanding options to purchase shares of Company Common Stock issued under the Company Equity Plans, the number of shares of Company Common Stock subject thereto, the grant dates, the plans under which such options were granted, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof, the names of the holders thereof and the amount each such holder is entitled to receive pursuant to Section 1.12(a) and (B) all shares of Company Common Stock or other share-based awards that were outstanding but were subject to vesting or other forfeiture restrictions, including Restricted Stock Awards, or were subject to a right of repurchase by the Company at a fixed purchase price as of such time under the Company Equity Plans, the number of shares of Company Common Stock subject thereto, the grant and issuance dates, the plan under which such awards were granted, vesting schedules and repurchase price (if any) thereof and the names of the holders thereof.

(e) The Company has delivered to Parent true and complete copies of the Company Equity Plans and all forms of award agreements with respect to the grant of all Company Stock Options outstanding as of the date hereof and no stock option agreement or other award agreement contains terms that are inconsistent with or in addition to such forms. Prior to the date of this Agreement, the Company has obtained written consents, in form and substance reasonably satisfactory to Parent, from all Persons identified on Section 3.2(e) of the Company Letter regarding the treatment of Company Stock Options contemplated by Section 1.12(a).

Section 3.3 Authority.

(a) On or prior to the date of this Agreement, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the IBCA, (iii) approved the Shareholder Agreements, (iv) resolved to recommend the approval and adoption of this Agreement by the Company’s shareholders and (v) directed that this Agreement be submitted to the Company’s shareholders for approval and adoption. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of

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the Company, subject to (x) approval and adoption of this Agreement by the shareholders of the Company and (y) the filing of appropriate merger documents as required by the IBCA. This Agreement has been duly executed and delivered by the Company and, assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub, this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The filing of the Proxy Statement with the Securities and Exchange Commission (the “SEC”) has been duly authorized by the Company’s Board of Directors. The Company has delivered or made available to Parent complete and correct copies of the Company Charter and Company Bylaws and the charter, bylaws, certificate of formation, limited liability company agreement or other organizational documents (“Organizational Documents”) of each of its Subsidiaries.

(b) On or prior to the date of this Agreement, the Board of Directors of the Company has (i) determined that the Holding Company Merger Agreement and the transactions contemplated thereby, including the Holding Company Merger, are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved the Holding Company Merger Agreement and the transactions contemplated thereby, including the Holding Company Merger, in accordance with the IBCA, (iii) resolved to recommend the approval and adoption of the Holding Company Merger Agreement by the Company’s shareholders and (iv) directed that the Holding Company Merger Agreement be submitted to the Company’s shareholders for approval and adoption. The Company has all requisite corporate power and authority to enter into the Holding Company Merger Agreement and, subject to approval of the Holding Company Merger Agreement by the shareholders of the Company, to consummate the transactions contemplated thereby. The execution and delivery of the Holding Company Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval and adoption of the Holding Company Merger Agreement by the shareholders of the Company and (y) the filing of appropriate merger documents as required by the IBCA.

(c) On or prior to the date of this Agreement, the Board of Directors of the Company Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, are advisable and fair to and in the best interests of the Company Bank and its shareholder. The Company Bank has all requisite corporate power and authority to enter into the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement by the Company Bank and the consummation by the Company Bank of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company Bank, subject to the approval and adoption of the Bank Merger Agreement by the Company, the sole shareholder of the Company Bank, and the filing of appropriate merger documents as required by the IBA and the SDS.

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Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth in Section 3.4 of the Company Letter, the execution and delivery of this Agreement and the Holding Company Merger Agreement by the Company and the execution and delivery of the Bank Merger Agreement by Company Bank do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Company and the Company Bank will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws, (ii) the Organizational Documents of any of the Company’s Subsidiaries, (iii) any Company Contract or (iv) any Order or Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such violations, defaults, rights or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company or the Company Bank to perform its obligations hereunder or thereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Holding Company Merger Agreement by the Company or the Bank Merger Agreement by the Company Bank or is necessary for the consummation by the Company or the Company Bank of the Merger, the Holding Company Merger or the Bank Merger, as applicable and the other transactions contemplated by this Agreement, except for (I) the Specified Requisite Regulatory Approvals, (II) in connection, or in compliance, with the provisions of the Exchange Act, (III) with respect to the Merger and the Holding Company Merger, the filing of articles of merger with the Secretary of State of the State of Iowa and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (IV) with respect to the Bank Merger, the filing of the articles of merger with the Secretary of State of the State of Iowa and Secretary of State of the State of South Dakota and appropriate documents with the relevant authorities of other states in which the Company Bank or any of its Subsidiaries is qualified to do business, (V) such filings, authorizations, Orders and approvals as may be required to obtain the State Takeover Approvals, (VI) such filings as may be required in connection with the Taxes described in Section 5.7, (VII) compliance with applicable requirements of The NASDAQ Global Market (“NASDAQ”), (VIII) compliance with applicable requirements, if any, under foreign or multinational Laws relating to antitrust and to competition clearances and (IX) such other consents, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company or the Company Bank to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby by the Company or Company Bank.

Section 3.5 SEC Documents, Other Reports and Sarbanes-Oxley.

(a) The Company has timely made all filings required to be made by it under

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the Securities Act or the Exchange Act since January 1, 2007 (the “Company SEC Documents”). As of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and their cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or as required by GAAP, the Company has not, between January 1, 2007 and the date hereof, made or adopted any change in its accounting methods, practices or policies in effect on January 1, 2007.

(b) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents and, at the time of filing of each such certification, such certification was true and accurate. The Company has made available to Parent a summary of any disclosure made by the Company’s management to the Company’s auditors and the audit committee of the Company’s Board of Directors referred to in such certifications. For purposes of this Section 3.5(b), “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act.

(c) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that the Company maintains records that, in reasonable detail, accurately and fairly reflect the respective transactions and dispositions of assets of the Company and its Subsidiaries, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors of the Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the Company’s financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any

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amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. As of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, to the extent required by applicable Law, the Company has disclosed, in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto prior to the date hereof, any change in the Company’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, as of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto prior to the date hereof its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(e) No accounting rule, opinion, standard, consensus or pronouncement applicable to the Company or any of its Subsidiaries has been finally adopted and not subsequently withdrawn by the SEC, the Financial Accounting Standards Board, the Emerging Issues Task Force, the Public Company Accounting Oversight Board or any similar body that the Company or any of its Subsidiaries is required to implement (whether currently or after a prescribed transition period) but has not yet implemented as of the date of this Agreement and that, if so implemented, would reasonably be expected to have a Material Adverse Effect on the Company.

(f) The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified personal loans to any executive officer or director of the Company.

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Section 3.6 Proxy Statement. None of the information to be included or incorporated by reference in the Proxy Statement (other than information with respect to Parent or Sub supplied in writing by Parent to the Company expressly for inclusion in the Proxy Statement) will, at the time of the mailing of the Proxy Statement and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Shareholder Meeting any event shall occur which is required at that time to be described in the Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the shareholders of the Company. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

Section 3.7 Absence of Certain Changes or Events; No Undisclosed Liabilities.

(a) Except as disclosed in the Company SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Section 3.7(a) of the Company Letter, since December 31, 2011: (i) the Company and its Subsidiaries have conducted their businesses, in all material respects, in the ordinary course consistent with past practice; (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has, individually or in the aggregate, had a Material Adverse Effect on the Company; (iii) there has not been any action taken or committed to be taken by the Company or any of its Subsidiaries which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 4.1 and (iv) there has been no event, occurrence, fact, condition, effect, change or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Change with respect to the Company.

(b) Except as set forth in Section 3.7(b) of the Company Letter, neither the Company nor any of its Subsidiaries has any debts, liabilities, commitments or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or unmatured, direct or indirect, known or unknown, asserted or unasserted), except (i) liabilities and obligations reflected or reserved against in the balance sheet of the Company dated December 31, 2011 included in the Form 10-K filed by the Company with the SEC on March 9, 2012 (or described in the notes thereto), (ii) liabilities and obligations reasonably incurred since December 31, 2011 in the ordinary course of business consistent with past practice which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and (iii) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

Section 3.8 Permits and Compliance. The Company and each of its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and each of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company threatened. Neither the Company nor any of its Subsidiaries is, or since December 31, 2007 has been, in violation of (i) its Organizational Documents, (ii) any

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applicable Law, (iii) any Company Permit or (iv) any Order, except, in the case of clauses (ii) and (iii), for any immaterial violations. No notice of any such violation or non-compliance has been received by the Company or any of its Subsidiaries.

Section 3.9 Tax Matters. Except as set forth in Section 3.9 of the Company Letter: (i) all material Taxes (whether or not shown on any Tax Return) for which the Company or any Subsidiary may be liable have been timely paid; (ii) all Tax Returns required to have been filed by or with respect to the Company and each Subsidiary have been timely filed, and all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by or with respect to the Company and each Subsidiary for the periods covered thereby, except to the extent that any failure to so file or any failure to be complete and accurate and disclose all Taxes would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (iii) no extension of time within which to file any such Tax Return is in effect; (iv) no waiver of any statute of limitations relating to Taxes for which the Company or any Subsidiary may be liable is in effect, and no written request for such a waiver is outstanding; (v) Section 3.9 of the Company Letter sets forth a schedule of the Tax Returns referred to in clause (ii) relating to income Taxes with respect to which neither the appropriate Governmental Entity has completed its examination (with all issues finally resolved) nor the period for assessment of the associated Taxes (taking into account all applicable extensions and waivers) has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to Taxes for which the Company or any Subsidiary may be liable; (vii) no claim has ever been made in writing by a Governmental Entity in a jurisdiction where the Company or any Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or such Subsidiary, respectively, is or may be subject to Taxes assessed by such jurisdiction; (viii) all material deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (ii) have been paid in full or otherwise finally resolved; (ix) neither the Company nor any Subsidiary will be required to include or accelerate the recognition of any material item in income, or exclude or defer any material deduction or other tax benefit, in each case in any taxable period (or portion thereof) after Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale, or the receipt of any prepaid amount, in each case prior to Closing; (x) no election under Section 108(i) of the Code will affect any material item of income, gain, loss or deduction of the Company or any Subsidiary after the Closing; (xi) all Tax sharing arrangements and Tax indemnity arrangements relating to the Company or any Subsidiary (other than this Agreement) will terminate prior to the Closing Date and neither the Company nor any Subsidiary will have any liability thereunder on or after the Closing Date; (xii) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens relating to current Taxes not yet due; (xiii) all material Taxes which the Company or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Entity; (xiv) neither the Company nor any Subsidiary has been a member of any affiliated group of corporations (within the meaning of Section 1504(a) of the Code, but without regard to the limitations contained in Section 1504(b) of the Code) filing Tax Returns on a combined, consolidated, unitary or similar basis other than the group of which it is presently a member; (xv) neither the Company nor any Subsidiary has any liability for Taxes of another Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), under any agreement or arrangement, as a transferee or successor, or otherwise; (xvi) with respect to each transaction in which the Company or any Subsidiary has participated that is a “reportable

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transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1), such participation has been properly disclosed on Internal Revenue Service (“IRS”) Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law; (xvii) during the last three years, neither the Company nor any Subsidiary has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied; (xviii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”) and (xix) no real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax will be imposed on the transactions contemplated by this Agreement. For purposes of this Agreement: (A) “Taxes” means: (I) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Section 59A of the Code) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity; and (II) any liability of the Company or its Subsidiaries for the payment of amounts with respect to payments of a type described in clause (I) as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of any obligation under any agreement or arrangement, as a result of being a transferees or successor, or otherwise; and (B) “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

Section 3.10 Litigation.

(a) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding Orders of any Governmental Entity against or involving the Company or any of its Subsidiaries or, to the Knowledge of the Company, against or involving any of the present or former directors, officers, employees or consultants, agents or shareholders of the Company or its Subsidiaries as such, or any of its or their properties, assets or business or any Company Plan. Except as set forth in Section 3.10(a) of the Company Letter, no such Order would, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated hereby.

(b) Except as set forth in Section 3.10(b) of the Company Letter, none of the Company or any of its Subsidiaries is subject to, nor to the Knowledge of the Company will the Company or any of its Subsidiaries become subject to, any Order, agreement, memorandum of understanding, direction or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Body charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of the Company or any of its Subsidiaries.

(c) Except as set forth in Section 3.10(c) of the Company Letter, the Company and each of its Subsidiaries have complied, in all material respects, with all Laws and Orders

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which are applicable to the Company, the Subsidiaries or their assets, properties or businesses, including all consumer privacy laws, the Truth in Lending Act, the Home Owner’s Equity Protection Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Protection Act, 12 U.S.C. Section 1831d(a), the USA PATRIOT Act, the Bank Secrecy Act and the Community Reinvestment Act (and, with respect to the Community Reinvestment Act, currently has rating of “Satisfactory” or better).

(d) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.10(d) of the Company Letter, there are no Actions pending or, to the Knowledge of the Company, threatened against or involving the Company or its Subsidiaries or, to the Knowledge of the Company, any of its or their present or former directors, officers, employees or consultants, agents or shareholders as such, or any of its or their properties, assets or business or any Company Plan (a) that would, individually or in the aggregate, have a Material Adverse Effect on the Company or materially impair the ability of the Company to perform its obligations hereunder or prevent or materially delay the consummation of the transactions contemplated hereby or (b) relating to the transactions contemplated by this Agreement.

(e) Except as set forth in Section 3.10(e) of the Company Letter, to the Knowledge of the Company none of the Company or any of its Subsidiaries is subject to any audit or investigation by any Government Entity.

Section 3.11 Certain Agreements.

(a) Except as filed as exhibits to the Company SEC Documents filed prior to the date hereof and except as set forth in Section 3.11(a) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) any Contract which purports to limit or restrict the manner or localities in which the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) may conduct business or the types or lines of business in which any of them may engage, or any Contract which obligates the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) to extend most-favored nation pricing or other rights to any Person, or any Contract imposing exclusivity obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) or imposing obligations on the Company or any of its Affiliates (including Parent or any of its Subsidiaries following the Merger) with respect to non-solicitation provisions;

(iii) any Contract which requires any payment by the Company or any of its Subsidiaries in excess of $37,500 in any year or which is not terminable within one year without penalty, or which requires any payment to the Company or any of its Subsidiaries in excess of $37,500 in any year or which is not terminable within one year without penalty, in each case other than extensions of credit made by Company Bank;

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(iv) any Contract relating to the purchase, sale or lease of real property;

(v) any Contract of indemnification or any guaranty of the obligations of any Person by the Company or its Subsidiaries;

(vi) any Contract with any current or former employee of the Company or any of its Subsidiaries or with any Related Person;

(vii) since January 1, 2007, any Contract relating to the acquisition or disposition of any business (whether by merger, sale or purchase of stock or assets or otherwise);

(viii) any settlement Contract which affects the conduct of the Company’s or its Subsidiaries’ businesses or under which payments are required to be made by the Company or any of its Subsidiaries;

(ix) any Contract which provides for, or relates to, the incurrence by the Company or any Subsidiary of indebtedness for or the guaranty of borrowed money (including any interest rate or non-U.S. currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or non-U.S. exchange risk associated with its financing), other than agreements among direct or indirect wholly owned Company Subsidiaries, deposit account arrangements (other than deposit arrangements characterized as brokered deposits under applicable FDIC regulations) and ordinary course trade payables and accrued expenses;

(x) any joint venture, partnership, limited liability company or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries;

(xi) any Contract with a Governmental Entity;

(xii) any Contract pursuant to which the Company or any of its Subsidiaries is obligated to repurchase any loan agreement, note or borrowing arrangement; or

(xiii) any other Contract that is material to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

The Company has previously made available to Parent complete and correct copies of each Contract of the type described in this Section 3.11 which was entered into prior to the date hereof. All Contracts of the type described in this Section 3.11 shall be referred to as “Company Contracts” regardless of whether they were entered into before or after the date hereof.

(b) All of the Company Contracts are valid and in full force and effect (except those which are cancelled, rescinded or terminated after the date hereof in accordance with their

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terms), except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No Person is challenging the validity or enforceability of any Company Contract, except such challenges which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, none of the other parties thereto, is in breach of any provision of, or committed or failed to perform any act which (with or without notice or lapse of time or both) would constitute a default under the provisions of, any Company Contract, except for those violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.12 ERISA.

(a) Section 3.12(a) of the Company Letter sets forth an accurate and complete list of (i) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) and (ii) any other employee benefit plan, program, payroll practice, policy, Contract, trust, understanding or arrangement of any kind, whether written or oral, including any pension, retirement, profit-sharing, thrift, deferred compensation, severance, employment, consulting, change in control, retention, incentive, equity or equity-based compensation, performance, bonus, vacation or holiday pay, sick pay, sick leave, hospitalization or other medical, disability, life, accident or other insurance, or other welfare, retiree welfare or benefit plan, to which either the Company or any of its ERISA Affiliates maintains, sponsors, contributes to, is a party, or by which it is bound, or pursuant to which it may be required to make any payment at any time for the benefit of any current or former employee, officer or director (or their beneficiaries), or with respect to which the Company or any its ERISA Affiliates, has any current or contingent liability or obligation (“Company Plans”), in each case excluding de minimis fringe benefits available to employees generally. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the rules and regulations promulgated thereunder.

(b) With respect to each material Company Plan, to the extent applicable, the Company has delivered or made available to Parent a true and correct copy of (i) the three (3) most recent annual reports (Form 5500) filed with the Department of Labor and audited schedules, (ii) the three (3) most recent actuarial reports, (iii) each such Company Plan that has been reduced to writing and all amendments thereto, (iv) each trust, insurance or administrative Contract relating to each such Company Plan, (v) a written summary of each unwritten Company Plan, (vi) the most recent summary plan description and summary of material modifications or other written explanation of each Company Plan provided to participants or beneficiaries, (vii) the most recent determination letter or opinion letter issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code and (viii) all correspondence with the IRS, the Department of Labor, the SEC or Pension Benefit Guaranty Corporation or any other Governmental Entity relating to any outstanding controversy, investigation or audit. With respect to each Company Plan that is a “multiple employer plan” within the meaning of Section 413(c) of the Code that is subject to the minimum funding standards of Section 412 or 4971 of the Code or Section 302 of ERISA or to Title IV of ERISA (a “Multiple Employer Pension Plan”), the Company has delivered or made available to Parent

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true and complete copies of all correspondence and other information in the Company or any ERISA Affiliate’s possession relating to (i) any anticipated increase in contribution rates with respect to such plan and (ii) the amount for which the Company or any ERISA Affiliate is or could be liable under Title IV of ERISA for a total or partial withdrawal as of any date of for any reason. Section 3.12(b) of the Company Letter sets forth a true and complete list of the amounts which each of the Company and each ERISA Affiliate was required to pay (and if less, the amounts actually paid) to any Multiple Employer Pension Plan with respect to each of the plan years 2008 through 2011. With respect to the First Federal Savings Bank of Iowa Death Benefit Only Plan (“DBO Plan”), the Company has delivered to Parent true and complete copies of all communications provided to participants or beneficiaries regarding the plan. Each Company Plan complies, and has been operated and administered to comply with its terms and the Employee Retirement Income Security Act of 1974 (“ERISA”), the Code and any other applicable Law in all material respects. There are no actions, suits or claims (other than routine claims for benefits) pending or, to Company’s Knowledge, threatened involving any Company Plan or the assets of any Company Plan.

(c) All contributions or payments required to be made to each Company Plan have been timely made and all obligations in respect of each Company Plan have been properly accrued and reflected on the Company’s financial statements.

(d) Except as set forth in Section 3.12(d) of the Company Letter, neither the Company nor any of its ERISA Affiliates currently maintains, contributes to or has any liability under or, at any time in the past has maintained, contributed to or had any liability under, a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e) Except as set forth in Section 3.12(e) of the Company Letter, with respect to each Multiple Employer Pension Plan, (i) no proceeding has been initiated by any Person to terminate such plan; (ii) there has been no “reportable event” (as such term is defined in Section 4043(b) of ERISA); (iii) no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its ERISA Affiliates that has not been satisfied in full, no condition exists that presents a risk to the Company or any of its ERISA Affiliates of incurring any such liability and no such liability will become a liability of the Company or any of its ERISA Affiliates; (iv) such plan’s benefit liabilities under Section 4001(a)(16) of ERISA do not exceed the current value of such plan’s assets, determined in accordance with the assumptions used for funding the plan pursuant to Section 412 and Section 430 of the Code for the applicable plan year; (v) no plan has been required to file information pursuant to Section 4010 of ERISA for the current or most recently completed year; (vi) each required installment or any other payment required under Section 412 of the Code or Section 303 of ERISA has been made before the applicable due date; (vii) no plan has applied for or received a waiver of the minimum funding standards or an extension of any amortization period within the meaning of Section 412 of the Code or Sections 302 or 303 of ERISA; (viii) there are no funding-based limitations (within the meaning of Section 436 of the Code) currently in effect; (ix) the assets of each such plan are sufficient to satisfy all obligations of the plan if the plan were to terminate as of the date hereof; (x) no event has occurred that would reasonably be expected to result in a complete or partial withdrawal by the Company or any of its ERISA Affiliates; and (xi) none of the Company or any of its ERISA Affiliates has failed to make a required or disputed contribution.

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(f) All benefits which are required to be fully vested in connection with the termination of the ESOP as provided in Section 5.11 are, or will be as of the Closing Date, included in the account balances of the ESOP participants, the assets associated with such benefits are held in the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Trust and no contribution will be required to be made to the ESOP by the Company or any of its Subsidiaries in connection with the termination of the ESOP. The ESOP has no outstanding acquisition indebtedness or other notes payable.

(g) With respect to the Company Plans, no event or set of circumstances has occurred and there exists no condition or set of circumstances in connection with which the Company or any of its ERISA Affiliates or any Company Plan fiduciary could be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law. The ESOP and each Company Plan that is intended by its terms to be, or is otherwise treated by the Company as, qualified under Section 401(a) of the Code has been the subject of a favorable determination letter from the IRS or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype sponsor, to the effect that such Company Plan is so qualified, and that such Company Plan and the trust related thereto are exempt from federal income Taxes under Section 401(a) and 501(a), respectively, of the Code. No event has occurred relating to any such Company Plan that would reasonably be expected to adversely affect its qualification or materially increase its costs. Each of the Company Plans is subject only to the Laws of the United States or a political subdivision thereof.

(h) Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any Company Plan or otherwise to provide post-employment or retiree benefits to or in respect of any former employee or any other Person other than as specifically required by Section 4980B of the Code, Part 6 of ERISA or other applicable Law. Neither the Company nor any of its ERISA Affiliates has any liability of any kind whatsoever, whether known or unknown, direct, indirect, contingent or otherwise, on account of a violation of the health care requirements of Section 4980B or 4980D of the Code or Part 6 or 7 of Subtitle B of Title I of ERISA. With respect to any Company Plan that is an employee welfare benefit plan, no such Company Plan is unfunded or funded through a “welfare benefits fund” (as such term is defined in Section 419(e) of the Code).

(i) There are no nonexempt prohibited transactions within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Company Plan that has occurred that would give rise to liability on the part of the Company or any of its ERISA Affiliates, any officer of the Company or any of the Company Plans under Section 502(i) of ERISA or Section 4975 of the Code or otherwise and no breaches of fiduciary duty have occurred which may give rise to liability on the part of the Company or any of its ERISA Affiliates under Sections 409 or 502(l) of ERISA or otherwise.

(j) With respect to each Company Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and is subject to Section 409A of the Code, (i) the written terms of such Company Plan have at all times since January 1, 2009 been in compliance, in all material respects, with, and (ii) such Company Plan has, at all times while subject to Section 409A of the Code, been operated in all material respects in compliance with Section 409A of the Code, the regulations promulgated thereunder and all

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applicable guidance thereunder. Neither the Company nor any of its Subsidiaries has any obligation to provide any gross-up payment to any individual with respect to any Tax obligation under Section 4999 or 409A of the Code or otherwise.

(k) No amount that could be received, whether in cash or property or the vesting of property, as a result of the Merger or any other transaction contemplated hereby by any employee, officer or director of the Company or any of its Affiliates who is a “disqualified individual,” as such term is defined in Treasury Regulation Section 1.280G-1, under any Company Plan, either alone or together with any other event, could be characterized as an “excess parachute payment,” as defined in Section 280G of the Code, or would constitute an “excess parachute payment” if such amount were subject to the provisions of Section 280G of the Code. No Person is entitled to a gross-up payment from the Company or any of its Subsidiaries as a result of the imposition of a Tax under Section 4999 of the Code.

(l) Except as set forth in Section 3.12(l) of the Company Letter, the execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and compliance with the terms hereof (whether alone or in connection with any subsequent other event(s)) will not, (i) entitle any employee, officer or director of the Company or any of its Subsidiaries to any severance, transaction bonus, change in control, retention or other payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding, through a grantor trust or otherwise, of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Plan or (iii) result in any breach or violation of, or a default under, any Company Plan.

(m) The Company and all of its ERISA Affiliates have at all times reserved the right and power to terminate, suspend, discontinue and amend all Company Plans, including all welfare plans that provide benefits to any retiree or other former employee, and such right and power have been appropriately and satisfactorily communicated to all employees and participants.

Section 3.13 Compliance with Worker Safety and Environmental Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign Laws, rules and regulations, Orders, permits and licenses relating to public and worker health and safety (collectively, “Worker Safety Laws”) and the protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, “Environmental Laws”), except for any violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, other than any such interference or prevention as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

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Section 3.14 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, bound by, subject to any collective bargaining agreement or any similar Contract, work rules or practices with any labor union or similar organization. There are no pending or, to the Knowledge of the Company, threatened, and have not been at any time any labor strikes, disputes, slowdowns, stoppages or union organizing efforts, except where such strike, dispute, slowdown, work stoppage or union organizing effort would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is in material compliance with all applicable Laws pertaining to employment and employment practices, terms and conditions of employment, employment classification, wages and hours of work (including all state and federal requirements regarding compensation for time worked, maximum hours of work, child labor restrictions, overtime, meal and rest periods, proper payment of bonuses and commissions, compliant record-keeping practices and timely payment of wages), discrimination in employment, affirmative action obligations, equal employment opportunity, immigration and work authorization, leaves, reasonable accommodations, whistleblower, facility closures and layoffs (including the WARN Act), occupational safety and health, workers’ compensation, unemployment compensation, confidentiality, labor relations and collective bargaining, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. There are no Actions, suits, claims, audits, charges, grievances, arbitrations, investigations or other legal proceedings against the Company pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former employee of the Company, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such suit, claim, audit, charge, grievance, arbitration, investigation or other Action would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The employment of any terminated former employee of the Company has been terminated in compliance with any applicable Contract terms and Laws, and the Company does not have any liability under any such Contract or Laws toward any such terminated employee.

(b) The Company and its Subsidiaries are and have been in compliance with the requirements of the Workers Adjustment and Retraining Notification Act of 1988 and any analogous state, local or foreign Law (including any state Laws relating to plant closings or mass layoffs) (the “WARN Act”) and have no liabilities or unfulfilled notice obligations pursuant to the WARN Act.

Section 3.15 Intellectual Property.

(a) Except as set forth in Section 3.15(a) of the Company Letter, the Company and its Subsidiaries own or have a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, “Intellectual Property Rights”), as are necessary to conduct the business of the Company and its Subsidiaries as currently conducted or planned to be conducted by the Company and its Subsidiaries. Following the Closing, the Company and its Subsidiaries will continue to have all such Intellectual Property Rights. To the Knowledge of the Company, neither the Company nor its Subsidiaries has

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infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party. To the Knowledge of the Company, no third party infringes, misappropriates or violates, in any material respect, any Intellectual Property Rights owned or exclusively licensed by or to the Company or its Subsidiaries.

(b) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.15(b) of the Company Letter, as of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened that challenge or question the Intellectual Property Rights of the Company or its Subsidiaries.

Section 3.16 Properties and Assets.

(a) Section 3.16(a) of the Company Letter contains a description of each real property owned by the Company or any of its Subsidiaries, showing the record title holder, permanent index (tax) number and common addresses (the “Owned Properties”).

(b) The Owned Properties and the properties leased by the Company or its Subsidiaries pursuant to the Contracts set forth in Section 3.11(a)(iv) of the Company Letter constitute all of the real estate on which the Company and its Subsidiaries maintain their facilities or conduct their business or otherwise own.

(c) The Company, directly or through its Subsidiaries, has good and marketable title to or, in the case of leased property and leased tangible assets, a valid leasehold interest in, all of the Company’s and its Subsidiaries’ real properties and other material tangible assets, free and clear of all Liens, except those Liens for Taxes not yet due and payable and such other Liens or minor imperfections of title, if any, that do not materially detract from the value or materially interfere with the present use of the affected property or asset. Such properties and assets, together with all properties and assets held by the Company and its Subsidiaries under leases or licenses and all Intellectual Property Rights held by the Company and its Subsidiaries, include all tangible and intangible property, assets, Contracts and rights necessary or required for the operation of the business of the Company and its Subsidiaries as presently conducted.

Section 3.17 Company Loans.

(a) Each loan agreement, note or borrowing arrangement, including portions of outstanding lines of credit, loan commitments and any other contingent exposures (such as letters of credit), on the Company’s or any of its Subsidiaries’ books and records (collectively, the “Company Loans”), (i) was made and has been serviced in accordance with the Company’s or any of its Subsidiaries’ lending standards in the ordinary course of business in all material respects; (ii) is evidenced by appropriate and sufficient documentation; (iii) to the extent underwritten as secured, has been secured by valid liens and security interests which have been perfected; and (iv) constitutes, to the Knowledge of the Company or any of its Subsidiaries, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms in all material respects (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles) and is in full force and effect. The Company and each of its Subsidiary have previously made

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available to Parent complete and correct copies of their respective lending policies. The loan agreements of the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations. Each Company Loan has been solicited and originated, and is currently serviced, in accordance in all material respects with all Laws.

(b) Section 3.17(b) of the Company Letter discloses as of February 29, 2012: (i) any Company Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the knowledge of the Company, in default of any other provision thereof; (ii) each Company Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by the Company, any of its Subsidiaries or Governmental Entity (the “Classified Loans”); (iii) a listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof or in the process of being so acquired, including the book value thereof (the “OREO”); (iv) each Company Loan with any Related Person; and (v) a listing of each residential mortgage Company Loan and the lien position with respect to the property securing the Company Loan. All Company Loans which are classified as loans to insiders under Regulation O have been made by the Company or any of its Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons and do not involve more than normal risk of collectability or present other unfavorable features in comparison to the Company’s other loans, and are otherwise in compliance with the requirements of Regulation O.

(c) The Company shall promptly after the end of each month after the date hereof and upon Closing inform Parent of the amount of Company Loans subject to each type of classification of the Classified Loans as of the end of such month.

(d) Set forth on Section 3.17(d) of the Company Letter is a complete and accurate list, as of February 29, 2012, of all Company Loans which are subject to any participation or any similar Contract, including a description of each such participation or Contract, and all Contracts relating thereto (collectively, the “Participation Contracts”).

(e) Set forth on Section 3.17(e) of the Company Letter is a complete and accurate list, as of February 29, 2012, of all Company Loans which are not serviced by the Company, including, a description of each Contract relating to such servicing (collectively, the “Servicing Contracts”).

(f) The Company has made available to Parent true and correct copies of the loan files related to the Company Loans. Such files contain, in all material respects, all of the documents and instruments relating to the Company Loans.

(g) All payments made on the Company Loans have been properly credited to the respective Company Loan.

(h) The allowances for loan losses reflected in the consolidated financial statements included in the Company SEC Documents were established in accordance with the requirements of GAAP, consistently applied with the Company’s past practice and to the

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Knowledge of the Company, adequately provide, in all material respects, for possible losses on loans (including accrued interest receivable) and credit commitments (including stand-by letters of credit) outstanding as of the respective dates of such financial statements. All charge-offs, write-downs and other real estate owned reflected in such financial statements were established in accordance with the requirements of GAAP, consistently applied with the Company’s past practice and properly reflect the loss incurred on Company Loans (including accrual interest receivable) outstanding as of the respective dates of such financial statements.

(i) As to each Company Loan that is secured, whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Body, such guaranty is in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any breach, default or forfeiture of rights under such guaranty, or require the consent, approval, or act of, or the making of any filing with, any Governmental Entity.

(j) Company Bank has posted debit card transactions, including point of sale and ATM transactions, to the accounts of its customers in chronological or “real time” order as the transactions were presented to Company Bank and such posting order has been used by Company Bank since no later than January 1, 2007.

Section 3.18 Deposits.

(a) Section 3.18(a) of the Company Letter sets forth a complete and accurate list, as of February 29, 2012, of all Company Bank deposits (the “Company Deposits”) which are brokered deposits.

(b) The Company Deposits were solicited, opened, extended or made and have been maintained and currently exist in compliance, in all material respects, with all applicable requirements of Laws.

(c) The agreements relating to the Company Deposits are in compliance, in all material respects, with all applicable Laws.

(d) The Company Deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act to the fullest extent permitted by law. To the Knowledge of the Company, there is no action by the FDIC to terminate the Company Bank’s deposit insurance. The Company Bank has paid all premiums and assessments and has duly, timely and accurately filed all reports required to be paid or filed by it with the FDIC or any other applicable bank regulatory authority.

(e) Except as set forth in Section 3.18(e) of the Company Letter, none of the Company Deposits are subject to or were acquired through the Certificate of Deposit Account Registry Service (“CDARS Deposits”).

Section 3.19 Investment Portfolio.

(a) Section 3.19(a) of the Company Letter sets forth a true and complete list as of February 29, 2012 of all investments owned by the Company or any of its Subsidiaries

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(collectively, the “Investments”), including (a) the fair market value of each such investment as passed upon by an independent third-party valuation agency, (b) the rating, if any, of each such investment as passed upon by the ratings agency of Standard & Poor’s or Moody’s Investor Service.

(b) Except as set forth in Section 3.19(b) of the Company Letter, the Company Bank owns the Investments free and clear of any Lien.

(c) The Company shall promptly after the end of each month after the date hereof and upon Closing deliver to Parent a notice setting forth any change to the information contained in Section 3.19(a) or Section 3.19(b) of the Company Letter during the immediately preceding month.

Section 3.20 Interest Rate Risk Management Instruments. Neither the Company nor any of its Subsidiaries has entered into or is subject to an interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements (collectively, “Interest Rate Instruments”), whether entered into for the account of the Company or any of its Subsidiaries or for the account if any customer of the Company or any of the Company’s Subsidiaries.

Section 3.21 Other Activities.

(a) Neither the Company, any of its Subsidiaries nor any of their respective current or former directors, officers or employees serves or has served in a fiduciary capacity, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor with respect to any account held by the Company or any of its Subsidiaries.

(b) With respect to all agreements pursuant to which the Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, the Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c) Neither the Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and the Company is not aware of, and none of the Company or any of its Subsidiaries has been advised of, or has any reason to believe that any facts or circumstances exist, which would cause the Company Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the regulations promulgated thereunder (the “USA PATRIOT Act”), any sanctions regimes administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or any other applicable anti-money

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laundering statute, rule or regulation or (iii) to be deemed not to be in satisfactory compliance with the applicable data privacy, safeguarding, and breach notice requirements for customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Company Bank pursuant to 12 C.F.R. Part 364. Furthermore, the Board of Directors of the Company Bank has adopted and the Company Bank has implemented (i) an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act, (ii) an OFAC sanctions compliance program and (iii) a data privacy and safeguarding program under applicable federal requirements.

(d) Section 3.21(d) of the Company Letter sets forth the lines of business engaged in by each Subsidiary of the Company. Section 3.21(d) of the Company Letter sets forth the Company Permits held by each Subsidiary of the Company with respect to such lines of business. Except as set forth in Section 3.21(d) of the Company Letter, none of the Company, any of its Subsidiaries or their respective directors, officers or employees is required to be registered, licensed or authorized under any applicable Laws or industry requirements as a broker or dealer, an insurance or mortgage agent, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, an investment adviser, representative or solicitor, a counseling officer, a sales person, a real-estate agent or in any similar capacity with any Governmental Entity or industry regulator.

Section 3.22 Transactions with Affiliates. Except as set forth in Section 3.22 of the Company Letter, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any Related Person or employee of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries and other than deposit products generally available to customers of the Company Bank. All Contracts between the Company and any of its Affiliates, or any Related Persons or employees, comply, to the extent applicable, with Regulations O and W.

Section 3.23 Approvals. To the Knowledge of the Company, there is no reason relating to the Company or any of its Subsidiaries why the Requisite Regulatory Approvals shall not be obtained in a prompt and timely manner.

Section 3.24 Insurance. The Company has made available to Parent prior to the date of this Agreement copies of all insurance policies which are maintained by the Company or any of its Subsidiaries or which names the Company or its Subsidiaries as an insured (or loss payee), including those which pertain to the Company’s or any of its Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect and all premiums due thereunder have been paid. Neither the Company nor any of its Subsidiaries has received notice of cancellation of default under any such policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium

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increase with respect to any such policy. Neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy. There is no material claim by the Company or any of its Subsidiaries pending under any such insurance policy covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and to the Knowledge of the Company there are no circumstances, which would, or could reasonably could be expected to, give rise to any claim under any such policy.

Section 3.25 Opinion of Financial Advisor. The Company has received the opinion of Keefe, Bruyette & Woods, as of the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company’s shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

Section 3.26 State Takeover Statutes; Certain Charter Provisions. The Company has taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt Parent, its Subsidiaries and Affiliates, the Merger, this Agreement, the Shareholder Agreements and the transactions contemplated hereby and thereby from the requirements of any “fair price,” “business combination,” “moratorium,” “control share acquisition” statute or other similar anti-takeover Law, or any takeover provision in the Company Charter or the Company Bylaws.

Section 3.27 Required Vote of Company Shareholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to approve and adopt this Agreement. No other vote of the securityholders of the Company is required by Law, the Company Charter, the Company Bylaws or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby.

Section 3.28 Appraisal Rights. The Company Shareholders will not be entitled to appraisal rights under Section 490.1302 of the IBCA in connection with the Merger and the other transactions contemplated hereby.

Section 3.29 Brokers. No broker, investment banker or other Person, other than Keefe, Bruyette & Woods, the fees and expenses of which will be paid by the Company (as reflected in an agreement between Keefe, Bruyette & Woods and the Company, dated January 11, 2012, a copy of which has been furnished to Parent), is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1 Conduct of Business Pending the Merger. Except as expressly permitted by clauses (i) through (xxviii) of this Section 4.1, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact its

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current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.1 of the Company Letter (with specific reference to the applicable subsection below), the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

(i)(A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such, other than dividends or distributions from the Company’s Subsidiaries to the Company and other than the payment of a one time cash dividend of $0.0625 per each outstanding share of Company Common Stock, which dividend was declared on February 24, 2012 and is payable by the Company on April 6, 2012 to shareholders of record as of March 9, 2012, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire, any such shares or other securities;

(ii) authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible or exchangeable securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement, in each case, in accordance with their current terms;

(iii) amend any of its Organizational Documents or alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

(iv) change its interest rate or fee pricing policies with respect to Company Deposits or Company Loans other than in the ordinary course of business consistent with past practice provided, that the Company gives Parent notice of any changes made to such interest rate or fee pricing policies;

(v) amend, terminate, waive or modify any of the terms of (A) any Company Loan or Company Deposit except in the ordinary course of business consistent with past practice and applicable the Company Bank policies and only to the extent that such amendment, termination, waiver or modification does not alter the terms of such Company Loan or Company Deposit in any material respect and is not adverse to the Company or Parent in any manner or (B) any Investment;

(vi)(A) enter into any new line of business, amend, waive or modify its lending, investment, underwriting, risk and asset liability management and other banking

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and operating policies, (B) make any underwriting exceptions in making or renewing any consumer loans, except as required by applicable Laws, (C) introduce any new loan or credit products (D) acquire any CDARS Deposits or make any of the Company Deposits CDARS Deposits, (E) enter into amend, terminate, waive or modify any Contract providing for any participation of or similar arrangement with respect to any Company Loan or (F) enter into amend, terminate, waive or modify any Contract providing for any servicing of any Company Loan by any third party;

(vii) enter into or approve any Company Loan or a group of related Company Loans in excess of $250,000 in the aggregate, or enter into or approve any renewal of any existing Company Loan or group of related Company Loans in excess of $500,000 in the aggregate ;

(viii) subject to clause (vii) immediately above, fail to make additional extensions of credit in the ordinary course of business consistent with past practices (subject to the Company’s customary credit underwriting qualifications);

(ix) purchase or invest in any securities or other investments other than Ginnie Maes, having (A) a face amount of not more than $2,000,000, and (B) with a weighted average life of not more than three (3) years assuming a 200 basis point increase in interest rates;

(x) close, sell, consolidate, or relocate any of the Company Bank’s branches;

(xi) make any material change in any information technology system utilized by the Company or any of its Subsidiaries;

(xii)(A) acquire or agree to acquire by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire, or agree to acquire, any assets other than assets acquired in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries, taken as a whole or (B) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $25,000;

(xiii) sell, transfer, lease, license (as licensor of Intellectual Property Rights of the Company or its Subsidiaries), mortgage, pledge, encumber or otherwise dispose of any of its properties or assets, other than sales of inventory in the ordinary course of business consistent with past practice and not material to the Company and its Subsidiaries, taken as a whole;

(xiv) acquire, lease (as lessee) or sell or lease (as lessor) any real property other than the disposition of OREO for not less than 95% of the book value of such OREO as reflected on the books and records of the Company Bank;

(xv)(A) incur, assume or modify any indebtedness for borrowed money, guarantee, endorse or otherwise become liable or responsible for (whether directly,

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contingently or otherwise) any such indebtedness or other obligations of another Person or make any loans or advances (other than Company Loans) or capital contributions to, any other Person, other than indebtedness, loans, advances, capital contributions and investments between the Company and its Subsidiaries and other than borrowings by the Company Bank from the Federal Home Loan Bank of Des Moines, Iowa with maturities not exceeding one year and at the Federal Reserve Discount Window, in each case in the ordinary course of business consistent with past practice, (B) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or its Subsidiaries, (C) enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or (D) enter into any arrangement having the economic effect of any of the foregoing;

(xvi)(A) grant, increase, or accelerate the vesting or payment of, or announce or promise to grant, increase or accelerate the vesting or payment of, any compensation or benefits payable or to become payable to its directors, officers or employees, including any increase or change pursuant to any Company Plan, except in a manner which is consistent with the Company’s normal and customary past practices or (B) or establish, adopt, enter into, amend or take action to enhance or accelerate any rights or benefits under (or promise to take any such action(s)) any agreement, plan or arrangement that would constitute a Company Plan if it were in existence on the date hereof, except, in the case of each of clause (A) and clause (B), as required by Law or by any written Contract or any Company Plan in existence on the date hereof;

(xvii) terminate the employment of or hire any Person whose annual compensation exceeded or is reasonably expected to exceed $30,000;

(xviii) knowingly violate or knowingly fail to perform any obligation or duty imposed upon the Company or its Subsidiaries by any applicable Law;

(xix) make or adopt any change to its accounting methods, practices, policies or procedures (other than actions required to be taken by GAAP);

(xx) make any material change in internal control over financial reporting;

(xxi) fail to ensure that the charge-offs, write-downs and OREO established on the Company’s or any of its Subsidiaries’ books and records between the date hereof and the Closing Date will be established in accordance with the requirements of GAAP, consistently applied to the Company’s and its Subsidiaries’ past practice, and will properly reflect the losses incurred on outstanding Company Loans (including accrual interest receivable);

(xxii) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, settle or compromise any claim relating to Taxes, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any dispute relating to Taxes, or request any ruling or similar guidance with respect to Taxes;

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(xxiii)(A) enter into, amend, modify or terminate any Company Contract, (B) waive, release or assign any rights under any Company Contract or (C) enter into, renew, or become subject to any Interest Rate Instrument whether for the account of the Company or any of its Subsidiaries or any of their respective customers;

(xxiv) enter into or amend any Contract (A) that would, after the Effective Time, restrict Parent or any of its Subsidiaries (including the Company and its Subsidiaries) with respect to engaging in any line of business or in any geographical area or (B) that contains exclusivity, most favored nation pricing or other provisions or non-solicitation provisions;

(xxv) waive or release any material right or claim or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and applicable Company Bank policies or in accordance with their terms, of liabilities reflected or reserved against in the most recent Company SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practice;

(xxvi) initiate, settle or compromise any Action;

(xxvii) enter into any agreement or arrangement that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(xxviii) take any action that would reasonably be expected to, or omit to take any action where such omission would reasonably be expected to, prevent, materially delay or impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

(xxix) authorize, recommend, propose or announce an intention to do any of the foregoing or enter into any Contract to do any of the foregoing.

Section 4.2 No Solicitation.

(a) From the date hereof until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of the Company or any of its Subsidiaries, or any financial advisor, attorney or other advisor or representative (“Representatives”) of the Company or any of its Subsidiaries, to, directly or indirectly (i) solicit, initiate or knowingly facilitate, induce or encourage the submission of any Takeover Proposal (as hereinafter defined) or any proposal that could reasonably be expected to lead to a Takeover Proposal, (ii) enter into any letter of intent, agreement in principle or Contract providing for, relating to or in connection with, any Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal, (iii) enter into, continue or otherwise participate in any discussions or negotiations with any Third

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Party with respect to any Takeover Proposal or (iv) furnish to any Third Party any information regarding the Company or its Subsidiaries, or afford access to the properties, books and records of the Company or its Subsidiaries, to any Third Party in connection with or in response to any Takeover Proposal; provided, however, that prior to the Shareholder Meeting, nothing contained in this Agreement shall prevent the Company or its Board of Directors from taking any of the actions described in clauses (iii) and (iv) above in response to any unsolicited bona fide written Takeover Proposal by such Third Party, if and only to the extent that, (1) such Takeover Proposal would, if consummated, result in a Superior Proposal and, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its outside financial advisors, the Third Party making such Superior Proposal has the financial means to conclude such transaction, (2) the failure to take such action would in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with the outside corporate counsel of the Company, violate the fiduciary duties of the Board of Directors of the Company to the Company’s shareholders under applicable Law, (3) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such Third Party an executed confidentiality agreement which in all material respects shall be in the form set forth as Exhibit D of this Agreement and which shall contain provisions not less favorable to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), (4) the Company shall have provided to Parent in accordance with Section 4.2(b) all materials and information required under Section 4.2(b) to be delivered by the Company to Parent and (5) the Company shall have fully complied with this Section 4.2.

(b) The Company shall promptly, and in any event no later than twenty-four (24) hours after it receives any Takeover Proposal, or any written request for information regarding the Company or any of its Subsidiaries in connection with a Takeover Proposal or any inquiry with respect to, or which could reasonably be expected to lead to, any Takeover Proposal, advise Parent orally and in writing of such Takeover Proposal or request, including providing the identity of the Third Party making or submitting such Takeover Proposal or request, and (i) if it is in writing, a copy of such Takeover Proposal and any related draft agreements and other written material setting forth the material terms and conditions of such Takeover Proposal and (ii) if oral, a reasonably detailed written summary thereof, including the identity of such Third Party. The Company shall keep Parent informed in all material respects on a prompt basis of the status and details of any such Takeover Proposal or with respect to any change to the material terms of any such Takeover Proposal. The Company agrees that it shall, prior to or concurrent with the time it is provided to any Third Parties, provide to Parent any non-public information concerning the Company and its Subsidiaries that the Company provides to any Third Party in connection with any Takeover Proposal which was not previously provided to Parent.

(c) Notwithstanding Section 4.2(a), for the period between the date of this Agreement and ending at 11:59 p.m. (Central Time) on April 12, 2012 (the “Non-Restricted Period”), the Company and its Representatives shall have the right to initiate, solicit and encourage any inquiry or the making of any proposal or offer that could constitute a Takeover Proposal, including by way of providing access to nonpublic information which was not provided by or derived from any non-public information provided by Parent or any of its

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representatives or in any way related to or reflecting any negotiations with Parent or any of its representatives regarding the transactions contemplated by this Agreement to any Third Party, provided that, (i) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such Third Party an executed Acceptable Confidentiality Agreement, (ii) the Company shall, prior to or concurrent with the time it is provided to any Third Party, provide to Parent any non-public information concerning the Company or any of its Subsidiaries that the Company or any of its Representatives provides to any Third Party in connection with any Takeover Proposal which was not previously provided to Parent, and (iii) except as expressly provided in this Section 4.2(c), the provisions of Section 4.2 shall be in full force and effect during the Non-Restricted Period.

(d) Commencing from and after 12:00 a.m. (Central Time) on April 13, 2012 (the “Restricted Period Start Date”), the Company agrees that it and its Subsidiaries shall, and that the Company shall cause its and its Subsidiaries’ respective Representatives to, (i) immediately cease and cause to be terminated any activities, discussions or negotiations with any Third Party with respect to any Takeover Proposal (including any activities, discussions or negotiations that may then be ongoing) and (ii) to otherwise comply with Section 4.2(a) without regard to Section 4.2(c).

(e) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation to the holders of Company Common Stock to adopt this Agreement or declaration of advisability by such Board of Directors or any such committee thereof, of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other Contract constituting, related to or in connection with, or that is intended to or could reasonably be expected to lead to, any Takeover Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 4.2(a) or Section 4.2(c)) or which is intended to or which could reasonably be expected to result in the abandonment, termination or failure to consummate the Merger or any other transaction contemplated by this Agreement.

(f) Notwithstanding Section 4.2(e), at any time prior to the approval and adoption of this Agreement by the holders of Company Common Stock at the Shareholder Meeting, the Board of Directors of the Company may make a Company Adverse Recommendation Change in response to a Superior Proposal made after the date hereof and which shall not have been withdrawn if such Board of Directors determines in good faith (after consultation with outside counsel and its outside financial advisor) that the failure to do so would violate the fiduciary duties of the Board of Directors of the Company to the shareholders of the Company under applicable Law; provided, however, that (i) no such Company Adverse Recommendation Change may be made if the Company failed to comply with this Section 4.2, (ii) no such Company Adverse Recommendation Change shall be made until after the fifth Business Day following Parent’s receipt of written notice (a “Notice of Adverse

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Recommendation”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of the Superior Proposal that is the basis of the proposed action by the Board of Directors of the Company (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five Business Day period), identifying the Person making such proposal, providing copies of any agreements intended to effect such Superior Proposal and representing that the Company has complied with this Section 4.2, (iii) during such five Business Day period, the Company and its advisors shall negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to proceed with its recommendation of this Agreement and not make a Company Adverse Recommendation Change, and (iv) the Board of Directors of the Company shall not make a Company Adverse Recommendation Change if, prior to the expiration of such five Business Day period, Parent makes a proposal to adjust the terms and conditions of this Agreement that the Company’s Board of Directors determines in good faith (after consultation with its financial advisors) to be at least as favorable as the Superior Proposal after giving effect to, among other things, the payment of the Termination Fee.

(g) Nothing in this Section 4.2 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act so long as such disclosure is limited to (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, (ii) an express rejection of an applicable Takeover Proposal or (iii) an express reaffirmation of the Company Recommendation; provided, however, that any action that constitutes a Company Adverse Recommendation Change may only be made in compliance with Section 4.2(f).

(h) For purposes of this Agreement:

(i) “Acquisition Transaction” means any transaction or series of related transactions other than the Merger, the Holding Company Merger and the Bank Merger involving: (A) any acquisition or purchase from the Company by any Third Party of more than a 15% interest in the total outstanding voting securities of the Company or any of its Subsidiaries; (B) any tender offer or exchange offer that if consummated would result in any Third Party beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries; (C) any merger, consolidation, business combination, recapitalization or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction in substantially the same proportion as prior to such transaction; (D) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 15% of the assets (based on the fair market value thereof) of the Company or any of its Subsidiaries; or (E) any liquidation or dissolution of the Company or any of its Subsidiaries;

(ii) “Superior Proposal” means an unsolicited, bona fide written Takeover Proposal (provided, that such bona fide written Takeover Proposal may be solicited

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during the Non-Restricted Period in accordance with Section 4.2(c)) to acquire more than (A) 50% of the outstanding voting securities of the Company or (B) 50% of the consolidated assets of the Company and its Subsidiaries, in either case on terms that, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with its outside financial advisors and its outside legal counsel, taking into account relevant legal, financial and regulatory aspects of the proposal, the identity of the Third Party making such proposal and the conditions for completion of such proposal (x) is more favorable, from a financial point of view, to the shareholders of the Company than the Merger, taking into account all of the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise), and (y) is reasonably capable of being completed on the terms set forth in the proposal within the same period of time as the period of time reasonably expected to be necessary to consummate the Merger, taking into account all financial, legal, regulatory and other aspects thereof;

(iii) “Third Party” means any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) other than Parent and its Affiliates;

(iv) “Takeover Proposal” means any inquiry, offer or proposal by a Third Party relating to any Acquisition Transaction; and

(v) “Termination Fee” means (i) an amount equal to $830,000 if the Termination Fee becomes payable in connection with the Company entering into an Alternative Acquisition Agreement pursuant to Section 7.1(g) before the Restricted Period Start Date and (ii) an amount equal to $1,660,000 in all other circumstances.

Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Takeover Proposal or standstill agreement to which the Company or its Subsidiaries is a party (other than any agreement involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1 Shareholder Meeting.

(a) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of shareholders of the Company (the “Shareholder Meeting”) for the purpose of considering the approval and adoption of this Agreement. The Company shall, except to the extent that the Company has made a Company Adverse Recommendation Change in compliance with Section 4.2(f), through its

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Board of Directors, recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (the “Company Recommendation”), and shall use reasonable best efforts to solicit such approval and adoption by its shareholders, and such Board of Directors or committee thereof shall not withhold, withdraw, qualify, amend or modify in a manner adverse to Parent the Company Recommendation or its declaration that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its shareholders or resolve or propose to do any of the foregoing. Notwithstanding any Company Adverse Recommendation Change pursuant to Section 4.2(f), the Company agrees to submit this Agreement to its shareholders for approval and adoption.

(b) The Company shall take all necessary action to cause the trustee of the ESOP to exercise the voting rights attributable to the shares of Company Common Stock held in the ESOP as directed by the ESOP participants and beneficiaries and in accordance to the voting provisions set forth in the ESOP Governing Documents.

Section 5.2 Proxy Statement. As soon as practicable after the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement and related materials with respect to the Merger and the other transactions contemplated hereby (collectively, including all amendments or supplements thereto, the “Proxy Statement”). The Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its shareholders as promptly as practicable after its filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written comments, and advise Parent of all oral comments, with respect to the Proxy Statement received from the SEC. If, at any time prior to the Effective Time, any information relating to the Company, its Subsidiaries or any of their respective officers or directors should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, the Company shall promptly file with the SEC and disseminate to its shareholders an appropriate amendment or supplement describing such information. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) include in such document or response all reasonable comments that Parent proposes. On the date of their filing or delivery, the Company shall provide Parent with a copy of all such filings with, and all such responses delivered to, the SEC. Notwithstanding anything to the contrary in this Agreement, no filing of amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld.

Section 5.3 Access to Information.

(a) The Company shall, and shall cause its Subsidiaries to, afford the officers, employees and authorized representatives of Parent (including independent public accountants,

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attorneys and environmental consultants) access upon reasonable notice, during normal business hours, to the employees, vendors, service providers and properties of the Company and its Subsidiaries and all the books, records, contracts, documents and other information in each case relating to the Company, its Subsidiaries or the employees of the Company and its Subsidiaries, and shall furnish to Parent and its authorized agents and representatives such additional information and access relating to the Company, its Subsidiaries and the employees of the Company or its Subsidiaries as Parent may reasonably request. The Company shall cause its and the Company’s and its Subsidiaries’ personnel to provide reasonable assistance to Parent in Parent’s investigation of matters relating to the Company, its Subsidiaries and the employees of the Company and its Subsidiaries; provided such assistance does not unreasonably interfere with such personnel’s job duties. Further, Parent and its authorized agents and representatives (including its environmental consultants) shall be given access to the real property owned by the Company and its Subsidiaries and the Company’s and its Subsidiaries’ data processing facilities for all reasonable purposes, including the undertaking of environmental assessments; provided, however, that Parent’s investigation shall be conducted in a manner which does not unreasonably interfere with the Company’s normal operations and no intrusive sampling or other intrusive environmental investigations shall be conducted without the Company’s prior consent, which shall not be unreasonably delayed or conditioned. No investigation made by Parent or its representatives hereunder shall affect the representations and warranties of the Company hereunder.

(b) Between the date of this Agreement and the Closing Date, the Company shall participate on a bi-weekly basis in a conference telephone call with Parent to discuss all approvals of each commercial Company Loan with an aggregate original principal amount above $100,000 made during the previous two weeks.

(c) Parent and the Company shall mutually agree on a weekly date and time to review and discuss on a weekly basis all Company Loans exceeding the thresholds set forth in Section 4.1(vii).

(d) With respect to the Company Loans, between the date of this Agreement and the Closing Date, the Company shall provide to Parent on a monthly basis no later than seven (7) Business Days following the end of any given month, a report describing in reasonable detail (i) any Company Loans which become Delinquent Loans or which is past due for 30 days or more or any changes in the status of any Delinquent Loans or such other loans, (ii) any deficiency or shortfall in the escrow account for any Company Loan and (iii) details of all letters of credit issued by the Company, including any changes in amounts outstanding under such letters of credit, in each case during the immediately preceding month.

(e) With respect to the Investments, between the date of this Agreement and the Closing Date, the Company shall provide to Parent on a monthly basis no later than seven (7) Business Days following the end of any given month, a complete and accurate list of all Investments as of the last day of the immediately preceding month together with the fair market value thereof as of such date, in each case as determined by an independent qualified third party that is not a Related Person.

(f) All information obtained pursuant to this Section 5.3 shall be kept

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confidential in accordance with the Confidentiality Agreement, dated September 27, 2011, between National Australia Bank Limited, Parent’s ultimate corporate parent and the Company (the “Confidentiality Agreement”).

Section 5.4 Fees and Expenses.

(a) Except as provided in this Section 5.4 and Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

(b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated (i) by the Company or Parent pursuant to Section 7.1(d)(i) and a Takeover Proposal existed between the date hereof and the date of the termination of this Agreement, (ii) by the Company or Parent pursuant to Section 7.1(e), (iii) by Parent pursuant to Section 7.1(b) or Section 7.1(f), or (iv) by the Company pursuant to Section 7.1(g), then, in each case, the Company shall (without prejudice to any other rights Parent may have against the Company for breach of this Agreement) reimburse Parent upon demand (which demand shall be reasonably documented) by wire transfer of immediately available funds to an account specified in writing by Parent for all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate of Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants; provided, however, that the aggregate amount of fees and expenses reimbursed under this Section 5.4(b) shall not exceed $400,000.

(c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by Parent pursuant to Section 7.1(b) or by the Company or Parent pursuant to Section 7.1(d)(i) or Section 7.1(e) and a Takeover Proposal existed between the date hereof and the date of the termination of this Agreement and, concurrently with or within twelve months after any such termination an Acquisition Transaction is consummated or the Company or its Subsidiaries shall enter into any letter of intent, agreement in principle or Contract with respect to an Acquisition Transaction, (ii) by Parent pursuant to Section 7.1(f), or (iii) by the Company pursuant to Section 7.1(g), then, in each case, the Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights that Parent may have against the Company for a breach of this Agreement) pay to Parent the Termination Fee by wire transfer of immediately available funds to an account specified in writing by Parent, such payment to be made promptly, but in no event later than (x) in the case of clause (i), the earlier to occur of such an Acquisition Transaction and the entry into such letter of intent, agreement in principle or Contract with respect to an Acquisition Transaction, (y) in the case of clause (ii), on the first business day following such termination, or (z) in the case of clause (iii), prior to and as a condition to, such termination.

(d) The Company acknowledges that the agreements contained in this Section 5.4 are an integral part of the transactions contemplated by this Agreement and that without these agreements Parent would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.4 and, in order to obtain any such payment Parent commences a suit which results in a judgment against the Company for any of

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the amounts set forth in this Section 5.4, the Company shall pay to Parent its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amounts due pursuant to this Section 5.4 at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.

Section 5.5 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, the Holding Company Merger, the Bank Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VI to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, Orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings with Governmental Entities (the “Requisite Regulatory Approvals”); (iii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals from Persons other than Governmental Entities and the making of all necessary registrations, declarations and filings with such Persons, if any; and (iv) the taking of all commercially reasonable steps as may be necessary to avoid any Action by any Governmental Entity.

(b) Notwithstanding anything in this Agreement to the contrary, (i) neither Parent nor the Company shall be obligated to contest any final action or decision taken by any Governmental Entity challenging the consummation of the transactions contemplated by this Agreement, (ii) in no event shall Parent or any of its Affiliates be required to offer or pay any consideration or agree to any requirement, restriction, covenant, undertaking, limitation or divestiture of any kind whatsoever as a condition to obtaining the Requisite Regulatory Approvals (other than, in the case of the Specified Requisite Regulatory Approvals, ministerial conditions which impose, in Parent’s reasonable judgment, no burden (other than a de minimis burden) on Parent, the Company, or any of their Subsidiaries, Affiliates or assets) or in order to avoid, prevent or terminate any action by any Governmental Entity which would restrain, enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement, (iii) the Company shall not, without Parent’s prior written consent, take or agree to take any action described in clause (i) or (ii) immediately above, and (iv) the condition in Section 6.3(d) shall not be deemed satisfied if any Requisite Regulatory Approval contains any conditions or restrictions other than in the case of the Specified Requisite Regulatory Approvals ministerial conditions which impose, in Parent’s reasonable judgment, no burden (other than a de minimis burden) on Parent, the Company, or any of their Subsidiaries, Affiliates or assets.

(c) Parent and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of any other party or any of its Subsidiaries with or to any third party or Governmental Entity in connection with the transactions contemplated hereby.

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(d) Each party shall use all reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

Section 5.6 Public Announcements. Neither Parent nor the Company will issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national or foreign securities exchange or the rules of NASDAQ.

Section 5.7 Real Estate Transfer Taxes. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local transfer, gains or similar Taxes which are attributable to the transfer of the beneficial ownership of the Company’s or its Subsidiaries’ real property, if any (collectively, the “Transfer Taxes”), and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.7 in the preparation of any return with respect to the Transfer Taxes.

Section 5.8 State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby or in the Shareholder Agreements, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

Section 5.9 Indemnification of Directors and Officers. Subject to applicable Law, for a period of six (6) years after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless all past and present officers and directors of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and the Company Bylaws for acts or omissions occurring at or prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company’s current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially similar (with respect to limits and deductibles) to the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an

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annual premium for the D&O Insurance in excess of 125% of the last annual premium paid prior to the date of this Agreement (the “Company’s Current Premium”). If such premiums for such insurance would at any time exceed 125% of the Company’s Current Premium, then Parent shall use its reasonable efforts to cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to 125% of the Company’s Current Premium. The Company represents to Parent that the Company’s Current Premium is not in excess of $37,500.

Section 5.10 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (A) any representation or warranty of the notifying party contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement of the notifying party contained in this Agreement not to be complied with or satisfied in all material respects; (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (iii) any change, event or effect which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect on the Company or on Parent, as the case may be. The delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.11 Employee Benefit Plans and Agreements.

(a) For a period of one (1) year beginning on the Closing Date, Parent agrees that it will cause the Surviving Corporation to provide each employee who continues employment with the Surviving Corporation following the Closing Date benefits that are substantially comparable, in the aggregate, to the benefits provided under the Company Plans in effect immediately prior to the Effective Time. Parent agrees that it will cause the Surviving Corporation from and after the Effective Time to honor all employment Contracts entered into by the Company prior to the date hereof and described in Section 5.11(a) of the Company Letter. Nothing in this Agreement shall be interpreted as limiting the power of Parent or the Surviving Corporation to amend or terminate any Company Plan or any other individual employee benefit plan, program, Contract or policy or as requiring Parent or the Surviving Corporation to offer to continue the employment of any employee or the engagement of any independent contractor or, other than as required by its terms, any written employment Contract. Nothing in this Agreement shall be interpreted as an amendment or other modification of any Company Plan or other employee benefit plan, program or arrangement or the establishment of any employee benefit plan, program or arrangement. Nothing herein shall be deemed to be a guarantee of employment for any employee of the Surviving Corporation or any of its Subsidiaries, or to restrict the right of the Surviving Corporation, Parent or any of their respective Subsidiaries to terminate or cause to be terminated the employment of any employee at any time for any or no reason with or without notice. Parent and the Company acknowledge and agree that all provisions contained in this Section 5.11 are included for the sole benefit of Parent, Merger Sub, the Company, the Surviving Corporation and their respective Subsidiaries, and that nothing in this Section 5.11, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any employees, former employees, any participant in any

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employee benefit plan, program or arrangement (or any dependent or beneficiary thereof) of Parent, the Company or the Surviving Corporation or any of their respective Subsidiaries, or (ii) to continued employment with Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries or continued participation in any employee benefit plan, program or arrangement.

(b) To the extent that, following the Closing, Parent causes employees of the Company or its Subsidiaries to be eligible to participate in any employee benefit plan, program or arrangement maintained by Parent or any of its Affiliates (each such plan, program or arrangement, a “Parent Plan”), Parent shall, and shall cause its Affiliates and the applicable Parent Plan, to recognize prior service of such employees with the Company and its Subsidiaries as service with Parent and its Affiliates to (i) credit each employee’s service with the Company or any of its Subsidiaries or any predecessor employers thereto, to the extent credited under the analogous Company Plan, as service with Parent and its Affiliates for purposes of eligibility and vesting under such Parent Plan, but not for any other purposes, including for purposes of determining benefit accruals, vacation benefits or early retirement subsidies under any defined benefit pension plan of Parent or its Affiliates; provided, however, that in no event shall the employees be entitled to any credit to the extent that it would result in duplication of benefits with respect to the same period of service and (ii) use commercially reasonable efforts to cause any and all pre-existing condition limitations, eligibility waiting periods, active employment requirements and requirements to show evidence of good health under such Parent Plan, to the extent that such conditions, exclusions and waiting periods would have been waived or satisfied under the analogous Company Plan in which such employee participated immediately prior to the Closing Date, to be waived with respect to such employee and such individual’s spouse and eligible dependents who become participants in such Parent Plan, subject to the conditions, regulations, underwriting criteria or similar provisions imposed by any of Parent’s insurers.

(c) Unless otherwise directed by Parent in writing at least 20 days prior to the Effective Time, the Company shall, and shall cause the Company Bank to, take all action necessary to terminate the ESOP effective as of the business day immediately prior to the Effective Time. The Company shall allow Parent to review any resolutions adopted by the Board of Directors of the Company to effect this Section 5.11(c) prior to their adoption and shall cooperate with Parent to make any changes to such resolutions reasonably requested by Parent.

(d) The Company shall, and shall cause the Company Bank to, take all action necessary to terminate the DBO Plan effective immediately prior to the Effective Time. The Company shall allow Parent to review any resolutions adopted by the Board of Directors of the Company to effect this Section 5.11(d) prior to their adoption and shall cooperate with Parent to make any changes to such resolutions reasonably requested by Parent

(e) The Company shall, and shall cause the Company Bank to, take all action necessary to effect the terms set forth on Section 5.11(e) of the Company Letter with respect to the Company Bank’s participation as a contributing employer in the Pentegra Defined Benefit Plan for Financial Institutions (the “Company Pension Plan”).

(f) Each employee who is listed on Section 5.11(f) of the Company Letter (an “Eligible Employee”) shall be eligible to receive the severance benefits set forth on Section 5.11(f) of the Company Letter.

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(g) Each employee of the Company or any Subsidiary of the Company who is listed on Section 5.11(g) of the Company Letter shall be eligible to receive the retention bonus set forth on Section 5.11(g) of the Company Letter pursuant to a retention agreement, the form and substance of which shall be reasonably acceptable to Parent.

Section 5.12 Certain Litigation.

(a) The Company shall promptly advise Parent orally and in writing of any Action commenced after the date of this Agreement against the Company or any of its directors by any shareholder of the Company relating to this Agreement, the Merger and the transactions contemplated hereby and shall keep Parent reasonably informed on a timely basis regarding any such litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such Action and shall consider Parent’s views with respect to such Action and shall not settle any such Action without the prior written consent of Parent. The delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(b) The Company shall promptly advise Parent orally and in writing of the commencement of any investigation or audit by any Governmental Entity with respect to the Company or any of its directors or employees and shall keep Parent reasonably informed on a timely basis regarding any such investigation or audit (regardless of whether commenced before or after the date of this Agreement), including by promptly delivering to Parent copies of any correspondence relating thereto. The Company shall give Parent the opportunity to consult with the Company regarding such investigation or audit and shall consider Parent’s views with respect to such investigation or audit and shall not settle any such investigation or audit without the prior written consent of Parent. The delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.13 Transition Procedures. Set forth as Section 5.13 of the Company Letter are certain procedures in connection with the transactions contemplated hereby. Each of the Company and Parent shall, and shall cause their respective Subsidiaries to, comply with the provisions thereof.

Section 5.14 FRB Capital Stock. The Company shall cause the Company Bank to take all necessary action pursuant to Regulation I, including filing with the Federal Reserve Bank of Chicago (“FRB Chicago”) an application on form FR 2086a for cancellation of all of its FRB Chicago capital stock, such that the cancellation of such FRB Chicago capital stock shall be effective on the Closing Date.

Section 5.15 Voluntary Disclosure. The Company and its Subsidiaries, as applicable, will use reasonable best efforts to enter, as soon as practicable following the date hereof and in any event prior to the Closing Date, into a voluntary disclosure agreement or similar agreement or arrangement with each of the jurisdictions identified in Section 5.15 of the Company Letter that effects a release of all potential income Tax liabilities for all periods prior to the Closing, in each case, in form and substance reasonably satisfactory to Parent. In addition,

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promptly after the date hereof the Company and its Subsidiaries, as applicable, shall notify each such jurisdiction or take other appropriate steps to initiate the process of entering into such an agreement or arrangement.

Section 5.16 Title Commitments and Surveys. The Company shall cooperate with and assist Parent in obtaining title commitments for owners’ policies of title insurance prepared by Chicago Title Insurance Company or another title insurance company selected by Parent and certified ALTA surveys prepared by a licensed surveyor selected by Parent with respect to each of the Owned Properties. Each such title commitment and survey shall be in form and substance reasonably satisfactory to Parent and shall show no Liens or other survey defects with respect to the buildings, structures and other improvements located on such Owned Properties other than Liens permitted pursuant to Section 3.16(c) and shall show no encroachments by other improvements onto such Owned Properties other than Liens permitted pursuant to Section 3.16(c).

Section 5.17 Mortgage Servicing Business. At Parent’s request, the Company shall assist and cooperate with Parent in marketing the Company’s and its Subsidiaries’ mortgage servicing business, including by taking such actions and entering into such instruments and agreements as Parent may reasonably request in connection with the marketing and sale of such mortgage servicing business; provided, that the closing of any such sale shall not occur prior to the Closing Date.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by Parent and the Company at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. This Agreement shall have been duly approved and adopted by the requisite vote of shareholders of the Company in accordance with applicable Law.

(b) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation or Order (whether temporary, preliminary or permanent) which is then in effect prohibiting or having the effect of making illegal the consummation of the Merger, the Holding Company Merger or the Bank Merger and no Governmental Entity shall have instituted any Action that is pending seeking such an Order.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

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(b) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties of Parent and Sub contained in this Agreement that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement.

(c) Parent and Sub Deliveries. Parent and Sub shall have delivered to the Company at or prior to Closing the deliveries specified in Section 1.15(b) and Section 1.15(c).

(d) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent to the effect that as to each of the conditions set forth in this Section 6.2 have been satisfied.

Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Effective Time of the following additional conditions:

(a) Performance of Obligations. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time.

(b) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.2 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all respects as of such certain date); (ii) each of the representations and warranties of the Company contained in this Agreement (other than in Section 3.2) that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date); and (iii) each of the representations and warranties of the Company contained in this Agreement (other than in Section 3.2) that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, occurrence, fact, condition, effect, change or development that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect on the Company.

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(d) Approval of Governmental Entities. All Requisite Regulatory Approvals (including the Specified Requisite Regulatory Approvals) shall have been obtained and shall remain in full force and effect and all mandatory statutory waiting periods in respect thereof shall have expired.

(e) Consents. The Company shall have obtained the consent or approval of each Person that is not a Governmental Entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material Contract by which the Company or its Subsidiaries is bound.

(f) No Litigation or Injunction. There shall not be instituted, pending or threatened any Action (i) relating to this Agreement, the Shareholder Agreements or any of the transactions contemplated herein or (ii) which would have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent as reasonably determined by Parent.

(g) Officers’ Certificate. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to the effect that each of the conditions set forth in this Section 6.3 has been satisfied.

(h) Company Deliveries. The Company shall have delivered to Parent at or prior to the Closing the deliveries specified in Section 1.15(d).

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a) by mutual written consent of Parent and the Company;

(b) by Parent if there has been a breach of any representation, warranty, covenant or other agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company;

(c) by the Company if there has been a breach of any representation, warranty, covenant or other agreement made by Parent or Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent;

(d) by either Parent or the Company if: (i) the Merger has not been effected

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on or prior to the close of business on September 30, 2012 (the “Termination Date”); provided, however, that in the event that the condition set forth in Section 6.3(d) has not been satisfied by the Termination Date, the Termination Date shall automatically be extended by ninety (90) calendar days; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued or enacted an Order or Law or taken any other action permanently enjoining, restraining or otherwise prohibiting or having the effect of making illegal the consummation of the Merger, the Holding Company Merger or the Bank Merger and such Order, Law or other action shall have become final and nonappealable;

(e) by either Parent or the Company if the shareholders of the Company do not approve this Agreement at the Shareholder Meeting or at any adjournment or postponement thereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if the Company has not complied with its obligations under Section 4.2, Section 5.1 and Section 5.2 or has otherwise breached in any material respect its obligations under this Agreement in any manner that could reasonably have caused the failure of the shareholder approval to be obtained at the Shareholder Meeting or at any adjournment or postponement thereof;

(f) by Parent if: (i) the Company shall have breached any of the provisions of Section 4.2, Section 5.1 or Section 5.2; (ii) the Board of Directors of the Company or any committee thereof shall have effected a Company Adverse Recommendation Change or shall have taken any other action or made any other statement in connection with the Shareholder Meeting inconsistent with the Company Recommendation or shall have resolved or proposed to do any of the foregoing; (iii) any Person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 15% or more of the outstanding shares of Company Common Stock; (iv) the Board of Directors of the Company or any committee thereof shall have recommended to the shareholders of the Company any Takeover Proposal or shall have resolved to do so; (v) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or (vi) the Company’s Board of Directors fails to reaffirm (publicly, if so requested by Parent) its recommendation in favor of the adoption and approval of this Agreement within five (5) days after Parent requests in writing that such recommendation be reaffirmed;

(g) by the Company if prior to the approval and adoption of this Agreement by its Shareholders at the Shareholder Meeting, (A) the Company’s Board of Directors has received a Superior Proposal, (B) the Company has complied with Section 4.2 and (C) at the time of such termination, Parent has received the Termination Fee; provided, however, that the Company’s Board of Directors may terminate this Agreement pursuant to this Section 7.1(g) only after five Business Days following Parent’s receipt of written notice advising Parent that the Company’s Board of Directors is prepared to do so, and only if, during such five Business Day period, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to

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proceed with the transactions contemplated herein on such adjusted terms; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(g)) unless at the end of such five Business Day period the Board of Directors of the Company continues reasonably to determine that the Takeover Proposal constitutes a Superior Proposal after giving effect among other things, to the payment of the Termination Fee; provided, further, that this Agreement shall not terminate pursuant to this Section 7.1(g) unless simultaneously with such termination the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal (an “Alternative Acquisition Agreement”); or

(h) by Parent if there shall have been a Material Adverse Change with respect to the Company and such Material Adverse Change is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company.

The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

Section 7.2 Effect of Termination . In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except Section 5.3(f) and the entirety of Section 5.4, which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

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Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) one business day after being delivered to an overnight courier or (iii) on the business day received (or the next business day if received after 5 p.m. local time or on a weekend or day on which banks are closed) when sent via facsimile (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Sub, to it c/o

Great Western Bank

100 N. Phillips Avenue

Fourth Floor

Sioux Falls, SD 57104

Attention: Ken Karels

Fax: (605) 333-7882

with a copy to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

Attention: Imad I. Qasim

Fax: (312) 853-7036

(b)	if to the Company, to

North Central Bancshares, Inc.

825 Central Avenue

Fort Dodge, IA 50501-3901

Attention: David M. Bradley

Fax: (515) 225-7890

with a copy to:

Paul Hastings LLP

875 15th Street, N.W.

Washington, DC 20005

Attention: V. Gerard Comizio

Fax: (202) 551-0419

Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule attached to, this Agreement unless otherwise indicated. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not

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affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (i) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (ii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and (iii) the word “or” is not exclusive. The meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, and words denoting any gender shall include all genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, except as provided in the last sentence of Section 5.3, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.9 and Section 5.11, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.6 Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to the principles of conflict of laws thereof.

(b) EACH OF THE COMPANY, PARENT AND SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 8.7 Assignment. Subject to Section 1.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.Section

8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so

56

long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 8.9 Enforcement of this Agreement. In addition to any remedy to which any party hereto is specifically entitled by the terms hereof, each party shall be entitled to pursue any other remedy available to it at law or in equity (including damages, specific performance or other injunctive relief) in the event that any of the provisions of this Agreement were not performed in accordance with their terms or were otherwise breached.

Section 8.10 Definitions. For purposes of this Agreement:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.

“Knowledge of Parent” means the actual knowledge of the individuals identified in Section 8.10 of the Parent Letter, after due investigation.

“Knowledge of the Company” means the actual knowledge of the individuals identified in Section 8.10 of the Company Letter, after due investigation.

“Law” means any federal, state, local, foreign, international or multinational treaty, constitution, statute, law, ordinance, rule or regulation.

“Material Adverse Change” or “Material Adverse Effect” means, when used with respect to Parent or the Company, as the case may be, any event, occurrence, fact, condition, change, development or effect that individually or when taken together with all other events, occurrences, facts, conditions, changes, developments or effects is or could reasonably be expected to be materially adverse to the business, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, but excluding any event, occurrence, fact, condition, change, development or effect to the extent caused by (i) any changes in the United States or global economy or capital, financial or securities markets generally, (ii) changes in Laws or GAAP, or authoritative interpretation thereof after the date of this Agreement that affect in general the banking industry, (iii) the engagement by the United States in military hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iv) changes in the industry in which the Company operates generally, or (v) actions taken by third parties following the public announcement of this Agreement except in the case of each of clauses (i), (ii), (iii) and (iv) immediately above to the extent that any such event, occurrence, face, condition, change, development or effect has a materially disproportionate impact on the business or the assets, liabilities, condition or results of operations of the Company and its Subsidiaries taken as a whole.

57

“Order” means judgment, order, writ, award, injunction (temporary or permanent) or decree of any Governmental Entity.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Regulation I” means 12 C.F.R. Part 209, commonly known as Regulation I of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation O” means 12 C.F.R. Part 215 , commonly known as Regulation O of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation W” means 12 C.F.R. Part 223, commonly known as Regulation W of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Persons” means (i) any Affiliate of the Company or any of its Subsidiaries, (ii) any holder of 5% or more of the shares of the Company Common Stock, (iii) any current or former director or officer of the Company or any of its Subsidiaries, or (iv) any Person that, to the Knowledge of the Company, is an “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Security Exchange Act of 1934, as amended) of a Person identified in clause (i), (ii) or (iii) immediately above.

“Securities Act” means the Securities Act of 1933 together with the rules and regulations promulgated thereunder.

“Specified Requisite Regulatory Approval” means in connection with this Agreement, the Holding Company Merger Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby each of the following:

(i) The approval by the Federal Deposit Insurance Corporation of the filing by the Company Bank and Parent Bank of an Interagency Bank Merger Act Application (the “Application”) pursuant to Section 18(c) of the Federal Deposit Insurance Act, as amended (the “FDIA”) with the Federal Deposit Insurance Corporation, and the expiration of the waiting period with respect thereto;

(ii) The approval by the South Dakota Division of Banking of the filing of the Application, pursuant to South Dakota Codified Laws § 51A-2-16, and the expiration of the waiting period with respect thereto;

58

(iii) The provision by Parent Bank, pursuant to Section 44 of the FDIA, as amended and, to the extent applicable, the laws of the State of Iowa, of a copy of the Application to the Iowa Division of Banking;

(iv) The grant by the appropriate Federal Reserve Bank of a waiver of the application requirements of Section 3(a)(3) of the Bank Holding Company Act of 1956, as amended (the “BHCA”), pursuant to, and in accordance with, 12 C.F.R. § 225.12(d)(2)(v), and, if for any reason such Federal Reserve Bank does not grant such waiver, the grant of approval by the appropriate Federal Reserve Bank pursuant to Section 3(a)(3) of the BHCA; and

(v) The obtaining a non-objection notification from the Australian Prudential Regulation Authority.

“Subsidiaries” means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiaries), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

GREAT WESTERN BANCORPORATION, INC.

By:

Name:
Title:

150, INC.

By:

Name:
Title:

NORTH CENTRAL BANCSHARES, INC.

By:

Name:
Title:

[Signature Page to Agreement and Plan of Merger]

Exhibit A

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of [            ], 2012 (this “Agreement”), by the undersigned shareholder (the “Shareholder”) of North Central Bancshares, Inc., an Iowa corporation (the “Company”), for the benefit of Great Western Bancorporation, Inc., an Iowa corporation (“Parent”).

RECITALS

WHEREAS, Parent, 150, Inc., an Iowa corporation and a direct wholly owned subsidiary of Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of March 12, 2012 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Merger Consideration specified in Section 1.5(c) of the Merger Agreement;

WHEREAS, the Shareholder (i) owns of record and beneficially the number of shares of Company Common Stock, (ii) owns or holds stock options (whether or not vested) to acquire that number of shares of Company Common Stock and/or (iii) is the beneficial owner through the ESOP of the number of shares of Company Common Stock, in each case appearing on the signature page hereof (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholder agree, and in order to induce Parent to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1. Covenants of Shareholder. Until the termination of the Shareholder’s obligations in accordance with Section 3, Shareholder agrees as follows:

(a) At the Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought (including without limitation, any request for direction by the Trustee of the ESOP as to voting the Subject Shares beneficially owned through the ESOP), the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

(b) At any meeting of shareholders of the Company (or at any adjournment thereof) or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought (including without limitation, any request for direction by the Trustee of the ESOP as to voting the Subject Shares beneficially owned through the ESOP), the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries or any other Takeover Proposal, (ii) any amendment of the Company’s Articles of Incorporation, as amended, or Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner (A) impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company, (B) result in a breach of the Merger Agreement in any respect or (C) change in any manner the voting rights of any class of capital stock of the Company, and (iii) any nomination, proposal to elect or election of any person as a director of the Company who is not a member of the Company’s Board of Directors on the date hereof.

(c) Without in any way limiting the Company’s rights under Section 4.2(c) of the Merger Agreement, the Shareholder shall not, nor shall the Shareholder permit any Affiliate, director, officer, employee, investment banker or attorney or other advisor or representative of the Shareholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal.

(d) The Shareholder shall use the Shareholder’s reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

(e) The Shareholder hereby agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of such Shareholder’s Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such Shareholder’s Subject Shares.

(f) The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

2. Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(a) The Shareholder is (i) the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth below the Shareholder’s name on the signature page hereto, free and clear of any Liens; (ii) holds stock options to acquire that number of shares of Common Stock set forth below the Shareholder’s name on the signature page hereto and (iii) beneficially owns through the ESOP that number of shares of Common Stock set forth below the Shareholder’s name on the signature page hereto. The Shareholder does not own, of record or beneficially, or hold any conversion rights, exchange rights, warrants or stock options to acquire, any shares of capital stock of the Company other than the Subject Shares. The Shareholder has the sole right to vote, and the sole power of disposition with respect to the Subject Shares (other than those held beneficially through the ESOP), and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to, the voting or disposition of such Subject Shares, except as contemplated by this Agreement or the ESOP Governing Documents.

(b) The Shareholder has the legal capacity and all requisite power and authority to enter into this Agreement and to perform the Shareholder’s obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles. The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require the Shareholder to make or obtain any regulatory filing or approval.

3. Termination. The obligations of the Shareholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time.

4. Further Assurances. The Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6. Recapitalizations, Stock Dividends, etc. If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, (c) any other securities of the Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such additional shares, stock dividends and any other securities into which or for which any or all of such changes may be changed or exchanged or which are received in such transaction.

7. Shareholder Information. The Shareholder hereby agrees to permit Parent and the Company to publish and disclose in the Proxy Statement the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understanding under this Agreement.

8. Stop Transfer Order. In furtherance of this Agreement, the Shareholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares (other than Subject Shares owned of record by the ESOP).

9. Remedies. The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Parent irreparable harm. Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

11. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Parent.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

14. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and representations by or among the parties with respect to this Agreement, written or oral, with respect to the subject matter of this Agreement.

16. Waivers. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement and will not operate or be construed as a waiver of any prior or subsequent breach, whether of a similar or dissimilar nature.

17. No Limitation on Actions of the Shareholder as Director. In the event the Shareholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director of the Company.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Shareholder has signed this Agreement as of the date first written above.

Name:

Number of shares of Company Common Stock owned on the date hereof:

Number of shares of Company Common Stock subject to stock options owned and/or held on the date hereof:

Number of shares of Company Common Stock owned through the ESOP on the date hereof:

Accepted and agreed to

as of the date first written above:

GREAT WESTERN BANCORPORATION, INC.

By:
Name:
Title:

[Signature Page to Shareholder Agreement]

Exhibit B

Form of Holding Company Agreement and Plan of Merger

B-1

EXHIBIT B

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is made and entered into on the [•] day of [•], 2012, by and between GREAT WESTERN BANCORPORATION, INC., an Iowa corporation whose main office is located in Watertown, South Dakota (the “GW Bancorp”), and North Central Bancshares, Inc., an Iowa corporation whose main office is located in Fort Dodge, Iowa (the “Company” and together with GW Bancorp, the “Parties”).

W I T N E S S E T H:

WHEREAS, GW Bancorp is an Iowa corporation duly organized and existing under the laws of the State of Iowa, with authorized capital stock consisting of [•] shares of common stock, [$•] par value (the “GW Bancorp Stock”), [•] shares of which are validly issued and outstanding;

WHEREAS, the Company is an Iowa corporation duly organized and existing under the laws of the State of Iowa, with an authorized capital stock consisting of 18,500,000 shares, of which 3,000,000 shares are preferred stock, par value $0.01 per share (the “Preferred Stock”), none of which are issued or outstanding, and 15,500,000 shares of common stock, par value $0.01 per share (the “Company Stock”), [•] shares of which are validly issued and outstanding;

WHEREAS, GW Bancorp previously entered into that certain Agreement and Plan of Merger, dated as of March 12, 2012 (the “Main Merger Agreement”), with the Company and 150, Inc., an Iowa corporation, pursuant to which GW Bancorp became the sole shareholder of all the issued and outstanding shares of Company Stock;

WHEREAS, a majority of the Boards of Directors of each of GW Bancorp and the Company, pursuant to the authority given by and in accordance with the Iowa Business Corporation Act (“IBCA”), have approved and declared advisable the merger of the Company with and into GW Bancorp (the “Merger”), and authorized and directed its submissions to National Americas Investment, Inc., a Delaware corporation (“NA Americas”) and GW Bancorp, in their capacity as sole shareholders of GW Bancorp and the Company, respectively, for approval; and

WHEREAS, as and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by GW Bancorp and the Company in order to consummate the Merger.

NOW, THEREFORE, in consideration of the premises, GW Bancorp and the Company hereby agree that the Company shall be merged with and into GW Bancorp on the following terms and conditions:

1. Merger of the Parties. At the Effective Time (as defined in Section 12 of this Merger Agreement), the Company shall be merged with and into GW Bancorp in accordance with the IBCA. The foregoing shall constitute a “liquidation” under Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”) of the Company into GW Bancorp, its sole shareholder, in which no gain or loss is recognized by either the Company or GW Bancorp (the “Agreed Tax Treatment”). This Merger Agreement shall constitute the “plan of liquidation”

with respect to such liquidation under Section 332(b) of the Code. Furthermore, the parties agree to treat the transactions contemplated by this Merger Agreement consistent with the foregoing for federal and all applicable state, local and foreign tax purposes, and to not prepare or file any tax return inconsistent with the Agreed Tax Treatment.

2. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the IBCA. At the Effective Time, the corporate existence of the Company shall be merged into and continued in GW Bancorp, with GW Bancorp as the party surviving the Merger (the “Resulting Entity”), and the Resulting Entity shall be deemed to be the same corporation as GW Bancorp. The name of the Resulting Entity shall be “Great Western Bancorporation, Inc.” At the Effective Time, all rights, franchises and interests of GW Bancorp and the Company in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Entity by virtue of the Merger without any deed or other transfer. At the Effective Time, the Resulting Entity, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by GW Bancorp and the Company, respectively, immediately prior to the Effective Time.

3. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of GW Bancorp shall continue in effect as the Articles of Incorporation and Bylaws of the Resulting Entity until the same shall be amended and changed as provided by law.

4. Directors and Executive Officers of the Resulting Entity. At the Effective Time, the directors and executive officers of the Resulting Entity shall be the directors and executive officers of GW Bancorp immediately preceding the Merger, and such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Entity or as otherwise provided by law.

5. Conversion of GW Bancorp Stock and the Company Stock. At the Effective Time, by virtue of this Merger Agreement and without any further action on the part of any holder, all shares of GW Bancorp Stock issued and outstanding at the Effective Time shall remain issued and outstanding and unchanged and all shares of the Company Stock issued and outstanding at the Effective Time shall be cancelled, it being understood that the Parties shall be owned 100% by NA Americas, and, as such, no additional shares shall be issued.

6. Stock Transfer Books. The stock transfer books of the Company shall be closed as of the Effective Time, and no transfer of record of any of the shares of the Company Stock shall take place thereafter.

7. Shareholder Approval. This Merger Agreement shall be submitted to NA Americas and GW Bancorp, the sole shareholders of GW Bancorp and the Company, respectively, for approval by written consent. Upon approval by NA Americas and GW Bancorp, the sole shareholders of GW Bancorp and the Company, respectively, this Merger Agreement shall be made effective at the Effective Time as provided in Section 12 hereof.

8. Conditions to Consummation of the Merger. All obligations of the parties under this Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger.

9. Termination. This Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the sole shareholder of each of the Parties, by the mutual consent in writing of each of GW Bancorp and the Company.

10. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 9, this Merger Agreement shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either GW Bancorp or the Company or the directors, officers, employees, agents or stockholders of either of them.

11. Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the sole shareholder of each of the Parties, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time prior to the Effective Time, whether before or after action thereon by the sole shareholder of each of the Parties, by GW Bancorp and the Company; provided, however, that in the event that applicable law shall require the approval of any amendment to this Merger Agreement by the shareholder of any of the parties hereto, no such amendment shall be made that changes any of the principal terms of this Merger Agreement without the requisite approval of such shareholder. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

12. Closing Date and Effective Time. The “Closing Date” and the Effective Time of the Merger shall occur immediately following the closing of the transactions contemplated by the Main Merger Agreement, subject to the terms, and upon satisfaction on or before the Closing Date of the conditions specified in this Merger Agreement. The Merger shall become effective when articles of merger, executed in accordance with the relevant provisions of the IBCA, are filed with the Secretary of State of the State of Iowa, such time being herein called the “Effective Time.” For all tax purposes, in accordance with the “next-day rule” pursuant to Treas. Reg. § 1.1502-76(b)(1)(ii)(B), the Merger shall be deemed to occur on the day following the day on which the closing of the transactions contemplated by the Main Merger Agreement are effective. For federal and all applicable state, local and foreign tax purposes, the parties hereto agree (and shall cause their affiliates) to treat the transactions contemplated by this Merger Agreement consistent with the foregoing and to not prepare or file any tax return inconsistent with the foregoing.

13. Two Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in two counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

14. Governing Law. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF IOWA.

15. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Resulting Entity title to and possession of any assets of GW Bancorp or the Company acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

16. Assignment. No party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 16 shall be void and of no effect.

17. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

18. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense.

19. Articles and Sections. Unless otherwise indicated, all articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement.

20. Binding Effect. This Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the GW Bancorp and the Company have caused this Merger Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.

GREAT WESTERN BANCORPORATION, INC.

By:
Name: Title:

NORTH CENTRAL BANCSHARES, INC.

By:
Name: Title:

Exhibit C

Form of Bank Agreement and Plan of Merger

C-1

EXHIBIT C

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is made and entered into on the [•] day of [•], 2012, by and between GREAT WESTERN BANK, a South Dakota state chartered bank whose main office is located in Watertown, South Dakota (“GW Bank”), and First Federal Savings Bank of Iowa, an Iowa state chartered bank whose main office is located in Fort Dodge, Iowa (“Company Bank” and together with GW Bank, the “Banks”).

W I T N E S S E T H:

WHEREAS, GW Bank is a South Dakota state bank duly organized and existing under the laws of the State of South Dakota, with authorized capital stock consisting of [•] shares of common stock, $[•] par value (the “GW Bank Stock”), [•] shares of which are validly issued and outstanding;

WHEREAS, Company Bank is an Iowa state bank duly organized and existing under the laws of the State of Iowa, with an authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.10 per share, [•] shares of which are validly issued and outstanding (the “Bank Common Stock”), and 10,000,000 shares of serial preferred stock, par value $[•] per share, none of which are issued or outstanding;

WHEREAS, Great Western Bancorporation, Inc., an Iowa corporation (“GW Bancorp”), directly owns all of the issued and outstanding capital stock of GW Bank;

WHEREAS, North Central Bancshares, Inc., an Iowa corporation (the “Company”), owns all of the issued and outstanding capital stock of Company Bank;

WHEREAS, GW Bancorp previously entered into that certain Agreement and Plan of Merger, dated as of March 12, 2012 (the “Main Merger Agreement”), with the Company pursuant to which GW Bancorp became the sole shareholder of all of the issued and outstanding capital stock of the Company;

WHEREAS, GW Bancorp previously entered into that certain Agreement and Plan of Merger, dated as of                      [•], 2012 (the “Holding Company Merger Agreement”), with the Company, pursuant to which the Company agreed to merge with and into GW Bancorp, with GW Bancorp becoming the sole shareholder of all issued and outstanding capital stock of Company Bank (the “Holding Company Merger”);

WHEREAS, a majority of the Boards of Directors of each of GW Bank and Company Bank, pursuant to the authority given by and in accordance with the provisions of the South Dakota Statutes Annotated (“SDS”) and the Iowa Banking Act (“IBA”), respectively, have approved and declared advisable the merger of Company Bank with and into GW Bank (the “Merger”), and authorized and directed its submissions to GW Bancorp and the Company, in theirs capacity as sole shareholder of each GW Bank and Company Bank, respectively, for approval; and

WHEREAS, as and when required by the provisions of this Merger Agreement, all such action as may be necessary or appropriate shall be taken by GW Bank and Company Bank in order to consummate the Merger.

NOW, THEREFORE, in consideration of the premises, GW Bank and Company Bank hereby agree that Company Bank shall be merged with and into GW Bank on the following terms and conditions:

1. Merger of the Banks. At the Effective Time (as defined in Section 12 of this Merger Agreement), Company Bank shall be merged with and into GW Bank pursuant to the provisions of Chapter 51A-14-1 of the SDS and Section 524.1401 of the IBA. The foregoing shall constitute a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) with the Company Bank and GW Bank, each a “party to the reorganization”, in which no gain or loss is recognized by either Company Bank or GW Bank (the “Agreed Tax Treatment”). This Merger Agreement shall constitute the “plan of reorganization” with respect to such reorganization under Section 368(a) of the Code. Furthermore, the parties agree to treat the transactions contemplated by this Merger Agreement consistent with the foregoing for federal and all applicable state, local and foreign tax purposes, and to not prepare or file any tax return inconsistent with the Agreed Tax Treatment.

2. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the SDS and the IBA. At the Effective Time, the corporate existence of Company Bank shall be merged into and continued in GW Bank, with GW Bank as the bank surviving the Merger (the “Resulting Bank”), and the Resulting Bank shall be deemed to be the same corporation as GW Bank. The name of the Resulting Bank shall be “Great Western Bank.” The existing office of GW Bank located at Watertown, South Dakota, shall be the main office of the Resulting Bank, and the existing offices and facilities of GW Bank and Company Bank immediately preceding the Merger will become offices and facilities of the Resulting Bank following the Merger. At the Effective Time, all rights, franchises and interests of GW Bank and Company Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Bank by virtue of the Merger without any deed or other transfer. At the Effective Time, the Resulting Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by GW Bank and Company Bank, respectively, immediately prior to the Effective Time.

3. Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of GW Bank shall continue in effect as the Articles of Incorporation and Bylaws of the Resulting Bank until the same shall be amended and changed as provided by law.

4. Directors and Executive Officers of the Resulting Bank. At the Effective Time, the directors and executive officers of the Resulting Bank shall be the directors and executive officers of GW Bank immediately preceding the Merger, and such persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Resulting Bank or as otherwise provided by law.

5. Conversion of GW Bank Stock and Company Bank Stock. At the Effective Time, by virtue of this Merger Agreement and without any further action on the part of any holder, all shares of GW Bank Stock issued and outstanding at the Effective Time shall remain issued and outstanding and unchanged and all shares of Company Bank Stock issued and outstanding at the Effective Time shall be cancelled, it being understood that the Banks will be owned 100% by GW Bancorp and, as such, no additional shares shall be issued.

6. Stock Transfer Books. The stock transfer books of Company Bank shall be closed as of the Effective Time, and no transfer of record of any of the shares of Company Bank Stock shall take place thereafter.

7. Shareholder Approval. This Merger Agreement shall be submitted to GW Bancorp and the Company, each the sole shareholder of GW Bank and Company Bank, respectively, for approval by written consent. Upon approval by GW Bancorp and the Company, the current sole shareholder of GW Bank and Company Bank, respectively, this Merger Agreement shall be made effective at the Effective Time as provided in Section 12 hereof.

8. Conditions to Consummation of the Merger. All obligations of the parties under this Merger Agreement are subject to the receipt of all consents, orders and regulatory approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger.

9. Termination. This Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after action thereon by the sole shareholder of each of the Banks, by the mutual consent in writing of each of GW Bank and Company Bank.

10. Effect of Termination. In the event of the termination and abandonment of this Merger Agreement pursuant to the provisions of Section 9, this Merger Agreement shall be of no further force or effect and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either GW Bank or Company Bank or the directors, officers, employees, agents or stockholders of either of them.

11. Waiver, Amendment and Modification. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the sole shareholder of each of the Banks, by the party that is entitled to the benefits thereof. This Merger Agreement may be modified or amended at any time prior to the Effective Time, whether before or after action thereon by the sole shareholder of each of the Banks, by GW Bank and Company Bank; provided, however, that in the event that applicable law shall require the approval of any amendment to this Merger Agreement by the shareholder of any of the parties hereto, no such amendment shall be made that changes any of the principal terms of this Merger Agreement without the requisite approval of such shareholder. Any waiver, modification or amendment of this Merger Agreement shall be in writing.

12. Closing Date and Effective Time. The “Closing Date” and the Effective Time (as defined below) of the Merger shall occur immediately following the closing of the transactions contemplated by the Holding Company Merger Agreement, subject to the terms, and upon satisfaction on or before the Closing Date of the conditions specified in this Merger Agreement.

The Merger shall become effective upon acceptance of the related filing by the director of the Division of Banking in accordance with Chapter 51A-3-8 of the SDS, such time being herein called the “Effective Time.” For all tax purposes, in accordance with the “next-day rule” pursuant to Treas. Reg. § 1.1502-76(b)(1)(ii)(B), the Merger shall be deemed to occur on the day following the day on which the closing of the transactions contemplated by the Main Merger Agreement are effective, and after the Holding Company Merger (which pursuant to the Holding Company Merger Agreement is also deemed to occur on the day following the day on which the transactions contemplated by the Main Merger Agreement are effective). For federal, state, local and foreign tax purposes, the parties hereto agree (and shall cause their affiliates) to treat the transactions contemplated by this Merger Agreement consistent with the foregoing and to not prepare or file any tax return inconsistent with the foregoing. For the avoidance of doubt, in no event shall the Merger be deemed to occur for tax purposes prior to the time the Holding Company Merger is deemed to occur for tax purposes in accordance with the Holding Company Merger Agreement.

13. Two Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in two counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Merger Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

14. Governing Law. THIS MERGER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF SOUTH DAKOTA.

15. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Resulting Bank title to and possession of any assets of GW Bank or Company Bank acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporate names to take any and all such actions.

16. Assignment. No party to this Merger Agreement shall assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 16 shall be void and of no effect.

17. Severability. In the event that any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Merger Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement and (c) there shall be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

18. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense.

19. Articles and Sections. Unless otherwise indicated, all articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement.

20. Binding Effect. This Merger Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intention of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person. Nothing in this Merger Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, GW Bank and Company Bank have caused this Merger Agreement to be executed by their duly authorized officers as of the date first above written, and the officers of each such bank have hereunto subscribed their names.

GREAT WESTERN BANK

By:
Name: Title:

FIRST FEDERAL SAVINGS BANK OF IOWA

By:
Name: Title:

Exhibit D

Form of Confidentiality Agreement

D-1

Exhibit D

CONFIDENTIALITY AGREEMENT

This Agreement is entered into this ___ day of _______, 2012 by and between North Central Bancshares, Inc., Fort Dodge, IA (“FFFD”) and _______________________ (“Interested Party”).

In evaluating a potential business combination, FFFD proposes to make available to Interested Party and its affiliates and the directors, officers, employees, agents, advisers and representatives of Interested Party and its affiliates (collectively, “Representatives”) certain confidential, non-public or proprietary information concerning the business and operations of FFFD for the sole purpose of, and use by Interested Party in, the evaluation of the business and operations of FFFD in regard to a potential purchase of all or part of the business of FFFD (a “Transaction”). In addition, Interested Party proposes to make available to FFFD and its directors, officers, employees, agents and representatives certain confidential, non-public or proprietary information concerning the business and operations of Interested Party for the sole purpose of, and use by FFFD in, the evaluation of the business and operations of Interested Party in regard to a potential Transaction. As a condition to each company furnishing such information (the “Furnishing Company”) to the other (the “Receiving Company”), each company agrees, as set forth below, to treat confidentially such information provided by or on behalf of the Furnishing Company, whether furnished before or after the date of this agreement, together with all analyses, compilations, studies or other documents or records prepared by the Receiving Company or its Representatives, which contain or otherwise reflect or are generated from such information (collectively, the “Evaluation Material”). When used in this Agreement, the term Evaluation Material means Interested Party’s Evaluation Material or FFFD’s Evaluation Material, as the context requires.

The term Evaluation Material does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or by its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure by the Furnishing Company or by its Representatives, or (iii) was or becomes available to the Receiving Company on a non-confidential basis from a source other than the Furnishing Company or its Representatives, provided that such source is not to the knowledge of the Receiving Company bound by a confidentiality agreement with the Furnishing Company or its Representatives or to the knowledge of the Receiving Company is otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Evaluation Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i), (ii) or (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions or the confidentiality provisions contained in this Agreement with respect to that portion of the Evaluation Material which does not become available under clauses (i), (ii) or (iii) above.

Each party agrees that the Evaluation Material will not be used other than for the purpose described above, and that such information will be kept confidential by each party and its Representatives; provided, however, that (i) any of such information may be disclosed to each party’s Representatives who need to know such information for the purpose described above (it being understood that (a) such Representative shall be informed by each party of the confidential nature of such information and shall be directed by each party to treat such information confidentially and not to use it other than for the purpose described above, and (b) that, in any event, each party shall be responsible for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Furnishing Company has, in advance, consented to such disclosure in writing. Each party will make all reasonable, necessary and appropriate efforts to safeguard the Evaluation Material from disclosure to anyone other than as permitted hereby.

In relation to the Transaction and the Evaluation Material, Interested Party shall not have any contact, discussions, correspondence, whether in person, or by mail or electronic or digital communication with any director, office or employee of FFFD other than David M. Bradley (or such other persons as may be subsequently notified in writing by FFFD to Interested Party) unless in response to a direct contact or communication.

In addition, without the Furnishing Company’s prior written consent, the Receiving Company will not, and will direct its Representatives to not, disclose to any person, the fact that the Evaluation Material has been made available to the Receiving Company, the fact that the parties hereto are exploring a Transaction, the existence or terms of this Agreement or that discussions or negotiations relating to the same have taken or may take place, including the content, terms or status thereof (collectively, the “Transaction Material”). The term “person” as used in this Agreement shall be interpreted very broadly and shall include, without limitation, the media, any corporation, company, partnership, individual or group.

Notwithstanding anything else to the contrary contained in this Agreement, (i) FFFD may use and disclose the Transaction Material (including, without limitation, any Evaluation Material that is incorporated into Transaction Material (including, by way of example, term sheets, offers or draft agreements)) in connection with that certain Agreement and Plan of Merger dated March 12, 2012 (the “Existing Merger Agreement”), filed by FFFD with the U.S. Securities and Exchange Commission on or about March 13, 2012 and (ii) nothing in this Agreement shall restrict or limit FFFD from complying with its obligations under the Existing Merger Agreement. For the avoidance of doubt, Interested Party hereby agrees that FFFD shall be free to deliver, in accordance with the Existing Merger Agreement, any information or other material subject to this Agreement without any restriction or limitation pursuant hereto.

Further, notwithstanding the foregoing, a Receiving Company or its Representatives may disclose Evaluation Material or Transaction Material to the extent that it is requested or required (by oral or written question or request for information or documents in legal proceedings or regulatory process, interrogatories, subpoena, civil investigation demand or similar process or pursuant to applicable laws or the rules of any securities exchange). Prior to the disclosure of any such Evaluation Material or Transaction Material, the Receiving Company will promptly, so far as it is lawful and practical to do so prior to such disclosure, notify and consult with the Furnishing Company regarding the nature, timing and content of the proposed disclosure.

In addition, each party hereto hereby acknowledges that each is aware (and that each party’s Representatives who are apprised of this matter have been advised) of the federal securities laws with respect to any person who has material non-public information purchasing or selling securities of such company. However, this Agreement shall not give rise to any private cause of action in the event of such a violation of the federal securities laws.

Interested Party agrees that for a period of one year from the date of this Agreement neither Interested Party nor any of its affiliates will, directly or indirectly, in any manner without the prior written consent of FFFD (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities of FFFD, or direct or indirect rights to acquire any voting securities of FFFD or any subsidiary thereof other than pursuant to the foreclosure of a loan to an unaffiliated third party which is secured in whole or in part by voting securities of FFFD and other than pursuant to the acquisition of an unaffiliated third party which holds voting securities of FFFD, (ii) make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of FFFD, (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any Transaction involving the FFFD, or any of its securities or assets, or (iv) form, join or in any way participate in a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing, provided that the prohibitions in this section will not apply to any transactions made by Interested Party or any of its affiliates in a fiduciary, trust, custodial, investment advisory or similar capacity, any ordinary brokerage or trading transactions or any other transactions made in the ordinary course of business.

Interested Party further agrees that neither it nor any of its affiliates will use the Evaluation Material to solicit for employment any of the officers of FFFD so long as they are employed by FFFD for a period of one year after the date of this Agreement, without obtaining the prior written consent of FFFD. For purposes of this Agreement, “solicit for employment” shall not include (a) referrals made by a placement agency or service, (b) responses to any general recruitment effort (including any advertisement appearing in a newspaper, magazine or trade publication), or (c) discussions or negotiations with any employee who contacts Interested Party on an unsolicited basis.

If either party hereto determines that it does not wish to enter into a Transaction, it will promptly advise the other party of this fact. In such case or in the event that no Transaction between the parties is effected after the Evaluation Material is furnished to a Receiving Company, such Receiving Company will promptly, upon the Furnishing Company’s written request, if such request is made within 30 days after termination of discussions in this regard, deliver to the Furnishing Company all documents furnished to the Receiving Company or its Representatives constituting Evaluation Material, without retaining copies thereof. The Receiving Company shall be deemed to have complied with this provision if it certifies to the Furnishing Company that all Evaluation Materials which are not returned have been destroyed. Notwithstanding anything contained herein to the contrary; however, it is understood and agreed that FFFD may retain and continue to use the Evaluation Material and the Transaction Material in connection with the Existing Merger Agreement, and each party reserves the right to retain copies (paper or electronic) of any information that is presented to its or any affiliate’s Board of Directors or any internal committee (including, by way of example, financial models), any Evaluation Material that is incorporated into Transaction Material (including, by way of example, term sheets, offers or draft agreements) or is otherwise necessary in accordance with its record retention procedures and systems for legal, compliance or regulatory purposes. Each party shall maintain the confidentiality of any such retained record to the same extent required under this Agreement.

Each party hereto understands that the Furnishing Company has endeavored to include in the Evaluation Material information known to the Furnishing Company and its Representatives which is believed to be relevant for the purpose of the Receiving Company’s investigation. Each party hereto further understands that, subject to the terms of any definitive agreement with respect to the Transaction, neither party nor its Representatives make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Each party hereto agrees that neither party nor any of its directors, officers, employees or Representatives shall have any liability to the other party or any of its Representatives resulting from the use of the Evaluation Material by the Receiving Company or its Representatives, subject to the terms of any definitive agreement with respect to the Transaction.

It is further understood an agreed that, except as otherwise provided herein, no failure or delay by either party hereto or its Representatives in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Each party hereto acknowledges and agrees that the other party would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which such party may be entitled, at law or in equity.

Interested Party may not assign or transfer its rights under this Agreement in whole or in part to any third party without the prior written consent of FFFD.

All right, title and interest in and to the Evaluation Material furnished to the Receiving Company by the Furnishing Company shall remain the property of the Furnishing Company. Nothing in this Agreement or the disclosure of Evaluation Material hereunder grants any right or license to the Receiving Company under any patent, mask work right, copyright or any other right or license in or respect to any Evaluation Material.

This Agreement shall be governed and construed in accordance with the laws of the State of Iowa.

Except as specifically provided herein, this Agreement shall automatically expire on the earlier of (i) one year from the date first written above or (ii) the date the parties (or any of their affiliates) consummate the Transaction. Notwithstanding such termination, the provisions of this Agreement will continue to apply to any Evaluation Material retained by a party until the earlier of: (i) the period such Evaluation Material no longer retains in the party’s possession or (ii) the date the parties consummate the Transaction.

Your signature signifies your agreement with the foregoing.

North Central Bancshares, Inc.	[ ]

BY:	BY:

TITLE:	TITLE:

SCHEDULE I

Closing Dates

1)	June 22, 2012

2)	July 20, 2012

3)	Such other dates during August, 2012 and thereafter as Parent may specify from time to time

S-I

APPENDIX B

March 12, 2012

The Board of Directors

North Central Bancshares, Inc.

825 Central Avenue

P.O. Box 1237

Fort Dodge, IA 50501

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of North Central Bancshares, Inc. (“FFFD”) of the Merger Consideration (as defined below), in the proposed merger (the “Merger”) of FFFD with and into 150, Inc., a wholly-owned subsidiary of Great Western Bancorporation, Inc. (“GWB”), pursuant to the Agreement and Plan of Merger by and among GWB, 150, Inc. and FFFD (the “Agreement”). Pursuant to the terms of the Agreement, each issued and outstanding share of common stock, $0.01 par value, of FFFD (the “Common Shares”) not owned by FFFD or GWB or any of their wholly-owned subsidiaries, will be cancelled and retired and converted into the right to receive cash in the amount of $30.58 (the “Merger Consideration”). The terms and conditions of the Merger Consideration are more fully described in the Agreement.

Keefe, Bruyette & Woods, Inc. has acted as financial advisor to FFFD. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, FFFD and GWB, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of FFFD for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to FFFD. We have in the past, and may in the future, provide investment banking and financial advisory services to GWB and receive compensation for such services. We have acted exclusively for the Board of Directors of FFFD in rendering this fairness opinion and will receive a fee from FFFD for our services. A portion of our fee is contingent upon the successful completion of the Merger.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of FFFD and GWB and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three fiscal years

Keefe, Bruyette & Woods • 10 South Wacker Drive, Suite 3400 • Chicago, IL 60606

312.423.8200 • 800.929.6113 • Fax 312.423.8232

ended December 31, 2011 of FFFD and annual regulatory financial filings for the three fiscal years ended December 31, 2011 of GWB; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FFFD and certain interim regulatory financial filings of GWB; (iv) certain other communications from FFFD to its stockholders; and (v) other financial information concerning the businesses and operations of FFFD furnished to us by FFFD for purposes of our analysis. We have also held discussions with senior management of FFFD and GWB regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for FFFD and certain financial information for GWB with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of FFFD and GWB as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for FFFD and GWB are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of FFFD or GWB, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement with no additional payments or adjustments to the Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

Keefe, Bruyette & Woods • 10 South Wacker Drive, Suite 3400 • Chicago, IL 60606

312.423.8200 • 800.929.6113 • Fax 312.423.8232

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of FFFD and GWB; (ii) the assets and liabilities of FFFD and GWB; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of FFFD to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the FFFD.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares of the Merger Consideration in the Merger. We express no view or opinion as to any terms or other aspects of the Merger.

Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of FFFD’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of FFFD in connection with the Merger.

In addition, we express no view or opinion as to how the stockholders of FFFD should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Keefe, Bruyette & Woods • 10 South Wacker Drive, Suite 3400 • Chicago, IL 60606

312.423.8200 • 800.929.6113 • Fax 312.423.8232

APPENDIX C

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of March             , 2012 (this “Agreement”), by the undersigned shareholder (the “Shareholder”) of North Central Bancshares, Inc., an Iowa corporation (the “Company”), for the benefit of Great Western Bancorporation, Inc., an Iowa corporation (“Parent”).

RECITALS

WHEREAS, Parent, 150, Inc., an Iowa corporation and a direct wholly owned subsidiary of Parent (“Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of March             , 2012 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Merger Consideration specified in Section 1.5(c) of the Merger Agreement;

WHEREAS, the Shareholder (i) owns of record and beneficially the number of shares of Company Common Stock, (ii) owns or holds stock options (whether or not vested) to acquire that number of shares of Company Common Stock and/or (iii) is the beneficial owner through the ESOP of the number of shares of Company Common Stock, in each case appearing on the signature page hereof (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Shareholder agree, and in order to induce Parent to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1. Covenants of Shareholder. Until the termination of the Shareholder’s obligations in accordance with Section 3, Shareholder agrees as follows:

(a) At the Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought (including without limitation, any request for direction by the Trustee of the ESOP as to voting the Subject Shares beneficially owned through the ESOP), the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

(b) At any meeting of shareholders of the Company (or at any adjournment thereof) or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought (including without limitation, any request for direction by the Trustee of the ESOP as to voting the Subject Shares beneficially owned through the ESOP), the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries or any other Takeover Proposal, (ii) any amendment of the Company’s Articles of Incorporation, as amended, or Bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner (A) impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company, (B) result in a breach of the Merger Agreement in any respect or (C) change in any manner the voting rights of any class of capital stock of the Company, and (iii) any nomination, proposal to elect or election of any person as a director of the Company who is not a member of the Company’s Board of Directors on the date hereof.

(c) Without in any way limiting the Company’s rights under Section 4.2(c) of the Merger Agreement, the Shareholder shall not, nor shall the Shareholder permit any Affiliate, director, officer, employee, investment banker or attorney or other advisor or representative of the Shareholder to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal.

(d) The Shareholder shall use the Shareholder’s reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to support and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

(e) The Shareholder hereby agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of such Shareholder’s Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to such Shareholder’s Subject Shares.

(f) The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

2. Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(a) The Shareholder is (i) the record and beneficial owner of, and has good and marketable title to, the Subject Shares set forth below the Shareholder’s name on the signature page hereto, free and clear of any Liens; (ii) holds stock options to acquire that number of shares of Common Stock set forth below the Shareholder’s name on the signature page hereto and (iii) beneficially owns through the ESOP that number of shares of Common Stock set forth below the Shareholder’s name on the signature page hereto. The Shareholder does not own, of record or beneficially, or hold any conversion rights, exchange rights, warrants or stock options to acquire, any shares of capital stock of the Company other than the Subject Shares. The Shareholder has the sole right to vote, and the sole power of disposition with respect to the Subject Shares (other than those held beneficially through the ESOP), and none of the Subject Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to, the voting or disposition of such Subject Shares, except as contemplated by this Agreement or the ESOP Governing Documents.

(b) The Shareholder has the legal capacity and all requisite power and authority to enter into this Agreement and to perform the Shareholder’s obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder. Assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles. The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require the Shareholder to make or obtain any regulatory filing or approval.

3. Termination. The obligations of the Shareholder hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time.

4. Further Assurances. The Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6. Recapitalizations, Stock Dividends, etc. If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period, (c) any other securities of the Company shall be declared with a record date within such period or (d) any similar event shall have occurred, then the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such additional shares, stock dividends and any other securities into which or for which any or all of such changes may be changed or exchanged or which are received in such transaction.

7. Shareholder Information. The Shareholder hereby agrees to permit Parent and the Company to publish and disclose in the Proxy Statement the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understanding under this Agreement.

8. Stop Transfer Order. In furtherance of this Agreement, the Shareholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares (other than Subject Shares owned of record by the ESOP).

9. Remedies. The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Parent irreparable harm. Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Parent, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

11. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Parent.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

14. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and representations by or among the parties with respect to this Agreement, written or oral, with respect to the subject matter of this Agreement.

16. Waivers. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement and will not operate or be construed as a waiver of any prior or subsequent breach, whether of a similar or dissimilar nature.

17. No Limitation on Actions of the Shareholder as Director. In the event the Shareholder is a director of the Company, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director of the Company.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Shareholder has signed this Agreement as of the date first written above.

Name:

Number of shares of Company
Common Stock owned on the date hereof:

Number of shares of Company
Common Stock subject to stock options owned and/or held on the date hereof:

Number of shares of Company
Common Stock owned through the ESOP on the date hereof:

Accepted and agreed to

as of the date first written above:

GREAT WESTERN BANCORPORATION, INC.

By:
Name:
Title:

[Signature Page to Shareholder Agreement]

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — NORTH CENTRAL BANCSHARES, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

NORTH CENTRAL BANCSHARES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of North Central Bancshares, Inc., (“North Central”), hereby appoint(s) Mark M. Thompson and Paul F. Bognanno, or either of them, as proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Shareholders of North Central to be held at 10:00 am Central Time at the Best Western Starlight Village located at 1518 3rd Avenue, Northwest Fort Dodge, Iowa on May 23, 2012 and at any and all adjournments or postponements thereof (the “Special Meeting”), to represent and vote all shares of the common stock of North Central held of record by the undersigned on April 13, 2012, which the undersigned would be entitled to vote if personally present at the Special Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may properly come before the Special Meeting.

IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON THE PROPOSALS ON THE REVERSE SIDE OF THIS CARD, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, AND “FOR” THE ADVISORY VOTE PROPOSAL ON GOLDEN PARACHUTE COMPENSATION.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

THANK YOU FOR VOTING.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2012.

Vote by Internet • Go to www.envisionreports.com/FFFDSpecial • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•       Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE for the call.

•       Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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+

A	Proposals — The Board of Directors unanimously recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2, both of which are described below.

1.    Proposal to Approve the Merger Agreement. Approval of the Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central Bancshares, Inc. (“North Central”), Great Western Bancorporation, Inc. (“Great Western”) and 150, Inc. (“150”), pursuant to which, among other things, 150 will merge with and into North Central (the “Merger”), and North Central will become a wholly-owned subsidiary of Great Western.

For ☐	Against ☐	Abstain ☐

2.    Advisory Vote Proposal on Golden Parachute Compensation. Proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

			For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance I plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

NORTH CENTRAL BANCSHARES, INC.

VOTING INSTRUCTION FORM

SOLICITED BY THE TRUSTEE OF THE FIRST FEDERAL SAVINGS BANK OF

IOWA 401(k) AND STOCK OWNERSHIP PLAN ON BEHALF OF

THE BOARD OF DIRECTORS OF NORTH CENTRAL BANCSHARES, INC.

Shares of common stock of North Central Bancshares, Inc. (“North Central”) are held by the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan (the “KSOP”). In accordance with the KSOP plan document, shares of North Central’s common stock held by the KSOP are eligible to be counted toward the shareholder vote at the North Central Bancshares, Inc. Special Meeting of Shareholders to be held on May 23, 2012 at 10:00 a.m. Central Time at the Best Western Starlite Village, located at 1518 3rd Avenue, Northwest, Fort Dodge, Iowa.

Therefore, as a participant in the KSOP with shares of North Central’s common stock allocated to your account under the KSOP, you are eligible to direct the voting of your proportionate share of North Central’s stock held in the KSOP.

Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company is the trustee (the “Trustee”) for the KSOP. The Trustee is required to vote shares of North Central’s common stock allocated to participants’ accounts under the KSOP (“allocated shares”) in accordance with the timely instructions provided by participants. Shares of North Central’s common stock that are held by the KSOP but have not been allocated to participants’ accounts (“unallocated shares”) and those shares for which timely voting instructions are not received by the Trustee will be voted proportionately based on the timely voting instructions received by participants.

The board of directors of North Central is forwarding the enclosed Vote Authorization Form so that you may convey your individual voting instructions to the Trustee on the following Proposals:

1.	To approve the Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central, Great Western Bancorporation, Inc. (“Great Western”) and 150, Inc. (“150”), pursuant to which, among other things, 150 will merge with and into North Central (the “Merger”), and North Central will become a wholly-owned subsidiary of Great Western; and

2.	To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

Shareholders may also transact any other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. The board of directors is not aware of any other business to be brought before the meeting.

The board of directors has unanimously determined that the Merger Agreement, are fair to and in the best interests of North Central and its shareholders and unanimously recommends that you vote “FOR” adoption of the Merger Agreement and “FOR” the advisory vote proposal on golden parachute compensation.

In order to direct the voting of the shares allocated to your account under the KSOP, you must complete, sign and date the enclosed Vote Authorization Form and return it in the accompanying postage-paid envelop. Your Vote Authorization Form must be received no later than 5 p.m. Central Time, on May 18, 2012.

Your votes and the votes of other participants in the KSOP will be tallied and the Trustee will:

1.	vote shares held in the KSOP FOR or AGAINST each proposal specified on the Vote Authorization Form based on the timely voting instructions it has received from participants;

2.	vote any unallocated shares and allocated shares of which it has received no timely voting instructions FOR or AGAINST the proposals specified on the Vote Authorization Form in the same proportion as shares for which it has received timely voting instructions FOR or AGAINST; and

3.	disregard the shares as to which participants have timely directed the Trustee to ABSTAIN,

and in each case, so long as such vote is solely in the interests of participants and beneficiaries and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Thus, if you provide timely voting instructions, you, in effect, will be voting the shares allocated to your account under the KSOP and participate in the voting of unallocated shares.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2012.

Vote by Internet • Go to www.envisionreports.com/FFFDSpecial • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•       Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE for the call.

•       Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this ☒ example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

+

A	Proposals — The Board of Directors recommends a vote “FOR” Proposal 1 and a vote “FOR” Proposal 2.

1.	To approve the Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central Bancshares, Inc. (“North Central”), Great Western Bancorporation, Inc. (“Great Western”) and 150, Inc. (“150”), pursuant to which, among other things, 150 will merge with and into North Central (the “Merger”), and North Central will become a wholly-owned subsidiary of Great Western.	For ☐	Against ☐	Abstain ☐	2.	To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to North Central’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.	For ☐	Against ☐	Abstain ☐

If any other business is presented at such meeting, this proxy will be voted by the Trustee in a manner intended to represent the best interest of the participants and beneficiaries of the KSOP First Federal Savings Bank of Iowa 401(K) and Stock Ownership Plan. At the present time, the Trustee knows of no other business to be presented at the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		I plan to attend the	☐
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name as it appears on this card. When signing in the capacity other than as a direct owner of the shares, please include your title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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VOTE AUTHORIZATION FORM — NORTH CENTRAL BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

May 23, 2012

SOLICITED BY THE TRUSTEE OF THE FIRST FEDERAL SAVINGS BANK OF IOWA 401(k) AND STOCK OWNERSHIP PLAN ON BEHALF OF

THE BOARD OF DIRECTORS OF NORTH CENTRAL BANCSHARES, INC.

I understand that I have the right to direct Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company (“Trustee”) to vote my proportionate interest in the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan (“KSOP”). I have been advised that my voting instructions are solicited by the Trustee of the KSOP on behalf of the Board of Directors of North Central Bancshares, Inc. (“North Central”) for the Special Meeting of Shareholders of North Central to be held on May 23, 2012, or an adjournment or postponement thereof.

I hereby direct the Trustee to vote the shares allocated to me as stated on the reverse side.

The Board of Directors recommends a vote “FOR” Proposal 1 and a vote “FOR” Proposal 2.

The Trustee of the KSOP is hereby authorized to vote my interest in the KSOP as indicated above. If I direct the Trustee to ABSTAIN, shares representing my interest in said plan will not be voted.

I understand that if I do not timely provide the KSOP Trustee with voting instructions FOR or AGAINST Proposal 1 and/or Proposal 2, shares representing my interest in said plan will be voted for each proposal in the same proportion as shares for which the Trustee has received timely voting instructions.

I understand that my voting instructions will be confidential. I acknowledge receipt of the Notice of Special Meeting and Proxy Statement, dated April 23, 2012, and the Vote Authorization Form.

Please complete, sign, and date and submit this form in the enclosed postage-paid envelope as soon as possible. Your Vote Authorization Form must be received by Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company no later than 5:00 p.m., Central Time, on May 18, 2012.